                                  [ART OMITTED]


                                     ANNUAL
                                     REPORT

                               SEPTEMBER 30, 1997


                                 [MARQUIS LOGO]
                 High Quality. High Standards. Highly Personal.

                                  [ART OMITTED]

TABLE OF CONTENTS
Letter to Shareholders                                         1
Investment Adviser's Report                                    3
Management's Discussion &
Analysis of Fund Performance                                   7
Report of Independent Public Accountants                      20
Statements of Net Assets                                      21
Statements of Operations                                      50
Statements of Changes in Net Assets                           52
Financial Highlights                                          56
Notes to Financial Statements                                 62
Notice to Shareholders                                        69



FUND PORTFOLIOS                               TRADING SYMBOLS
MONEY MARKET FUNDS                           TRUST       RETAIL
Institutional Money Market Fund               N/A          N/A
Treasury Securities Money Market Fund        MQTXX        MQRXX
Tax Exempt Money Market Fund                  N/A         MQEXX

FIXED INCOME FUNDS                         A SHARES     B SHARES
Government Securities Fund                   MQGAX        MFGSB
Strategic Income Bond Fund                   MSIAX         N/A
Louisiana Tax-Free Income Fund               MQLAX        MFLTF

BALANCED FUNDS
Balanced Fund                                MQIAX        MFGIB

EQUITY FUNDS
Value Equity Fund                            MQVAX        MFVEB
Growth Equity Fund                           MNEUX         N/A
Small Cap Equity Fund                         N/A          N/A
International Equity Fund                     N/A          N/A

LETTER TO SHAREHOLDERS


DEAR SHAREHOLDER:

As we commemorate the fourth full year of the Marquis Family of Funds, we can look back on significant accomplishments for the twelve months ended September 30, 1997.


A NEW MILESTONE: $2 BILLION IN ASSETS
First, we are pleased to report that the total assets in our fund family recently reached $2 billion for the first time, making the Marquis Funds the largest complex of its kind in the state of Louisiana. This is a remarkable achievement for a family that began just four years ago with initial assets of only $494 million. And it demonstrates that individual and institutional shareholders value the convenience of investing through an institution they know and trust. It also shows that they respect the prudent approach of our stable, experienced investment management team.


THREE NEW FUNDS IN 1997
Second, we have increased the number of funds in our family to eleven in the past year, with the addition of the Marquis International Equity Fund, the Marquis Small Cap Equity Fund, and the Marquis Strategic Income Bond Fund. These funds have brought new diversity and balance to our fund family. They enable investors to plan for a full range of lifetime financial goals and to adopt the investment strategy that best suits their needs at any point in the overall market cycle.


THE NEW TAX LAW
Looking beyond our fund family, one of the most important events for our investors during the past twelve months was the recent passage of the Federal Taxpayer Relief Act of 1997. This act contains a number of provisions that are potentially beneficial for investors, including:
[BULLET] LOWER CAPITAL GAINS TAX RATES: Beginning with the 1997 tax year, a new set of capital gains tax rules establishes lower rates for those who sell investments that have appreciated. We believe that these new rates will allow individuals new opportunities in making investment decisions and will enhance the overall health and liquidity of the markets.

[BULLET] NEW IRA RULES: The new law also relaxes the rules on IRA contributions and withdrawals and establishes two new types of IRAs: The Roth IRA and the Education IRA. With the exception of our tax-free portfolios, all Marquis Funds are appropriate for use in these accounts. We hope you will select our fund family for these potential new investments.

                                                            SEPTEMBER 30, 1997 1

LETTER TO SHAREHOLDERS

[BULLET] CHANGES TO ESTATE TAXES: The new law gradually raises the amount that is exempt from gift and estate taxes, starting with an increase to $625,000 in 1998 and reaching $1 million in the year 2006. This is a welcome change for a growing number of individuals, as rising values of such commonly-held assets as investments and homes continue to push more and more estates over the previous threshold of $600,000.

Due to the complexity of the Taxpayer Relief Act, we encourage all investors to consult with their tax advisors, as well as their investment consultants, regarding how to take advantage of the new provisions.

As we close fiscal 1997, we thank you, our investors, for enabling our fund family to grow larger, stronger, and more diverse. We look forward to continuing to serve your investment needs.

                                            Sincerely,

                                            /S/ SIGNATURE
                                            Suzanne T. Mestayer
                                            Executive Vice President
                                            First National Bank of Commerce

2   SEPTEMBER 30, 1997

INVESTMENT ADVISER'S REPORT



DEAR SHAREHOLDER:

For investors, fiscal 1997 was the best of times, and the best of times.

It was the best of times in the U.S. economy, where low inflation and moderate growth fit the textbook definition of an ideal world.

And, it was the best of times in the financial markets, where all three asset classes -- stocks, bonds, and money market instruments -- turned in solid performances.

Of course, economies and markets are never truly perfect, and never move in straight lines. Pockets of difficulty and concern were readily found in fiscal 1997. But seen in the context of recent decades, the year offered proof that favorable factors could prevail.

The real test of this economy will be its staying power. The delicate balancing act performed by growth and inflation is bound to falter, causing either a "natural" recession brought on by changes in the business cycle, or a more abrupt slowdown brought on by the actions of the Federal Reserve Board.

For investors, the distinction is more than academic. An ordinary recession may still offer opportunities for individual companies to prosper through exceptional products and services, or through productivity enhancements. But an increase in rates could render all stocks less attractive in comparison to bonds.

ECONOMIC OVERVIEW

For the fiscal year, the economy, as measured by the Gross Domestic Product, grew at a rate of about 3.5%. While this pace is best described as moderate, fears of higher inflation and higher interest rates were present throughout fiscal 1997, primarily because unemployment was low and labor markets remained tight. However, wages did not rise rapidly, and pricing power remained weak for most industries.

In the final analysis, inflation as measured by the Consumer Price Index held to a relatively low 2.2% for the twelve-month period, while wholesale prices as measured by the Producer Price Index were flat. As a result, the only action taken by the Federal Reserve Board was a modest quarter-percent hike in short-term rates after its March meeting.

Among the key factors holding costs in check were global competition and excess capacity, which suggested that supply would continue to meet or exceed demand. In the United States, for example, manufacturing capacity grew at twice the pace of the 1980s, and the current year-over-year gain is the highest in twenty years.

Increasingly through 1997, the consensus view indicated that recession may not be imminent. But there is growing concern that, as one economist put it, "strange things are happening." Worldwide, for example, Europe is saddled with high unemployment,

                      [PHOTO OF JOHN C. PORTWOOD OMITTED]
                        JOHN C. PORTWOOD, CFA CHIEF TRUST
                              INVESTMENT STRATEGIST

                                                          SEPTEMBER 30, 1997   3

INVESTMENT ADVISER'S REPORT

Japan is mired in a no-growth economy, and the Pacific Rim countries have experienced financial turmoil. Together, these events help to cloud the domestic outlook and increase the chances that the "strange things" will produce a negative surprise.


STOCK MARKET OVERVIEW

The stock market continued to defy gravity throughout fiscal 1997, turning in a historic performance. And where the gains had once been concentrated among a few of the very largest capitalization issues represented on the Standard & Poor's 500 Index, the market began to broaden during the fiscal year, bringing mid-cap and small-cap issues back into the game. The big story in stocks continued to be strong corporate profits. The years of painful restructuring have paid off in rising productivity levels over a wide range of industries, making American businesses highly competitive in the world markets. This, along with overall economic growth, has produced a steady stream of good earnings reports -- even from such laggard industries as airlines, hotels, and steel.

The year was also marked by an exceptional number of stock buyback programs, as many companies opted to use excess earnings to purchase their own stocks, rather than to increase dividends.

Occasionally during the year, stocks were shaken by interest rate fears, and by the Federal Reserve's modest quarter-percent hike in March. However,

                              [LINE GRAPH OMITTED]
                          STEADY RATES, LOW INFLATION
     10 Year Treasury      30 Year U.S. Treasury     Consumer Price Index
10/93     5.427                    5.966                      2.8
12/93     5.794                    6.347                      2.7
 3/94     6.637                    7.016                      2.5
 6/94     7.210                    7.522                      2.5
 9/94     7.604                    7.818                      3.0
12/94     7.829                    7.877                      2.7
 3/95     7.194                    7.431                      2.9
 6/95     6.205                    6.619                      3.0
 9/95     6.180                    6.506                      2.5
12/95     5.572                    5.950                      2.5
 3/96     6.325                    6.670                      2.8
 6/96     6.716                    6.895                      2.8
 9/96     6.675                    6.906                      3.0
12/96     6.289                    6.538                      3.3
 3/97     6.907                    7.090                      2.8
 6/97     6.453                    6.746                      2.3
 9/97     6.079                    6.365                      2.2

          REAL (INFLATION ADJUSTED) YIELDS ON BONDS SUGGEST GOOD VALUE
           FOR FIXED INCOME INVESTORS. AS OF AUGUST 31, 1997, THE REAL YIELD OF INTERMEDIATE TO LONG-TERM U.S. TREASURY BONDS WAS
              MORE THAN FOUR PERCENT COMPARED TO AN AVERAGE OF TWO PERCENT DURING THE 1960S, THE LAST TIME INFLATION WAS
                  AS LOW FOR AN EXTENDED PERIOD AS IT IS TODAY.

           "THE REAL TEST OF THIS ECONOMY WILL BE ITS STAYING POWER."
                                JOHN C. PORTWOOD

4   SEPTEMBER 30, 1997
the market showed remarkable resiliency and recovered quickly from each setback.

The greatest concern for the markets in fiscal 1997 continued to be the high valuation levels for stocks. At fiscal year-end, the overall price-earnings ratio for the S&P 500 stood at 24. Any level over 20 has historically been followed by a significant correction.


BOND MARKET OVERVIEW

After a tepid performance in fiscal 1996, bonds returned to more normal behavior in 1997, generally returning their coupon yields along with modest capital gains.

The bellwether 30-year Treasury Bond began the year with a yield of 6.8%, and ended with a yield of 6.4%.

Mortgage-backed issues and corporate bonds also performed well, although the narrowing yield spreads between the two led some investors to choose the relative safety of government-guaranteed mortgage bonds over their corporate counterparts.

In the municipal markets, stable rates and the absence of any potential "flat tax" legislation resulted in a favorable environment for tax-conscious investors.

MONEY MARKET OVERVIEW

The stable interest rate environment was also a positive for taxable and tax-free money market instruments, which delivered a solid performance during fiscal 1997. For much of the year, there was little reward for venturing

                               S&P 500 VALUATION

                              [LINE GRAPH OMITTED]

         THE EXTRAORDINARY RETURNS FROM COMMON STOCKS FOR THE YEAR ENDED
             SEPTEMBER 30, 1997 WERE DRIVEN PRIMARILY BY A CHANGE IN
          VALUATION. EARNINGS FOR COMPANIES IN THE S&P 500 COMMON STOCK
            INDEX, FOR EXAMPLE, ROSE ABOUT 15%. THE MARKETPLACE PUT A
        HIGHER VALUE ON THOSE EARNINGS AT THE END OF THE PERIOD COMPARED
       TO 12 MONTHS EARLIER, AS SHOWN BY THE RISE IN THE PRICE-TO-EARNINGS
             MULTIPLE FROM APPROXIMATELY 19 IN SEPTEMBER 1996 TO 24
                    IN SEPTEMBER 1997 -- AN INCREASE OF 25%.

                      [PHOTO OF CHRISTINE C. MONTZ OMITTED]
                               CHRISTINE C. MONTZ,
                        DIRECTOR OF TRUST AND INVESTMENTS
                                                          SEPTEMBER 30, 1997   5

INVESTMENT ADVISER'S REPORT


out on the yield curve, leading many investors to remain in short-term instruments such as overnight repurchase agreements.


OUTLOOK FOR FISCAL 1998

Viewed against the last one hundred years of market history, the recent resilience of the stock market is remarkable. However, if history is any guide, it won't always be this way.

While a positive attitude toward the long-term outlook of the economy and financial markets is appropriate, we believe that the potential for economic disappointment is growing.

Unforeseen market shocks may come from any direction, whether a resurgence of inflation, a domestic recession, or a world crisis. With valuations that are above historical highs, the markets are ill-prepared for any hint of bad news.

Therefore, we recommend that our investors exercise caution and carefully re-examine their tolerance for risk. In particular, those with greater-than-normal equity positions should consider trimming back to more conservative allocations.

Having said that, we believe that the growth of the domestic and global economies will continue to offer significant opportunities for investors who adopt a long-term outlook and who are willing to endure any short-term volatility.

In addition, we pledge that we will continue to manage our stock, bond, and money market funds with particular attention to valuations, avoiding those investments that could leave our portfolios vulnerable to sudden changes in market psychology. And while we cannot immunize ourselves against market downturns, we can make every effort to select issues with enduring value.

Overall, it remains a very good time to be an investor. We thank you for choosing to invest in the future through the Marquis Family of Funds.

     Sincerely,


     /S/ SIGNATURE
     John C. Portwood, CFA
     Chief Investment Strategist
     First National Bank of Commerce


     /S/ SIGNATURE
     Christine C. Montz
     Director of Trust and Investments
     First National Bank of Commerce

    "THE GROWTH OF THE DOMESTIC AND GLOBAL ECONOMIES WILL CONTINUE TO OFFER SIGNIFICANT OPPORTUNITIES FOR INVESTORS WHO ADOPT A LONG-TERM OUTLOOK AND WHO
               ARE WILLING TO ENDURE ANY SHORT-TERM VOLATILITY."
                               CHRISTINE C. MONTZ

 6   SEPTEMBER 30, 1997

MANAGEMENT'S DISCUSSION & ANALYSIS OF
FUND PERFORMANCE


TREASURY SECURITIES
MONEY MARKET FUND

For the twelve months ended September 30, 1997, the Treasury Securities Money Market Fund generated a total return of 5.04% for Trust shares and 4.83% for Retail shares from which a 12b-1 charge has been deducted. From inception on February 26, 1997, the Cash Sweep Class of the Treasury Securities Money Market Fund generated a total return on an annualized basis of 4.46%. This compares to a 4.84% return for the IBC/Donoghue U.S. Treasury and Repo Index. The Fund's net assets increased from $1.049 billion to $1.364 billion over the fiscal year.

For much of the year, the Fund's largest sector weighting consisted of overnight repurchase agreements collateralized by U.S. Treasury securities. This strategy was designed to take advantage of a pattern in the yield curve that offered little reward for venturing out into longer maturities. In addition, it provides shareholders with an adequate degree of liquidity.

Looking ahead, we do not foresee a near-term slowdown in economic growth that would cause the Federal Reserve Board to lower interest rates. On the contrary, we feel there remains a possibility that money market rates could stay stable or rise. Should this occur, we believe we are well positioned to take advantage of higher rates by converting our cash assets into longer-term instruments.

TAX EXEMPT
MONEY MARKET FUND

For the twelve months ended September 30, 1997, the Tax Exempt Money Market Fund generated a total return of 3.12%. This compares to a 3.08% return for the IBC/Donoghue Tax-Free Index. The Fund's net assets increased from $66.2 million to $76.7 million over the fiscal year.

Short-term interest rates were stable during most of the fiscal year, except for a quarter-percent hike by the Federal Reserve Board ("the Fed") in March 1997. Other fundamental factors in the short-term municipal securities market remained favorable as well, including steady demand coupled with a declining supply.

In this environment, the Fund was able to follow up on its strong performance of 1996 with another excellent year.

Looking ahead, we see a continuation of current conditions, as moderate economic growth and low inflation add up to an ideal environment for stability in the short-term municipal markets. However, any imbalance in such factors as employment, consumer and producer prices, or consumer sentiment could spur the Fed to push short-term rates higher.

                       [PHOTO OF GERALD S. DUGAL OMITTED]
                        GERALD S. DUGAL, VICE PRESIDENT,
                                    TRUST AND
                                   INVESTMENTS

                                                          SEPTEMBER 30, 1997   7

MANAGEMENT'S DISCUSSION & ANALYSIS OF
FUND PERFORMANCE


GOVERNMENT SECURITIES FUND

For the twelve months ended September 30, 1997, the Government Securities Fund generated a total return of 8.22% for Class A shares without a sales load, 4.46% for Class A shares from which a sales charge has been deducted, and 3.90% for Class B shares from which a sales charge has been deducted. This compares to a 7.83% return for the Lehman Intermediate Government Bond Index.

The Fund's holdings, which consist primarily of obligations issued or guaranteed as to principal and interest by the U.S. Government and its agencies or instrumentalities, ended the fiscal year with an average weighted maturity of
6.0 years, and a weighted average duration of 3.7 years.

The Fund's strong performance for the fiscal year was attributable to a favorable economic environment, along with portfolio strategies that enhanced yields.

The domestic economy continued to benefit from low inflation, despite moderate economic growth and the lowest unemployment levels in decades. As a result, the Federal Reserve Board found little cause to increase interest rates. Outside of a modest hike in short-term rates in March 1997, bonds enjoyed a relatively stable environment for most of the fiscal year.

Throughout the year, the Fund maintained its strategy of overweighting the non-callable sector of the government market, with Treasury and agency securities representing over half of the portfolio. The balance of the portfolio was composed primarily of mortgage-backed instruments and collateralized mortgage obligations, which provided incremental yield without compromising quality. The short-term portion of the portfolio was held to only about 4% during most of the period.

Looking ahead, we see a continuation of the favorable economic trends that have prevailed over the past year. Long-term interest rates are declining worldwide, while the domestic economy continues to experience moderate growth with low inflation. We believe that good values are plentiful in the government bond markets and that real rates are attractive relative to historical norms.

In light of these conditions, we plan to continue our strategy of pursuing high quality and above-average yields. We will view any cyclical upswings in yields as buying opportunities.

                           [PHOTO OF CAPITOL OMITTED]
                        [PHOTO OF KEVIN P. REED OMITTED]
                                 KEVIN P. REED,
                        SENIOR VICE PRESIDENT, TRUST AND
                                   INVESTMENTS

8   SEPTEMBER 30, 1997

                             [PHOTO OF MAN OMITTED]

-----------------------------------------------
                     AVERAGE  AVERAGE  AVERAGE
                     ANNUAL   ANNUAL   ANNUAL
  CLASS    ONE YEAR  3 YEAR   5 YEAR   10 YEAR
OF SHARES   RETURN   RETURN   RETURN   RETURN
-----------------------------------------------
CLASS A WITHOUT
LOAD         8.22%    7.69%    5.50%    7.93%
-----------------------------------------------
CLASS A WITH
LOAD         4.46     6.42     4.75     7.54
-----------------------------------------------
CLASS B WITHOUT
LOAD         7.40     6.87     4.89     7.61
-----------------------------------------------
CLASS B WITH
LOAD         3.90     6.28     4.81     7.61
-----------------------------------------------

FOR THE PERIOD ENDED SEPTEMBER 30, 1997.
PAST PERFORMANCE OF THE FUND IS NOT PREDICTIVE OF FUTURE PERFORMANCE. CLASS A SHARES WERE OFFERED BEGINNING OCTOBER 1, 1993. CLASS B SHARES WERE OFFERED BEGINNING OCTOBER 22, 1993. PERFORMANCE OF THE CLASS A SHARES REFLECTS THE MAXIMUM FRONT END SALES CHARGE OF 3.50%. PERFORMANCE OF THE CLASS B SHARES REFLECTS THE MAXIMUM CONTINGENT DEFERRED SALES CHARGE OF 1.25% FOR THE FOUR-YEAR HOLDING PERIOD. THE PERFORMANCE QUOTED INCLUDES PAST PERFORMANCE OF THE COMMON TRUST FUND MANAGED BY FIRST NATIONAL BANK OF COMMERCE, ADJUSTED FOR FEES AND EXPENSES, FOR THE PERIODS PRIOR TO THE INCEPTION OF THE GOVERNMENT SECURITIES FUND. THE COMMON TRUST FUND WAS NOT REGISTERED UNDER THE 1940 ACT AND THEREFORE WAS NOT SUBJECT TO CERTAIN INVESTMENT RESTRICTIONS WHICH MAY HAVE ADVERSELY AFFECTED PERFORMANCE. THE PERFORMANCE OF THE LEHMAN INTERMEDIATE GOVERNMENT BOND INDEX AND THE LIPPER INTERMEDIATE U.S. GOVERNMENT AVERAGE DOES NOT INCLUDE ANNUAL OPERATING EXPENSES WHICH ARE EXPERIENCED BY THE FUND.

           COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT
                       IN THE GOVERNMENT SECURITIES FUND
                 VERSUS THE LEHMAN INTERMEDIATE GOVERNMENT BOND
           INDEX AND THE LIPPER INTERMEDIATE U.S. GOVERNMENT AVERAGE

                              [LINE GRAPH OMITTED]
CLASS A
       Government     Government     Lehman Intermediate   Lipper Intermediate
       Securities  Securities Fund,    Government Bond        U.S. Government
          Fund          w/load              Index                 Average

9/87     10000           9650               10000                  10000
9/88     11095          10707               11062                  11140
9/89     11990          11571               12127                  12185
9/90     12852          12403               13168                  13076
9/91     14660          14146               14956                  14925
9/92     16401          15827               16818                  16699
9/93     17897          17270               18105                  18068
9/94     17602          16986               17833                  17400
9/95     19510          18827               19727                  19345
9/96     20309          19599               20733                  20088
9/97     21439          20689               22356                  21729


                              [LINE GRAPH OMITTED]
CLASS B
       Government     Government     Lehman Intermediate   Lipper Intermediate
       Securities  Securities Fund,    Government Bond        U.S. Government
          Fund          w/load              Index                 Average

9/87     10000          10000               10000                   10000
9/88     11095          11095               11062                   11140
9/89     11990          11990               12127                   12185
9/90     12852          12852               13168                   13076
9/91     14660          14660               14956                   14925
9/92     16401          16401               16818                   16699
9/93     17457          17457               18105                   18068
9/94     17059          17059               17833                   17400
9/95     18782          18782               19727                   19345
9/96     19389          19389               20733                   20088
9/97     20824          20824               22356                   21729

                                                          SEPTEMBER 30, 1997   9

MANAGEMENT'S DISCUSSION & ANALYSIS OF
FUND PERFORMANCE

   COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE STRATEGIC INCOME BOND FUND VERSUS THE SALOMON BROAD BOND INDEX, AND THE LIPPER CORPORATE
          DEBT BBB RATED AVERAGE, AND THE LEHMAN AGGREGATE BOND INDEX

                              [LINE GRAPH OMITTED]
CLASS A
        Strategic   Strategic    Salomon       Lipper         Lehman
         Income      Income       Broad      Corporate       Aggregate
          Bond      Bond Fund     Bond        Debt BBB         Bond
          Fund       w/load       Index     Rated Average     Index

1/97     10000         9650       10000        10000           10000
2/97      9935         9587       10011        10046           10025
3/97      9765         9423        9910         9900            9914
4/97      9927         9580       10052        10041           10062
5/97     10009         9658       10146        10149           10158
6/97     10146         9791       10267        10294           10279
7/97     10506        10138       10545        10638           10556
8/97     10363        10000       10454        10505           10467
9/97     10550        10180       10608        10682           10622



                              [LINE GRAPH OMITTED]
CLASS B
        Strategic   Strategic    Salomon       Lipper         Lehman
         Income      Income       Broad      Corporate       Aggregate
          Bond      Bond Fund     Bond        Debt BBB         Bond
          Fund       w/load       Index     Rated Average     Index

1/97     10000        10000       10000        10000           10000
2/97      9939         9939       10011        10046           10025
3/97      9766         9766        9910         9900            9914
4/97      9913         9913       10052        10041           10062
5/97     10000        10000       10146        10149           10158
6/97     10120        10120       10267        10294           10279
7/97     10473        10473       10545        10638           10556
8/97     10335        10335       10454        10505           10467
9/97     10504        10154       10608        10682           10622

-------------------------------------------------------
  CLASS     ANNUALIZED INCEPTION   CUMULATIVE INCEPTION
OF SHARES         TO DATE                 TO DATE
-------------------------------------------------------
CLASS A WITHOUT
LOAD              8.26%                    5.50%
-------------------------------------------------------
CLASS A WITH
LOAD              2.77                     1.83
-------------------------------------------------------
CLASS B WITHOUT
LOAD              7.57                     5.04
-------------------------------------------------------
CLASS B WITH
LOAD              2.33                     1.54
-------------------------------------------------------

FOR THE PERIOD ENDED SEPTEMBER 30, 1997.
PAST PERFORMANCE OF THE FUND IS NOT PREDICTIVE OF FUTURE PERFORMANCE. CLASS A AND B SHARES WERE OFFERED BEGINNING JANUARY 31, 1997. PERFORMANCE OF THE CLASS A SHARES REFLECTS THE MAXIMUM FRONT END SALES CHARGE OF 3.50%. PERFORMANCE OF THE CLASS B SHARES REFLECTS THE MAXIMUM CONTINGENT DEFERRED SALES CHARGE OF 3.50% FOR THE ONE-YEAR HOLDING PERIOD. THE PERFORMANCE OF THE SALOMON BROAD BOND INDEX, THE LIPPER CORPORATE DEBT BBB RATED AVERAGE, AND THE LEHMAN AGGREGATE BOND INDEX DOES NOT INCLUDE ANNUAL OPERATING EXPENSES WHICH ARE EXPERIENCED BY THE FUND.


STRATEGIC INCOME BOND FUND

From its inception on January 31, 1997, the Strategic Income Bond Fund generated a total return on an annualized basis of 8.26% for Class A shares without a sales load, 2.77% for Class A shares from which a sales charge has been deducted, and 2.33% for Class B shares from which a sales charge has been deducted. This compares to a 9.74% return for the Lehman Aggregate Bond Index and 9.70% for the Salomon Broad Bond Index. The Fund's net assets reached $16.0 million by the end of the fiscal year.

During fiscal 1997, the Fund increased its weighting in high-quality corporate bonds, which at year-end represented nearly two-thirds of the total portfolio. The balance of the portfolio was composed primarily of Federal agency mortgage-backed instruments. This approach allowed us to capture the higher yields currently available in corporate issues.

Looking ahead, we believe that the current interest rate environment offers good opportunities for fixed income investors, with our forecasts showing stable interest rates for the near-term future.

However, we remain concerned that an unforeseen event, such as the economy running at full capacity -- and any inflationary side effects of this scenario -- or an upward spike in oil prices, could have an adverse impact on the fixed income markets.

10   SEPTEMBER 30, 1997

LOUISIANA TAX-FREE
INCOME FUND

For the twelve months ended September 30, 1997, the Louisiana Tax-Free Income Fund generated a total return of 7.77% for Class A shares without a sales load, 3.95% for Class A shares from which a sales charge has been deducted, and 3.49% for Class B shares from which a sales charge has been deducted. This compares to a 7.22% return for the Lipper Intermediate Municipal Fund Index and a 9.03% return for the Lehman Municipal Bond Index. The Fund's net assets increased from $21.6 million to $39.6 million over the fiscal year.

The Fund's holdings, consisting primarily of securities which are exempt from federal and state income tax to Louisiana residents, ended the fiscal year with an average weighted maturity of 8.5 years, an average duration of 6.4 years, and a weighted average quality rating of AAA.

Throughout the fiscal year, the Fund benefited from a stable interest rate environment, as economic growth and inflation remained low. These conditions set the stage for a period in which the fund was able to deliver its full coupon yields, as well as some modest capital gains.

For most of the year, the Fund was overweighted in the highest quality sectors of the Louisiana bond market. This somewhat defensive posture was designed to shield against any fallout from the recent closing of a major

        COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE LOUISIANA TAX-FREE INCOME FUND VERSUS THE LIPPER INTERMEDIATE MUNICIPAL
                  FUND INDEX, THE LEHMAN MUNICIPAL BOND INDEX,
                  AND THE LEHMAN 10-YEAR MUNICIPAL BOND INDEX

                              [LINE GRAPH OMITTED]
CLASS A
         Louisiana     Louisiana        Lipper      Lehman      Lehman
         Tax-Free   Tax-Free Income  Intermediate  Municipal    10-Year
         Income          Fund          Municipal     Bond      Municipal
          Fund          w/load        Fund Index     Index     Bond Index

10/93     10000          9650            10000        10000       10000
 3/94      9564          9229             9707         9566        9592
 9/94      9719          9379             9861         9738        9801
 3/95     10138          9784            10251        10276       10314
 9/95     10597         10226            10723        10827       10958
 3/96     10823         10445            10954        11138       11228
 9/96     11071         10684            11192        11482       11488
 3/97     11317         10921            11420        11747       11812
 9/97     11932         11514            11998        12519       12580



                              [LINE GRAPH OMITTED]
CLASS B
         Louisiana     Louisiana        Lipper      Lehman      Lehman
         Tax-Free   Tax-Free Income  Intermediate  Municipal    10-Year
         Income          Fund          Municipal     Bond      Municipal
          Fund          w/load        Fund Index     Index     Bond Index

10/93    10000           10000          10000        10000       10000
 3/94     9642            9642           9769         9650        9671
 9/94     9753            9753           9925         9824        9882
 3/95    10136           10136          10317        10367       10399
 9/95    10554           10554          10792        10923       11049
 3/96    10741           10741          11024        11237       11321
 9/96    10934           10934          11264        11584       11583
 3/97    11147           11147          11493        11851       11910
 9/97    11698           11573          12075        12630       12684

----------------------------------------------------
                     AVERAGE ANNUAL  AVERAGE ANNUAL
  CLASS    ONE YEAR      3 YEAR     RETURN INCEPTION
OF SHARES   RETURN       RETURN          TO DATE
----------------------------------------------------
CLASS A WITHOUT
LOAD         7.77%        7.07%           4.55%
----------------------------------------------------
CLASS A WITH
LOAD         3.95         5.81            3.63
----------------------------------------------------
CLASS B WITHOUT
LOAD         6.99         6.25            4.23
----------------------------------------------------
CLASS B WITH
LOAD         3.49         5.65            3.94
----------------------------------------------------

FOR THE PERIOD ENDED SEPTEMBER 30, 1997.
PAST PERFORMANCE OF THE FUND IS NOT PREDICTIVE OF FUTURE PERFORMANCE. CLASS A SHARES WERE OFFERED BEGINNING OCTOBER 1, 1993. CLASS B SHARES WERE OFFERED BEGINNING OCTOBER 22, 1993. PERFORMANCE OF THE CLASS A SHARES REFLECTS THE MAXIMUM FRONT END SALES CHARGE OF 3.50%. PERFORMANCE OF THE CLASS B SHARES REFLECTS THE MAXIMUM CONTINGENT DEFERRED SALES CHARGE OF 1.25% FOR THE FOUR-YEAR HOLDING PERIOD. THE PERFORMANCE OF THE LIPPER INTERMEDIATE MUNICIPAL FUND INDEX, THE LEHMAN MUNICIPAL BOND INDEX, AND THE LEHMAN 10-YEAR MUNICIPAL BOND INDEX DOES NOT INCLUDE ANNUAL OPERATING EXPENSES WHICH ARE EXPERIENCED BY THE FUND.

                                                         SEPTEMBER 30, 1997   11

MANAGEMENT'S DISCUSSION & ANALYSIS OF
FUND PERFORMANCE

LOUISIANA TAX-FREE INCOME FUND (CONTINUED)

casino in New Orleans. Ultimately, however, increased tax revenues from the ongoing boom in the energy industry have far outweighed the casino-related losses.

Looking ahead, we remain positive about the future of Louisiana-based municipal issues, as the state's economy continues to grow and supply/demand factors point to relatively stable prices. However, we plan to maintain our bias toward the highest quality issues. We will stay alert to signs of inflationary pressures that could impact total returns.


BALANCED FUND

For the twelve months ended September 30, 1997, the Balanced Fund generated a total return of 26.10% for Class A shares without a sales load, 21.69% for Class A shares from which a sales charge has been deducted, and 21.69% for Class B shares from which a sales charge has been deducted. This compares to a 24.03% return for the Lipper Balanced Funds Average, a 40.43% return for the S&P 500 Composite Index, and a 7.83% return for the Lehman Intermediate Govern-ment Bond Index. The Fund's net assets increased from $116.4 million to $138.9 million over the fiscal year.

During the year, the Fund shifted to a somewhat more aggressive position, increasing its proportion of stocks to about 55% of the portfolio, while bond holdings represented about 40% and cash about 5%. This ratio reflected our increasing confidence in the economy, which continued to demonstrate a surprising combination of moderate growth and low inflation. The Fund's proportions proved to be justified, as stocks outperformed bonds by a significant margin.

The bond portion of the Fund produced solid gains through a combination of coupon yields and capital appreciation. Bonds benefited from a relatively stable environment in which rates actually declined somewhat over the course of the fiscal year.

The Fund continued to emphasize intermediate-term government bonds for their relative safety and stability. In

                      [PHOTO OF GREG W. HODLEWSKY OMITTED]
                               GREG W. HODLEWSKY,
                            VICE PRESIDENT, TRUST AND
                                   INVESTMENTS

12   SEPTEMBER 30, 1997
addition, we increased the proportion of mortgage-backed securities in order to take advantage of incremental yield opportunities. Mortgage-backed instruments were favored over corporate bonds, due to the fact that they offered a superior risk/return profile in the market at that time.

The stock portion of the Balanced Fund, which pursues a strategy that combines value and growth issues, with a value emphasis, also produced positive results as the value and growth sectors exchanged leadership positions during the course of the year.

The stock portfolio maintained a relatively defensive posture, with a bias toward issues in the banking, consumer nondurables, and energy industries, where price-earnings ratios tend to be below average. Among the better performers in the portfolio were Parker-Hannifin, Tech Data Corp, SLM Holding Corp, and Compaq.

Looking ahead, we believe the Balanced Fund remains well positioned for the current environment, which offers the potential for strong returns from both bonds and stocks. We anticipate a continuation of the favorable economic climate, as global competition serves to prevent sharp price increases, while productivity improvements help to boost corporate profits.

Still, we remain alert to the possibility of inflationary pressures which could lead the Federal Reserve Board to hike interest rates. Therefore, we do not currently anticipate any major changes in the Fund's proportions or in its underlying investment strategies.

        COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE BALANCED FUND VERSUS THE WILSHIRE MID-CAP VALUE INDEX, THE S&P 500 COMPOSITE INDEX, THE LEHMAN INTERMEDIATE GOVERNMENT BOND INDEX AND THE LIPPER BALANCED
                                 FUNDS AVERAGE

                              [LINE GRAPH OMITTED]
CLASS A
                                 Wilshire                 Lehman      Lipper
                    Balanced     Mid-Cap    S&P 500    Intermediate  Balanced
        Balanced      Fund        Value    Composite    Government     Funds
          Fund       w/load       Index      Index      Bond Index    Average

10/93    10000         9650        10000     10000       10000         10000
 3/94     9752         9411         9605      9646        9807          9712
 9/94     9859         9514         9870     10159        9827          9882
 3/95    10365        10002        10342     11145       10227         10396
 9/95    11593        11188        12469     13176       10871         11767
 3/96    12272        11843        13611     14718       11158         12579
 9/96    12649        12207        13823     15853       11426         13224
 3/97    13303        12838        15146     17635       11686         13946
 9/97    15950        15393        18888     22264       12321         16396



                              [LINE GRAPH OMITTED]
CLASS B
                                 Wilshire                 Lehman      Lipper
                    Balanced     Mid-Cap    S&P 500    Intermediate  Balanced
        Balanced      Fund        Value    Composite    Government     Funds
          Fund       w/load       Index      Index      Bond Index    Average

10/93    10000        10000       10000      10000         10000       10000
 3/94     9726         9726        9605       9646          9807        9712
 9/94     9788         9788        9870      10159          9827        9882
 3/95    10250        10250       10342      11145         10227       10396
 9/95    11428        11428       12469      13176         10871       11767
 3/96    12052        12052       13611      14718         11158       12579
 9/96    12376        12376       13823      15853         11426       13224
 3/97    12969        12969       15146      17635         11686       13946
 9/97    15494        15369       18888      22264         12321       16396


----------------------------------------------
                       AVERAGE     AVERAGE
                       ANNUAL   ANNUAL RETURN
  CLASS    ONE YEAR    3 YEAR     INCEPTION
OF SHARES   RETURN     RETURN      TO DATE
----------------------------------------------
CLASS A WITHOUT
LOAD        26.10%      17.40%      12.50%
----------------------------------------------
CLASS A WITH
LOAD        21.69       16.00       11.51
----------------------------------------------
CLASS B WITHOUT
LOAD        25.19       16.54       11.76
----------------------------------------------
CLASS B WITH
LOAD        21.69       16.05       11.53
----------------------------------------------

FOR THE PERIOD ENDED SEPTEMBER 30, 1997.
PAST PERFORMANCE OF THE FUND IS NOT PREDICTIVE OF FUTURE PERFORMANCE. CLASS A SHARES WERE OFFERED BEGINNING OCTOBER 1, 1993. CLASS B SHARES WERE OFFERED BEGINNING OCTOBER 22, 1993. PERFORMANCE OF THE CLASS A SHARES REFLECTS THE MAXIMUM FRONT END SALES CHARGE OF 3.50%. PERFORMANCE OF THE CLASS B SHARES REFLECTS THE MAXIMUM CONTINGENT DEFERRED SALES CHARGE OF 1.25% FOR THE FOUR-YEAR HOLDING PERIOD. THE PERFORMANCE OF THE WILSHIRE MID-CAP VALUE INDEX, THE S&P 500 COMPOSITE INDEX, THE LEHMAN INTERMEDIATE GOVERNMENT BOND INDEX, AND THE LIPPER BALANCED FUNDS AVERAGE DOES NOT INCLUDE ANNUAL OPERATING EXPENSES WHICH ARE EXPERIENCED BY THE FUND.

                                                         SEPTEMBER 30, 1997   13

MANAGEMENT'S DISCUSSION & ANALYSIS OF
FUND PERFORMANCE

            COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT
       IN THE VALUE EQUITY FUND VERSUS THE WILSHIRE MID-CAP VALUE INDEX, THE S&P 500 COMPOSITE INDEX, AND THE LIPPER EQUITY INCOME AVERAGE

                              [LINE GRAPH OMITTED]
CLASS A
                   Value   Wilshire    S&P     Lipper
          Value   Equity   Mid-Cap     500     Equity
         Equity    Fund,    Value   Composite  Income
          Fund    w/load    Index     Index    Average

9/87     10000     9650     10000     10000      10000
9/88      8865     8555     10068      8760       9624
9/89     10844    10464     12730     11646      12026
9/90      9862     9517      9476     10571      10470
9/91     12669    12226     14086     13858      13427
9/92     13068    12611     16888     15395      14930
9/93     15650    15103     21625     17387      17612
9/94     15395    14857     21126     18029      17959
9/95     19264    18590     26688     23383      21588
9/96     21842    21077     29589     28135      25289
9/97     31730    30619     40431     39510      33925



                              [LINE GRAPH OMITTED]
CLASS B
                   Value   Wilshire    S&P     Lipper
          Value   Equity   Mid-Cap     500     Equity
         Equity    Fund,    Value   Composite  Income
          Fund    w/load    Index     Index    Average

9/87     10000    10000     10000     10000     10000
9/88      8865     8865     10068      8760      9624
9/89     10844    10844     12730     11646     12026
9/90      9862     9862      9476     10571     10470
9/91     12669    12669     14086     13858     13427
9/92     13068    13068     16888     15395     14930
9/93     15650    15650     21625     17387     17612
9/94     15305    15305     21126     18029     17959
9/95     19004    19004     26688     23383     21588
9/96     21377    21377     29589     28135     25289
9/97     30850    30850     40431     39510     33925

---------------------------------------------------------
                      AVERAGE      AVERAGE      AVERAGE
  CLASS   ONE YEAR    ANNUAL 3    ANNUAL 5     ANNUAL 10
OF SHARES  RETURN   YEAR RETURN  YEAR RETURN  YEAR RETURN
---------------------------------------------------------
CLASS A WITHOUT
LOAD        45.27%     27.26%      19.41%        12.24%
---------------------------------------------------------
CLASS A WITH
LOAD        40.17      25.76       18.59         11.83
---------------------------------------------------------
CLASS B WITHOUT
LOAD        44.31      26.32       18.74         11.92
---------------------------------------------------------
CLASS B WITH
LOAD        40.81      25.90       18.69         11.92
---------------------------------------------------------
FOR THE PERIOD ENDED SEPTEMBER 30, 1997.
PAST PERFORMANCE OF THE FUND IS NOT PREDICTIVE OF FUTURE PERFORMANCE. CLASS A SHARES WERE OFFERED BEGINNING OCTOBER 1, 1993. CLASS B SHARES WERE OFFERED BEGINNING OCTOBER 22, 1993. PERFORMANCE OF THE CLASS A SHARES REFLECTS THE MAXIMUM FRONT END SALES CHARGE OF 3.50%. PERFORMANCE OF THE CLASS B SHARES REFLECTS THE MAXIMUM CONTINGENT DEFERRED SALES CHARGE OF 1.25% FOR THE FOUR-YEAR HOLDING PERIOD. THE PERFORMANCE QUOTED INCLUDES PAST PERFORMANCE OF THE COMMON TRUST FUND MANAGED BY FIRST NATIONAL BANK OF COMMERCE ADJUSTED FOR FEES AND EXPENSES. THE COMMON TRUST FUND WAS NOT REGISTERED UNDER THE 1940 ACT AND THEREFORE WAS NOT SUBJECT TO CERTAIN INVESTMENT RESTRICTIONS WHICH MAY HAVE ADVERSELY AFFECTED PERFORMANCE. THE PERFORMANCE OF THE WILSHIRE MID-CAP VALUE INDEX, THE S&P 500 COMPOSITE INDEX, AND THE LIPPER EQUITY INCOME AVERAGE DOES NOT INCLUDE ANNUAL OPERATING EXPENSES WHICH ARE EXPERIENCED BY THE FUND.


VALUE EQUITY FUND

For the twelve months ended September 30, 1997, the Value Equity Fund generated a total return of 45.27% for Class A shares without a sales load, 40.17% for Class A shares from which a sales charge has been deducted, and 40.81% for Class B shares from which a sales charge has been deducted. This compares to a 36.64% return for the Wilshire Mid-Cap Value Index and a 40.43% return for the S&P 500 Composite Index. The Fund's net assets increased from $97.5 million to $144.1 million over the fiscal year.

The Fund's strong performance is attributable to a resurgence in the "value" sector of the market and to portfolio decisions made throughout the year.

For the first half of fiscal 1997, the markets were dominated by a small group of large multinational companies represented in the upper echelon of the S&P 500 Composite Index. However, as the increasingly high valuations of these issues began to raise eyebrows among even the most optimistic investors, market sentiment shifted somewhat toward stocks with more reasonable multiples, particularly in the long-dormant small- and mid-cap sectors.

Throughout the year, the Fund maintained its relatively defensive posture, emphasizing large- and mid-cap issues whose price-earnings ratios were well below the market average.

14   SEPTEMBER 30, 1997

One goal of this strategy is to protect the portfolio against the full impact of any downturns in the market. And when put to the test in March 1997 by a ten percent drop in the overall market, our strategy did in fact result in a lesser decline.

The portfolio continued to be heavily weighted in a variety of industries where multiples tend to remain lower, such as banking, consumer nondurables, selective technology companies, and energy/minerals. However, we have deliberately avoided any attempt to focus on broad sectors of the market, preferring to select issues based on their individual merits.

Among the strongest performers in our portfolio during the past twelve months were SCI Systems, Transocean Offshore, BankAmerica, and Cummins Engine.

Looking ahead, we plan to continue our emphasis on undervalued stocks that offer above-average growth prospects and the chance for positive earnings surprises. We believe that these issues will continue to offer a favorable combination of capital appreciation potential and below-average risk.

GROWTH EQUITY FUND

For the twelve months ended September 30, 1997, the Growth Equity Fund generated a total return of 31.25% for Class A shares without a sales load, 26.64% for Class A shares from which a sales charge has been deducted, and 26.91% for Class B shares from which a sales charge has been deducted. This compares to a 41.48% return for the S&P 500/BARRA Growth Index and a 25.95% return for the Wilshire Mid-Cap Growth Index. While the Fund has characteristics in common with both indices, it more closely reflects the capitalization levels of the Wilshire Mid-Cap Growth Index. The Fund's net assets increased from $18.5 million to $33.4 million over the fiscal year.

Coming off a very strong fiscal 1996, the Fund continued to benefit from a surge in enthusiasm for growth-oriented companies. Along with the overall stock market, this sector has benefited from the favorable combination of moderate economic growth, low inflation, and strong inflows of investor funds. Moreover, growth companies have enjoyed special attention as the source of products and services that boost productivity, making today's economic environment possible.

With significant holdings in the technology sector, as well as in healthcare, manufacturing, and consumer nondurables, the Fund participated fully in this ongoing rally.

 "WITH SIGNIFICANT HOLDINGS IN THE TECHNOLOGY SECTOR, AS WELL AS IN HEALTHCARE,
  MANUFACTURING, AND CONSUMER NONDURABLES, THE GROWTH EQUITY FUND PARTICIPATED
                         FULLY IN THIS ONGOING RALLY."
                                JOHN C. PORTWOOD

                                                         SEPTEMBER 30, 1997   15

MANAGEMENT'S DISCUSSION & ANALYSIS OF
FUND PERFORMANCE

 COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE GROWTH EQUITY FUND VERSUS THE WILSHIRE MID-CAP GROWTH INDEX, THE S&P 500/BARRA GROWTH INDEX,
                      AND THE LIPPER GROWTH FUNDS AVERAGE

                              [LINE GRAPH OMITTED]
CLASS A
                  Growth  Wilshire  S&P 500/  Lipper
         Growth   Equity   Mid-Cap   BARRA    Growth
         Equity    Fund    Growth    Growth   Funds
          Fund    w/load    Index    Index   Average

 3/96     10000     9650    10000    10000    10000
 6/96     10496    10129    10315    10701    10456
 9/96     10966    10583    10599    11078    10765
12/96     11368    10970    10736    11883    11340
 3/97     11165    10755    10176    12308    11207
 6/97     13034    12578    11790    14804    12985
 9/97     14393    13889    13351    15674    14363



                              [LINE GRAPH OMITTED]
CLASS B
                  Growth  Wilshire  S&P 500/  Lipper
         Growth   Equity   Mid-Cap   BARRA    Growth
         Equity    Fund    Growth    Growth   Funds
          Fund    w/load    Index    Index   Average

 4/96    10000    10000    10000     10000   10000
 6/96    10232    10232     9738     10498   10128
 9/96    10658    10658    10005     10867   10427
12/96    11037    11037    10135     11657   10984
 3/97    10825    10825     9607     12073   10856
 6/97    12609    12609    11130     14522   12577
 9/97    13898    13898    12604     15376   13912

---------------------------------------------
  CLASS      ONE YEAR   AVERAGE ANNUAL RETURN
OF SHARES     RETURN      INCEPTION TO DATE
---------------------------------------------
CLASS A WITHOUT
LOAD          31.25%           26.43%
---------------------------------------------
CLASS A WITH
LOAD          26.64            23.61
---------------------------------------------
CLASS B WITHOUT
LOAD          30.41            27.04
---------------------------------------------
CLASS B WITH
LOAD          26.91            25.34
---------------------------------------------

FOR THE PERIOD ENDED SEPTEMBER 30, 1997.
PAST PERFORMANCE OF THE FUND IS NOT PREDICTIVE OF FUTURE PERFORMANCE. CLASS A SHARES WERE OFFERED BEGINNING MARCH 1, 1996. CLASS B SHARES WERE OFFERED BEGINNING APRIL 19, 1996. PERFORMANCE OF THE CLASS A SHARES REFLECTS THE MAXIMUM FRONT END SALES CHARGE OF 3.50%. PERFORMANCE OF THE CLASS B SHARES REFLECTS THE MAXIMUM CONTINGENT DEFERRED SALES CHARGE OF 2.00% FOR THE THREE-YEAR HOLDING PERIOD. THE PERFORMANCE OF THE WILSHIRE MID-CAP GROWTH INDEX, THE S&P 500/BARRA GROWTH INDEX AND THE LIPPER GROWTH FUNDS AVERAGE DOES NOT INCLUDE ANNUAL OPERATING EXPENSES WHICH ARE EXPERIENCED BY THE FUND.

GROWTH EQUITY FUND (CONTINUED)

Among the best performers in the portfolio for the fiscal year were computer issues such as Compaq Corporation, Dell Computer, and Gateway 2000, as well as healthcare leaders such as Eli Lilly, Merck, and Schering-Plough.

Looking ahead, we are concerned that the level of optimism about the economy in general and growth stocks in particular may be reaching the level of excess.

Therefore, we continue to manage the Growth Equity Fund in a conservative manner. We have trimmed our technology holdings in recent months and continue to avoid those issues whose prices reflect overconfidence in the future. And while we believe there are still many opportunities available to growth-oriented investors, we are keenly aware of the risks that are inherent in today's superheated market.

16   SEPTEMBER 30, 1997

SMALL CAP EQUITY FUND

For the twelve months ended September 30, 1997, the Small Cap Equity Fund generated a return of 20.60% for Class A shares without a sales load, 16.35% for Class A shares from which a sales charge has been deducted, and 16.32% for Class B shares from which a sales charge has been deducted. This compares to a 23.36% return for the Russell 2000 Growth Index for the same period. The Fund's net assets reached $4.3 million by the end of the fiscal year.

Small-cap growth stocks generally underperformed for much of the fiscal year, as large-cap issues continued to dominate the equity markets. However, as the final quarter approached, the small-cap sector began to gain momentum and appeared to be poised for a sustainable revival.

The Marquis Small Cap Equity Fund currently invests substantially all of its assets in the SEI Institutional Managed Trust Small Cap Growth Portfolio.

The portfolio was hampered somewhat by weakness in individual technology and pharmaceutical issues. However, favorable stock selection in the producer goods and energy sectors helped to compensate for these weaknesses.

Among the portfolio's best performers for the year were Cliffs Drilling and Patterson Energy in the oil services sector, Imperial Credit Industries and Astoria Financial Corp. in the financial services sector, and Medaphys in the healthcare sector.

            COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT
                    IN THE SMALL CAP EQUITY FUND VERSUS THE
        RUSSELL 2000 GROWTH INDEX AND THE LIPPER SMALL CAP FUNDS AVERAGE

                              [LINE GRAPH OMITTED]
CLASS A
         Small   Small Cap   Russell   Lipper
          Cap     Equity      2000    Small Cap
        Equity     Fund,     Growth    Funds
         Fund     w/load      Index    Average

4/92     10000     9650       10000    10000
9/92     10664    10291        9522     9895
3/93     12496    12059       10937    11734
9/93     14663    14150       12301    13161
3/94     14574    14064       12110    13121
9/94     14663    14150       12408    13441
3/95     15921    15364       12992    14193
9/95     20731    20005       15904    17328
3/96     22273    21493       17067    18764
9/96     26180    25263       17910    20586
3/97     22135    21360       16074    19656
9/97     31573    30468       22092    26828



                              [LINE GRAPH OMITTED]
CLASS B
         Small   Small Cap   Russell   Lipper
          Cap     Equity      2000    Small Cap
        Equity     Fund,     Growth    Funds
         Fund     w/load      Index    Average

4/92     10000    10000      10000      10000
9/92     10610    10610       9522       9895
3/93     12389    12389      10937      11734
9/93     14490    14490      12301      13161
3/94     14357    14357      12110      13121
9/94     14377    14377      12408      13441
3/95     15540    15540      12992      14193
9/95     20171    20171      15904      17328
3/96     21604    21604      17067      18764
9/96     25263    25263      17910      20586
3/97     21309    21309      16074      19656
9/97     30272    30272      22092      26828

----------------------------------------------------------
                                                AVERAGE
                     AVERAGE       AVERAGE   ANNUAL RETURN
  CLASS   ONE YEAR   ANNUAL 3     ANNUAL 5     INCEPTION
OF SHARES  RETURN  YEAR RETURN   YEAR RETURN    TO DATE
----------------------------------------------------------
CLASS A WITHOUT
LOAD       20.60%     29.13%        24.24%       23.50%
----------------------------------------------------------
CLASS A WITH
LOAD       16.35      27.63         23.39        22.71
----------------------------------------------------------
CLASS B WITHOUT
LOAD       19.82      28.17         23.33        22.59
----------------------------------------------------------
CLASS B WITH
LOAD       16.32      27.76         23.29        22.59
----------------------------------------------------------

FOR THE PERIOD ENDED SEPTEMBER 30, 1997.
PAST PERFORMANCE OF THE FUND IS NOT PREDICTIVE OF FUTURE PERFORMANCE. CLASS A AND B SHARES WERE OFFERED BEGINNING JANUARY 31, 1997. PERFORMANCE OF THE CLASS A SHARES REFLECTS THE MAXIMUM FRONT END SALES CHARGE OF 3.50%. CLASS B SHARES REFLECT THE MAXIMUM CONTINGENT DEFERRED SALES CHARGE OF 3.50% FOR THE ONE-YEAR HOLDING PERIOD. THE PERFORMANCE QUOTED FOR THE MARQUIS SMALLCAP EQUITY FUND REPRESENTS INFORMATION RELATING TO THE SEI INSTITUTIONAL MANAGED TRUST SMALL CAP GROWTH PORTFOLIO. THE MARQUIS SMALL CAP EQUITY FUND INVESTS SUBSTANTIALLY ALL OF ITS ASSETS IN THE SEI INSTITUTIONAL MANAGED TRUST SMALLCAP GROWTH PORTFOLIO. THE PERFORMANCE INFORMATION CONTAINED HEREIN HAS BEEN ADJUSTED TO REFLECT THE ACTUAL FEES AND EXPENSES OF THE MARQUIS SMALLCAP EQUITY FUND, WHOSE FEES AND EXPENSES ARE HIGHER THAN THOSE OF THE SEIINSTITUTIONAL MANAGED TRUST SMALL CAP GROWTH PORTFOLIO. THE SEI INSTITUTIONAL MANAGED TRUST SMALL CAP GROWTH PORTFOLIO SHARES WERE OFFERED BEGINNING APRIL 20, 1992. THE PERFORMANCE OF THE RUSSELL 2000 GROWTH INDEX AND THE LIPPER SMALL CAP FUNDS AVERAGE DOES NOT INCLUDE ANNUAL OPERATING EXPENSES WHICH ARE EXPERIENCED BY THE FUND.

                                                         SEPTEMBER 30, 1997   17

MANAGEMENT'S DISCUSSION & ANALYSIS OF
FUND PERFORMANCE



SMALL CAP EQUITY FUND (CONTINUED)

Looking ahead, we see strong signs of continued strength in small-cap issues, and are pleased to note that growth stocks have begun to close the gap on the value stocks, which had been in the lead during much of fiscal 1997.

In light of these positive trends, we plan to maintain sector weightings and market capitalization levels that are fundamentally the same as those of the Russell 2000 Growth Index. We believe that this strategy will allow investors to add a representative sampling of the small-cap growth sector to their overall portfolios.


INTERNATIONAL EQUITY FUND

For the twelve months ended September 30, 1997, the International Equity Fund generated a return of 9.71% for Class A shares without a sales load, 5.84% for Class A shares from which a sales charge has been deducted, and 5.52% for Class B shares from which a sales charge has been deducted. This compares to a 12.19% return for the MSCI EAFE Index for the same period. The Fund's net assets reached $3.8 million by the end of the fiscal year.

The Marquis International Equity Fund invests substantially all of its assets in the SEI International Trust International Equity Portfolio.

A robust economy in the United Kingdom, along with modest gains in France and Germany, led to strong performance for the portfolio's European holdings. This stood in sharp contrast to the Asian markets, which continued to suffer from ongoing economic malaise in Japan and currency crises in the emerging markets of Malaysia and Thailand.

The portfolio's performance was also dampened somewhat by its small-cap holdings, which comprise roughly 20% of the portfolio, at a time when the small-cap sector has been out of favor in both Europe and Asia.

Looking ahead, we believe that the recent setbacks in Asia and the global small-cap sector will be temporary in nature, and represent normal cycles in a global investment strategy. Further, we remain optimistic that the world-

        "WE SEE STRONG SIGNS OF CONTINUED STRENGTH IN SMALL-CAP ISSUES."
                                  KEVIN P. REED

18   SEPTEMBER 30, 1997
wide economic expansion will continue to provide significant opportunities for investors who seek diversification beyond U.S. borders.

[PHOTO OF WOMAN OMITTED]

---------------------------------------------------
                    AVERAGE  AVERAGE    AVERAGE
                    ANNUAL   ANNUAL  ANNUAL RETURN
  CLASS   ONE YEAR  3 YEAR   5 YEAR    INCEPTION
OF SHARES  RETURN   RETURN   RETURN     TO DATE
---------------------------------------------------
CLASS A WITHOUT
LOAD        9.71%    7.68%    9.76%      5.06%
---------------------------------------------------
CLASS A WITH
LOAD        5.84     6.40     8.99       4.58
---------------------------------------------------
CLASS B WITHOUT
LOAD        9.01     6.87     8.93       4.25
---------------------------------------------------
CLASS B WITH
LOAD        5.52     6.32     8.86       4.25
---------------------------------------------------


FOR THE PERIOD ENDED SEPTEMBER 30, 1997.
PAST PERFORMANCE OF THE FUND IS NOT PREDICTIVE OF FUTURE PERFORMANCE. CLASS A AND B SHARES WERE OFFERED BEGINNING JANUARY 31, 1997. PERFORMANCE OF THE CLASS A SHARES REFLECTS THE MAXIMUM FRONT END SALES CHARGE OF 3.50%. CLASS B SHARES REFLECT THE MAXIMUM CONTINGENT DEFERRED SALES CHARGE OF 3.50% FOR THE ONE-YEAR HOLDING PERIOD. THE PERFORMANCE QUOTED FOR THE MARQUIS INTERNATIONAL EQUITY FUND REPRESENTS INFORMATION RELATING TO THE SEI INTERNATIONAL TRUST INTERNATIONAL EQUITY PORTFOLIO. THE MARQUIS INTERNATIONAL EQUITY FUND INVESTS SUBSTANTIALLY ALL ITS ASSETS IN THE SEI INTERNATIONAL TRUST INTERNATIONAL EQUITY PORTFOLIO. THE PERFORMANCE INFORMATION CONTAINED HEREIN HAS BEEN ADJUSTED TO REFLECT THE ACTUAL FEES AND EXPENSES OF THE MARQUIS INTERNATIONAL EQUITY FUND, WHOSE FEES AND EXPENSES ARE HIGHER THAN THOSE OF THE SEIINTERNATIONAL TRUST INTERNATIONAL EQUITY PORTFOLIO. THE SEI INTERNATIONAL TRUST INTERNATIONAL EQUITY PORTFOLIO SHARES WERE OFFERED BEGINNING DECEMBER 20, 1989. THE PERFORMANCE OF THE MSCI EAFE INDEX AND LIPPER INTERNATIONAL FUNDS AVERAGE DOES NOT INCLUDE ANNUAL OPERATING EXPENSES WHICH ARE EXPERIENCED BY THE FUND.


            COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT
                   IN THE INTERNATIONAL EQUITY FUND VERSUS THE
            MSCI EAFE INDEX AND THE LIPPER INTERNATIONAL FUNDS AVERAGE


                              [LINE GRAPH OMITTED]
CLASS A
                        International              Lipper
         International     Equity      MSCI     International
            Equity          Fund       EAFE         Funds
             Fund          w/load      Index       Average

12/89       10000           9650       10000       10000
 9/90        8336           8045        6927        8455
 9/91        9376           9048        8443        9872
 9/92        9165           8844        7842        9726
 9/93       11028          10642        9908       11931
 9/94       11693          11284       10883       13522
 9/95       12156          11731       11514       13965
 9/96       13309          12843       12507       15320
 9/97       14601          14090       14032       18168




                              [LINE GRAPH OMITTED]
CLASS B
                        International              Lipper
         International     Equity      MSCI     International
            Equity          Fund       EAFE         Funds
             Fund          w/load      Index       Average

12/89       10000          10000       10000       10000
 9/90        8286           8286        6927        8455
 9/91        9248           9248        8443        9872
 9/92        8969           8969        7842        9726
 9/93       10715          10715        9908       11931
 9/94       11269          11269       10883       13522
 9/95       11617          11617       11514       13965
 9/96       12619          12619       12507       15320
 9/97       13756          13756       14032       18168

                                                         SEPTEMBER 30, 1997   19

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Trustees of the Marquis Funds:

We have audited the accompanying statements of net assets of the Institutional Money Market, Treasury Securities Money Market, Tax Exempt Money Market, Government Securities, Strategic Income Bond, Louisiana Tax-Free Income, Balanced, Value Equity, Growth Equity, SmallCap Equity and International Equity Funds of the Marquis Funds (the "Trust") as of September 30, 1997, and the related statements of operations, changes in net assets and financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1997, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Institutional Money Market, Treasury Securities Money Market, Tax Exempt Money Market, Government Securities, Strategic Income Bond, Louisiana Tax-Free Income, Balanced, Value Equity, Growth Equity, SmallCap Equity and International Equity Funds of the Marquis Funds as of September 30, 1997, the results of their operations, changes in their net assets, and financial highlights for the periods presented, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Philadelphia, PA
November 7, 1997

20   SEPTEMBER 30, 1997

STATEMENT OF NET ASSETS


 INSTITUTIONAL MONEY MARKET FUND



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
U.S. TREASURY OBLIGATIONS -- 26.9%
  U.S. Treasury Bills
   5.400%, 10/16/97     $14,000    $13,974
   5.840%, 03/05/98       1,800      1,757
                                   -------
TOTAL U.S. TREASURY OBLIGATIONS
   (Cost $15,731)                   15,731
                                   -------

REPURCHASE AGREEMENTS -- 73.6%
  AUBREY G. LANSTON
   6.050%, dated 09/30/97, matures
   10/01/97, repurchase price
   $2,700,000 (collateralized
   by U.S. Treasury Note, par
   value $1,915,000, 13.750%,
   08/15/04, market value:
   $2,759,000)            2,700      2,700
  DEUTSCHE BANK
   6.050%, dated 09/30/97, matures
   10/01/97, repurchase price
   $867,000 (collateralized by
   U.S. Treasury Note, par
   value $862,000, 5.875%,
   10/31/98, market value:
   $885,000) (1)            867        867
  HSBC
   6.030%, dated 09/30/97, matures
   10/01/97, repurchase price
   $2,700,000 (collateralized by
   U.S. Treasury Note, par value
   $1,900,000, 12.000%, 08/15/13,
   market value:
   $2,768,000)            2,700      2,700
  J.P. MORGAN
   6.050%, dated 09/30/97, matures
   10/01/97, repurchase price
   $13,502,000 (collateralized by
   U.S. Treasury STRIPS, par value
   $39,626,000, 0.000%, 02/15/14,
   market value:
   $13,814,000)          13,500     13,500



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
  LEHMAN BROTHERS
   6.050%, dated 09/30/97, matures
   10/01/97, repurchase price
   $13,502,000 (collateralized by
   U. S. Treasury STRIPS, par
   value $40,685,000, 0.000%,
   08/15/14, market
   value: $13,779,000)  $13,500    $13,500
  MERRILL LYNCH
   5.900%, dated 09/30/97, matures
   10/01/97, repurchase price
   $1,133,000 (collateralized by
   U.S. Treasury Bond, par value
   $795,000, 12.750%, 11/15/10,
   market value:
   $1,160,000) (1)        1,132      1,132
  MORGAN STANLEY
   5.880%, dated 09/30/97, matures
   10/01/97, repurchase price
   $1,133,000 (collateralized by
   U.S. Treasury Note, par value
   $1,150,000, 6.250%, 02/15/07,
   market value:
   $1,167,000) (1)        1,132      1,132
  NOMURA SECURITIES
   6.050%, dated 09/30/97, matures
   10/01/97, repurchase price
   $1,183,000 (collateralized by
   U.S. Treasury Note, par value
   $1,179,000, 5.875%, 11/15/99,
   market value:
   $1,206,000) (1)        1,183      1,183
  PRUDENTIAL SECURITIES
   6.050%, dated 09/30/97, matures
   10/01/97, repurchase price
   $2,700,000 (collateralized by
   U.S. Treasury Note, par value
   $2,700,000, 5.875%, 11/15/99,
   market value:
   $2,762,000)            2,700      2,700

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                       SEPTEMBER 30, 1997    21

STATEMENT OF NET ASSETS


 INSTITUTIONAL MONEY MARKET FUND



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
  UBS SECURITIES
   6.01%, dated 09/30/97, matures
   10/01/97, repurchase price
   $958,000 (collateralized by U.S.
   Treasury Note, par value
   $960,000, 6.000%, 06/30/99,
   market value:
   $978,000) (1)        $   958    $   958
  WACHOVIA
   6.140%, dated 09/30/97, matures
   10/01/97, repurchase price
   $2,700,000 (collateralized by
   U.S. Treasury Note, par value
   $2,690,000, 6.125%, 05/15/98,
   market value:
   $2,762,000)            2,700      2,700
                                   -------
TOTAL REPURCHASE AGREEMENTS
   (Cost $43,072)                   43,072
                                   -------
TOTAL INVESTMENTS -- 100.5%
   (Cost $58,803)                   58,803
                                   -------
OTHER ASSETS AND LIABILITIES,
   NET -- (0.5%)                      (287)
                                   -------

NET ASSETS:
FUND SHARES
   (unlimited authorization -- no
   par value) based on 58,515,538
   outstanding shares of
   beneficial interest              58,516
                                   -------
TOTAL NET ASSETS -- 100.0%         $58,516
                                   =======
NET ASSET VALUE, OFFERING AND
   REDEMPTION PRICE PER SHARE        $1.00
                                   =======
------------------------------------------
STRIPS--SEPARATE TRADING OF REGISTERED INTEREST
AND PRINCIPAL OF SECURITIES
(1) TRI-PARTY REPURCHASE AGREEMENT


 TREASURY SECURITIES MONEY MARKET FUND



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
U.S. TREASURY OBLIGATIONS -- 11.6%
  U.S. Treasury Bills
   5.400%, 10/16/97    $100,000   $ 99,817
   5.840%, 03/05/98      60,000     58,573
                                  --------
TOTAL U.S. TREASURY OBLIGATIONS
   (Cost $158,390)                 158,390
                                  --------
REPURCHASE AGREEMENTS -- 88.8%
  AUBREY G. LANSTON
   6.050%, dated 09/30/97, matures
   10/01/97, repurchase price
   $63,011,000 (collateralized by
   various U.S. Treasury Obligations,
   par value $66,992,000,
   0.000%-5.625%, 07/23/98-
   11/30/98, market value:
   $64,332,000)          63,000     63,000
  DEUTSCHE BANK
   6.050%, dated 09/30/97, matures
   10/01/97, repurchase price
   $62,727,000 (collateralized by
   various U.S. Treasury Notes,
   par value $61,657,000,
   6.000%-8.875%, 08/15/99-
   01/31/02, market value:
   $63,972,000) (1)      62,717     62,717
  HSBC
   6.030%, dated 09/30/97, matures
   10/01/97, repurchase price
   $63,011,000 (collateralized by
   U.S. Treasury Note, par value
   $44,350,000, 12.000%, 08/15/13,
   market value:
   $64,605,000)          63,000     63,000
  J.P. MORGAN
   6.050%, dated 09/30/97, matures
   10/01/97, repurchase price
   $310,052,000 (collateralized
   by various U.S. Treasury
   Obligations, par value
   $974,789,000, 0.000%-12.000%,
   05/15/98-02/15/19,
   market value:
   $317,875,000)        310,000    310,000

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

22  SEPTEMBER 30, 1997

 TREASURY SECURITIES MONEY MARKET FUND



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
  J.P. MORGAN
   6.000%, dated 09/30/97, matures
   10/01/97, repurchase price
   $6,001,000 (collateralized by U.S.
   Treasury Bill, par value
   $6,451,000, 0.000%, 09/17/98,
   market value:
   $6,121,000) (1)    $   6,000  $   6,000
  LEHMAN BROTHERS
   6.050%, dated 09/30/97, matures
   10/01/97, repurchase price
   $315,053,000 (collateralized
   by various U.S. Treasury
   Obligations, par value
   $732,047,000, 0.000%, 11/15/00-
   08/15/17, market value:
   $321,992,000)        315,000    315,000
  LEHMAN BROTHERS
   5.9500%, dated 09/30/97, matures
   10/01/97, repurchase price
   $6,001,000 (collateralized by
   U.S. Treasury STRIP,
   par value $12,490,000,
   0.000%, 02/15/99, market
   value: $6,120,000) (1)  6,000     6,000
  MERRILL LYNCH
   5.900%, dated 09/30/97, matures
   10/01/97, repurchase price
   $64,821,000 (collateralized by
   U.S. Treasury Bond, par value
   $45,290,000, 12.75%,
   11/15/10, market value:
   $66,109,000) (1)      64,811     64,811
  MORGAN STANLEY
   5.880%, dated 09/30/97, matures
   10/01/97, repurchase price
   $64,215,000 (collateralized by
   U.S. Treasury Bond, par value
   $65,093,000, 6.375%, 08/15/27,
   market value:
   $65,545,000) (1)      64,205     64,205



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
  NOMURA SECURITIES
   6.050%, dated 09/30/97, matures
   10/01/97, repurchase price
   $65,057,000 (collateralized
   by U.S. Treasury Obligations,
   par value  $93,040,000,
   0.000%-8.500%, 06/30/99-
   08/15/16, market value:
   $66,347,000) (1)     $65,045   $ 65,045
  PRUDENTIAL SECURITIES
   6.050%, dated 09/30/97, matures
   10/01/97, repurchase price
   $63,011,000 (collateralized by
   various U.S. Treasury Notes,
   par value  $62,105,000, 5.875%-
   12.000%, 11/15/99-08/15/13,
   market value:
   $64,454,000)          63,000     63,000
  UBS SECURITIES
   6.010%, dated 09/30/97, matures
   10/01/97, repurchase price
   $65,092,000 (collateralized by
   various U.S. Treasury obligations,
   par value $65,230,000, 6.000%-
   9.125%, 05/15/99-06/30/99,
   market value:
   $66,386,000) (1)      65,081     65,081
  WACHOVIA
   6.140%, dated 09/30/97, matures
   10/01/97, repurchase price
   $63,011,000 (collateralized by
   various U.S. Treasury Notes,
   par value $62,705,000, 6.125%,
   05/15/98, market value:
   $64,380,000)          63,000     63,000
                                ----------
TOTAL REPURCHASE AGREEMENTS
   (Cost $1,210,859)             1,210,859
                                ----------
TOTAL INVESTMENTS -- 100.4%
   (Cost $1,369,249)             1,369,249
                                ----------
OTHER ASSETS AND LIABILITIES,
   NET -- (0.4%)                    (5,161)
                                ----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                         SEPTEMBER 30, 1997   23

STATEMENT OF NET ASSETS


 TREASURY SECURITIES MONEY MARKET FUND



DESCRIPTION                    VALUE (000)
------------------------------------------
NET ASSETS:
FUND SHARES OF TRUST CLASS
   (unlimited authorization --
   no par value) based on
   556,939,790 outstanding
   shares of beneficial interest $ 556,940
FUND SHARES OF RETAIL CLASS
   (unlimited authorization --
   no par value) based on
   604,910,633 outstanding
   shares of beneficial interest   604,911
FUND SHARES OF CASH SWEEP CLASS
   (unlimited authorization --
   no par value) based
   on 202,212,417 outstanding
   shares of beneficial interest   202,212
Accumulated net realized gain
   on investments                       17
Undistributed net investment income      8
                                ----------
TOTAL NET ASSETS -- 100.0%      $1,364,088
                                ==========
NET ASSET VALUE, OFFERING AND
   REDEMPTION PRICE PER
   SHARE -- TRUST CLASS              $1.00
                                ==========
NET ASSET VALUE, OFFERING AND
   REDEMPTION PRICE PER
   SHARE -- RETAIL CLASS             $1.00
                                ==========
NET ASSET VALUE, OFFERING AND
   REDEMPTION PRICE PER
   SHARE -- CASH SWEEP CLASS         $1.00
                                ==========

------------------------------------------
STRIPS--SEPARATE TRADING OF REGISTERED INTEREST AND PRINCIPAL OF SECURITIES
(1) TRI-PARTY REPURCHASE AGREEMENT


 TAX EXEMPT MONEY MARKET FUND



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
MUNICIPAL BONDS -- 99.6%
ALABAMA -- 0.7%
  Alabama State, Housing
   Finance Authority, Multi-
   Family Residential
   Development, Ser B,
   VRDN, RB (A) (B) (C)
   4.100%, 10/01/97     $   500   $    500
                                  --------
ARIZONA -- 0.2%
  Tuscon Industrial
   Development Authority,
   Tuscon City Center Parking,
   VRDN, RB (A) (B) (C)
   4.175%, 10/02/97         125        125
                                  --------
CALIFORNIA -- 0.1%
  Union City, Multi-Family
   Housing - Sierra Green
   Apartments, VRDN,
   RB (A) (B) (C)
   3.700%, 10/15/97         100        100
                                  --------
COLORADO -- 6.5%
  Eagle County, Smith Creek
   Metropolitan District Project,
   Ser 95, VRDN,
   RB (A) (B) (C)
   3.850%, 10/02/97       1,000      1,000
  Housing Financial Authority,
   Cambray Park Project,
   VRDN, RB (A) (B) (C)
   4.200%, 10/02/97       2,150      2,150
  Housing Financial Authority,
   Woodstream Project,
   VRDN (A) (B) (C)
   4.200%, 10/02/97       1,860      1,860
                                  --------
                                     5,010
                                  --------
CONNECTICUT -- 0.1%
  Housing Finance Authority,
   Housing Mortgage Finance,
   Ser A, RB
   7.000%, 11/15/97          75         75
                                  --------

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

24    SEPTEMBER 30, 1997

 TAX EXEMPT MONEY MARKET FUND



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
DISTRICT OF COLUMBIA -- 0.5%
  Washington, DC, George
   Washington University
   (A) (B)
   4.250%, 10/01/97     $   350   $    350
                                  --------
FLORIDA -- 6.0%
  Brevard County Housing
   Finance Authority, Park
   Village & Malobar Lakes
   Project, VRDN, RB (A) (B)
   4.200%, 10/01/97       1,425      1,425
  Florida Housing Finance
   Agency, Lakeside South
   Association, VRDN,
   RB (A) (B)
   4.175%, 10/02/97         430        430
  Jacksonville, University
   Hospital Center Project,
   VRDN, RB (A) (B) (C)
   4.250%, 10/02/97       1,000      1,000
  Lee Industrial Development
   Authority, Christian
   Mission Shell Point Village,
   VRDN, RB (A) (B) (C)
   3.925%, 10/02/97         825        825
  Orange County, Industrial
   Development Authority,
   Orlando Hawaiian Motel,
   VRDN, RB (A) (B)
   3.800%, 10/01/97         545        545
  Pinellas County, Health
   Facilities Authority,
   Hospital Program, VRDN,
   RB (A) (B) (C)
   3.800%, 10/01/97         400        400
                                  --------
                                     4,625
                                  --------
GEORGIA -- 4.4%
  Dekalb County, Industrial
   Development Authority,
   VRDN, RB (A) (B) (C)
   4.250%, 10/02/97         700        700



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
  Effingham County,
   Development Authority
   Pollution Control, Savannah
   Electric and Power,
   VRDN, RB (A) (B)
   4.100%, 10/01/97     $   200   $    200
  Marietta Housing Finance
   Authority, Multi-Family
   Housing, Franklin Walk
   Apartments Project,
   VRDN, RB (A) (B) (C)
   3.925%, 10/02/97       2,500      2,500
                                  --------
                                     3,400
                                  --------
IDAHO -- 1.3%
  Nez Perce County, Pollution
   Control, VRDN,
   RB (A) (B) (C)
   4.050%, 10/02/97       1,025      1,025
                                  --------
ILLINOIS -- 10.4%
  Elgin, Illinois, Ser A, GO
   7.125%, 01/01/98         295        297
  Glenview, Illinois, Park
   District, GO
   4.050%, 12/01/97       1,120      1,120
  Illinois Development Financial
   Authority, Village of Oak
   Park Residence, VRDN,
   RB (A) (B) (C)
   4.300%, 10/02/97       1,000      1,000
  Illinois Development Financial
   Authority, Ser 84, VRDN,
   RB (A) (B) (C)
   4.165%, 10/29/97       1,300      1,300
  Illinois Educational Facilities
   Authority
   3.750%, 10/24/97       1,000      1,000
  Illinois Health Facilities
   Authority, Advocate
   Healthcare Network,
   Ser B, VRDN (A) (B)
   4.150%, 10/01/97       1,700      1,700

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                         SEPTEMBER 30, 1997   25

STATEMENT OF NET ASSETS


 TAX EXEMPT MONEY MARKET FUND



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
  Kendall and Kane Counties,
   Illinois Community School
   Districts Number 115, TAN
   4.400%, 01/21/98     $   750   $    751
  Orland Hills Mortgage
   Authority, Ser 88-A,
   VRDN, RB (A) (B) (C)
   4.200%, 10/01/97         600        600
  Riverside Health Facility,
   Ser A, RB (MBIA)
   4.000%, 11/15/97         245        245
                                  --------
                                     8,013
                                  --------
INDIANA -- 9.3%
  Indiana Bond Bank, Advance
   Funding Note, RB
   4.000%, 01/21/98         819        819
  Indiana Health Facilities,
   Hartsfield Village, Project B,
   VRDN, RB (A) (B)
   4.250%, 10/02/97       2,000      2,000
  Indiana Residential
   Apartments, Ser A,
   VRDN, RB (A) (B)
   4.250%, 10/02/97       2,000      2,000
  North Adams, Community
   Schools, TAW, GO
   4.250%, 12/26/97       1,050      1,051
  Perry Township, Multiple
   School Building, BAN
   4.000%, 06/25/98       1,000      1,000
  Purdue University, Student
   Fee, Ser B, RB
   6.100%, 07/01/98         250        254
                                  --------
                                     7,124
                                  --------
IOWA -- 1.8%
  Des Moines, Drake University
   Project, Ser B, Pre-Refunded
   12/1/97 @ 102, RB
   6.800%, 12/01/01         425        436
   6.800%, 12/01/02         450        461
   6.800%, 12/01/03         485        497
                                  --------
                                     1,394
                                  --------



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
KANSAS -- 2.0%
  Shawnee County,
   Ser 1, TAN
   4.250%, 02/01/98     $   940   $    941
  Topeka Multi-Family
   Housing Revenue, Ser 85,
   VRDN, RB (A) (B)
   3.900%, 10/02/97         600        600
                                  --------
                                     1,541
                                  --------
KENTUCKY -- 1.6%
  Covington Industrial
   Building, Atkins & Pearce
   Inc., Ser 1995, VRDN,
   RB (A) (B) (C)
   4.000%, 10/02/97         455        455
  Louisville, Industrial
   Development Revenue
   Referendum - Zeochem
   Project, VRDN,
   RB (A) (B) (C)
   4.150%, 10/01/97         750        750
                                  --------
                                     1,205
                                  --------
LOUISIANA -- 3.6%
  State Recovery, District Sales
   Tax Revenue, RB (MBIA)
   4.250%, 07/01/98         500        501
  New Orleans Industrial
   Development Board,
   Spectrum Control
   Technology, RB (A) (B) (C)
   4.100%, 10/02/97       2,300      2,300
                                  --------
                                     2,801
                                  --------
MAINE -- 0.4%
  Baileyville, Pollution Control,
   Georgia Pacific Corporation,
   VRDN, RB (A) (B) (C)
   4.175%, 10/02/97         300        300
                                  --------
MASSACHUSETTS -- 2.4%
  Brockton, Massachusetts,
   RB, RAN
   4.500%, 06/30/98         800        802

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

26  SEPTEMBER 30, 1997

 TAX EXEMPT MONEY MARKET FUND



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
  New England Education
   Loan Marketing
   Corporation, Student
   Loans Ser C, RB (C)
   4.750%, 07/01/98      $1,000   $  1,005
                                  --------
                                     1,807
                                  --------
MICHIGAN -- 1.1%
  Grand Rapids, Water Supply
   Revenue, Ser 88,
   Pre-Refunded 01/01/98
   @ 102, RB
   7.875%, 01/01/18         105        108
  Job Development Authority,
   Pollution Control, Mazda
   Motor Manufacturing,
   RB (A) (B) (C)
   4.050%, 10/02/97         125        125
  Oakland County, Economic
   Development, Corners
   Shopping Center, VRDN,
   RB (A) (B) (C)
   3.650%, 02/01/98         620        620
                                  --------
                                       853
                                  --------
MINNESOTA -- 0.4%
  Hutchinson, Economic
   Development Authority,
   VRDN, RB (A) (B) (C)
   3.850%, 02/15/98         325        325
                                  --------
MISSOURI -- 2.6%
  Kansas City Industrial
   Development, Hospital
   Authority, Baptist Health
   System, Ser A, VRDN,
   RB (A) (B) (C)
   3.850%, 10/02/97       1,965      1,965
                                  --------
NEBRASKA -- 1.3%
  Hamilton County, Industrial
   Development, Iams
   Corporation Project,
   VRDN, RB (A) (B) (C)
   4.150%, 10/02/97       1,020      1,020
                                  --------



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
NEVADA -- 0.5%
  Henderson, Public
   Improvement Trust,
   Pueblo Verde I+II
   Apartment Project,
   Ser 95a/95b #1071,
   VRDN, RB (A) (B) (C)
   4.150%, 10/02/97     $   375   $    375
                                  --------
NEW JERSEY -- 1.3%
  Ventnor City, New Jersey,
   Ser A, BAN
   4.250%, 04/30/98       1,000      1,000
                                  --------
NEW MEXICO -- 0.7%
  Villa Hermosa, Affordable
   Housing, Multi-Family
   Villa Hermosa Apartments
   Project, VRDN (A) (B) (C)
   4.300%, 10/07/97         500        500
                                  --------
NEW YORK -- 4.5%
  Freeport, New York, Unified
   Freeport School District,
   TAN (C)
   4.250%, 06/29/98         500        501
  Lindenhurst, New York,
   Unified School District,
   TAN (C)
   4.250%, 06/24/98         500        501
  Nassau County, New York,
   Ser A, RAN
   4.250%, 03/10/98         700        701
  North Hempstead, New
   York, Ser A, BAN
   4.000%, 01/29/98       1,000      1,000
  North Hempstead, New
   York, Ser C, BAN
   4.375%, 05/06/98         750        751
                                  --------
                                     3,454
                                  --------
NORTH CAROLINA -- 2.0%
  Beaufort, Industrial Facility,
   Pollution Control Revenue,
   VRDN, RB (A) (B) (C)
   4.150%, 10/02/97       1,525      1,525
                                  --------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                         SEPTEMBER 30, 1997   27

STATEMENT OF NET ASSETS


 TAX EXEMPT MONEY MARKET FUND



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
OHIO -- 4.6%
  Bellevue, Bellevue Hospital
   Project, VRDN, RB (A) (B)
   3.850%, 03/01/98     $   380   $    380
  Cadiz, Ohio, BAN
   4.450%, 12/18/97       1,575      1,577
  Clermont County, Economic
   Development, Eastmark
   Center Association Project,
   VRDN, RB (A) (B)
   4.000%, 12/01/97         270        270
  Columbus, Electrical Systems
   Revenue, VRDN,
   RB (A) (B) (C)
   3.500%, 10/03/97       1,300      1,300
                                  --------
                                     3,527
                                  --------
OKLAHOMA -- 7.1%
  Muskogee, Industrial Trust
   Revenue, VRDN,
   RB (A) (B) (C)
   4.250%, 10/01/97       1,100      1,100
  Oklahoma City, Industrial
   Development Authority,
   Baptist General Convention
   Refunding, Ser 89, VRDN,
   RB (A) (B) (C)
   3.850%, 12/01/97       1,770      1,770
  Oklahoma City, University
   City Project, Ser 85,
   VRDN, RB (A) (B) (C)
   4.300%, 10/04/97         600        600
  Tulsa City, Industrial
   Authority Health Care,
   Laureate Psychiatric Project,
   VRDN, RB (A) (B)
   3.850%, 02/16/98       2,000      2,000
                                  --------
                                     5,470
                                  --------
OREGON -- 1.6%
  Hillsboro, Graduate Institute,
   VRDN, (A) (B) (C)
   4.200%, 10/02/97       1,200      1,200
                                  --------



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
PENNSYLVANIA -- 6.9%
  Allegheny County, Hospital
   Development Authority,
   Ser C, VRDN,
   RB (A) (B) (C)
   4.050%, 10/01/97     $   500    $   500
  Bucks County Industrial
   Development  Authority,
   Edgcomb Metals Project,
   VRDN, RB (A) (B) (C)
   3.800%, 10/02/97         300        300
  Clarion County, Industrial
   Development Authority,
   Meritcare Project,
   Ser A, (A) (B)
   4.100%, 10/02/97       1,100      1,100
  Emmaus General Authority,
   VRDN, RB (A) (B) (FSA)
   4.050%, 10/01/97         100        100
  Higher Education Facilities
   Authority, Carnegie
   Mellon University Project,
   Ser B, VRDN, RB (A) (B)
   3.900%, 10/01/97         250        250
  Higher Education Facilities
   Authority, Thomas
   Jefferson University Ser B,
   VRDN (A) (B) (C)
   3.800%, 10/30/97       1,200      1,200
  Philadelphia, School District
   Authority, TRAN (C)
   4.500%, 06/30/98         750        753
  Schuylkill County, Resource
   Recovery Authority,
   Northeastern Power
   Series A, VRDN,
   RB (A) (B) (C)
   3.800%, 10/01/97       1,100      1,100
                                  --------
                                     5,303
                                  --------
SOUTH CAROLINA -- 2.3%
  Charleston Center, Tax
   Exempt Mortgage Bond
   Trust #5, VRDN (A) (B) (C)
   3.750%, 10/02/97       1,000      1,000

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

28   SEPTEMBER 30, 1997

 TAX EXEMPT MONEY MARKET FUND



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
  Lexington, Water and Sewer
   Revenue, Ser 1997, BAN
   4.750%, 10/01/97     $   750   $    750
                                  --------
                                     1,750
                                  --------
TENNESSEE -- 2.6%
  Franklin County, Health &
   Education Facilities Board,
   University of South Sewanee,
   Credit Enhancement
   Project, VRDN, RB (A) (B)
   3.800%, 10/01/97         360        360
  Germantown, Tennessee, GO
   3.800%, 01/01/98         505        505
  Jefferson County Industrial
   Development, Economic
   Development, Ball
   Corporation Project,
   RB (A) (B) (C)
   4.250%, 10/02/97       1,000      1,000
  Maury County, Tennessee
   Hillview Health Care
   Center, Ser 86, VRDN, (A) (B)
   4.000%, 10/01/97         155        155
                                  --------
                                     2,020
                                  --------
TEXAS -- 2.2%
  Bexar County, Detention
   Facilities, GO
   7.250%, 06/15/98         200        205
  Corpus Christi, Industrial
   Development Authority
   Air Inventory
   Project, VRDN, (A) (B)
   3.900%, 10/01/97         125        125
  San Antonio, River Channel
   Improvement Authority,
   RB (FSA)
   6.550%, 07/01/98         290        296
  Texas School District,
   Limited Tax Obligation
   Texas Association of School
   Boards, Ser D, GO
   4.000%, 02/15/98         825        825



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
  Water Development Board,
   Ser A, VRDN,
   RB (A) (B) (C)
   3.900%, 10/01/97     $   200   $    200
                                  --------
                                     1,651
                                  --------
UTAH -- 1.0%
  West Valley, Industrial
   Development Authority,
   Johnson Matthey Project,
   VRDN, RB (A) (B)
   3.950%, 10/01/97         800        800
                                  --------
WEST VIRGINIA -- 1.5%
  Mingo County, Board of
   Education, GO (AMBAC)
   9.700%, 10/01/97         340        340
  Wood County, Industrial
   Development, Aga Gas
   Project, VRDN,
   RB (A) (B) (C)
   3.750%, 10/01/97         800        800
                                  --------
                                     1,140
                                  --------
WISCONSIN -- 3.4%
  Clinton, Community School
   District, TRAN
   4.240%, 08/31/98         475        475
  Fox Point and Bayside,
   Joint School District,
   BAN, GO
   4.200%, 04/10/98         775        775
  Janesville, Water Utility
   Improvements, PN,
   GO (FSA)
   4.800%, 06/01/98         380        382
  Oregon, Wisconsin, School
   District, TRAN
   4.220%, 09/16/98       1,000      1,001
                                  --------
                                     2,633
                                  --------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                        SEPTEMBER 30, 1997   29

STATEMENT OF NET ASSETS


 TAX EXEMPT MONEY MARKET FUND



DESCRIPTION           PAR (000) VALUE (000)
--------------------------------------------
WYOMING -- 0.7%
  Cheyenne County, Economic
   Development, Holiday
   Inn Project, VRDN,
   RB (A) (B)
   3.800%, 04/01/98        $235   $    235
  University of Wyoming,
   VRDN, RB (A) (B) (MBIA)
   4.000%, 06/01/98         265        265
                                  --------
                                       500
                                  --------
TOTAL MUNICIPAL BONDS
   (Cost $76,406)                   76,406
                                  --------
TOTAL INVESTMENTS -- 99.6%
   (Cost $76,406)                   76,406
                                  --------
OTHER ASSETS AND LIABILITIES,
   NET -- 0.4%                         338
                                  --------
NET ASSETS:
FUND SHARES
   (unlimited authorization --
   no par value) based on
   76,743,813 outstanding
   shares of beneficial interest    76,744
                                  --------
TOTAL NET ASSETS -- 100.0%         $76,744
                                  ========
NET ASSET VALUE, OFFERING AND
   REDEMPTION PRICE PER SHARE        $1.00
                                  ========



DESCRIPTION
------------------------------------------
(A) VARIABLE RATE INSTRUMENT. THE RATE REFLECTED ON THE STATEMENT OF NET ASSETS IS THE RATE IN EFFECT ON SEPTEMBER 30, 1997.
(B) PUT AND DEMAND FEATURES EXIST ALLOWING THE ISSUER TO REPURCHASE THE INSTRUMENT PRIOR TO MATURITY. THE MATURITY SHOWN IS THE LESSER OF THE PUT DATE OR THE MATURITY DATE.
(C) SECURITIES ARE HELD IN CONNECTION WITH A LETTER OF CREDIT OR OTHER CREDIT SUPPORT.
BAN--BOND ANTICIPATION NOTE
GO--GENERAL OBLIGATION
PN--PROMISSORY NOTE
RAN--REVENUE ANTICIPATION NOTE
RB--REVENUE BOND
SER--SERIES
TAN--TAX ANTICIPATION NOTE
TAW--TAX ANTICIPATION WARRANT
TRAN--TAX AND REVENUE ANTICIPATION NOTE
VRDN--VARIABLE RATE DEMAND NOTE
THE FOLLOWING ORGANIZATIONS HAVE PROVIDED UNDERLYING CREDIT SUPPORT FOR
CERTAIN SECURITIES AS DEFINED IN THE STATEMENT OF NET ASSETS:
AMBAC--AMERICAN MUNICIPAL BOND ASSURANCE COMPANY
FSA--FINANCIAL SECURITY ASSURANCE
MBIA--MUNICIPAL BOND INSURANCE ASSOCIATION

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

30   SEPTEMBER 30, 1997

 GOVERNMENT SECURITIES FUND



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
U.S. GOVERNMENT AGENCY
  OBLIGATIONS -- 10.0%
  Farmer MAC
   7.560%, 05/28/02     $   500   $    528
  FFCB
   7.510%, 02/13/98         250        252
   8.650%, 10/01/99         255        268
  FHLB
   5.370%, 11/03/00         500        491
   7.500%, 08/10/04         500        533
  FHLMC
   6.300%, 03/15/03         135        133
   6.280%, 07/15/03         250        246
   7.930%, 01/20/05         250        272
  FICO STRIPS
   0.000%, 10/05/05         180        108
   0.000%, 12/27/05         334        197
   0.000%, 10/06/06         500        280
   0.000%, 11/11/06       1,000        557
   0.000%, 12/27/06         500        276
  FNMA
   9.550%, 12/10/97       1,075      1,082
   9.150%, 04/10/98       1,175      1,196
   9.550%, 03/10/99         255        268
   5.875%, 02/02/06       5,000      4,838
  SBA  Ser 1988-10-C
   9.350%, 07/01/98           7          7
  TVA
   6.250%, 08/01/99         400        400
   8.375%, 10/01/99       3,000      3,131
                                  --------
TOTAL U.S. GOVERNMENT AGENCY
   OBLIGATIONS
   (Cost $15,118)                   15,063
                                  --------

U.S. GOVERNMENT MORTGAGE-BACKED
  OBLIGATIONS -- 39.1%
  FHLMC
   7.000%, 04/01/00          14         15
   9.000%, 11/01/05         717        751
   9.000%, 05/01/06       1,013      1,061
   7.250%, 05/01/07          44         45
   9.000%, 08/01/09         708        737
   9.000%, 12/01/09       1,039      1,105
   9.500%, 04/01/16           4          5
   6.500%, 11/15/22       5,200      5,079



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
  FHLMC CMO
   7.500%, 11/15/01      $4,312     $4,417
   6.700%, 05/15/05       1,925      1,931
   7.000%, 09/15/07       3,425      3,372
   6.500%, 04/15/08       4,850      4,743
   7.750%, 01/15/20         800        803
  FNMA
   8.500%, 03/01/98         124        129
   7.000%, 09/01/02         183        186
   6.500%, 04/01/04          65         63
   8.000%, 05/25/05         100        106
   6.250%, 02/25/07         150        150
   7.000%, 09/01/07       3,069      3,099
   6.250%, 01/25/09       1,000        981
   6.550%, 12/25/21         150        149
  FNMA REMIC
   7.350%, 06/25/07       2,000      1,982
   6.250%, 10/25/22          64         65
  GNMA
  10.500%, 06/15/98           2          3
   9.000%, 07/15/02           9         10
   6.500%, 07/15/08       1,142      1,141
   6.500%, 03/15/09         110        110
   6.500%, 05/15/09       2,826      2,824
   9.000%, 06/15/16          15         16
   9.000%, 07/15/16         506        540
   9.000%, 09/15/16         291        310
   9.000%, 10/15/16          93        100
   9.000%, 11/15/16         247        264
   9.000%, 02/15/17          25         27
   9.500%, 08/15/17         441        479
  10.000%, 04/15/19         165        181
  10.000%, 05/15/19          33         37
  10.000%, 06/15/19           5          6
   9.500%, 12/15/19         354        384
   7.500%, 06/15/23       3,891      3,958
   7.000%, 03/15/24       2,182      2,183
   7.000%, 04/15/24       3,007      3,008
   8.500%, 10/15/24       1,270      1,329
   7.500%, 06/15/25         224        228
   8.000%, 06/15/25         205        212
   8.000%, 07/15/25       2,122      2,194

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                         SEPTEMBER 30, 1997   31

STATEMENT OF NET ASSETS


 GOVERNMENT SECURITIES FUND



DESCRIPTION           PAR (000) VALUE (000)
--------------------------------------------
   7.000%, 01/15/26$      4,744   $  4,744
   7.500%, 03/15/26         167        171
   8.000%, 08/15/26         241        250
   7.500%, 03/15/27       2,963      3,014
                                  --------
TOTAL U.S. GOVERNMENT MORTGAGE-BACKED
   OBLIGATIONS
   (Cost $58,447)                   58,697
                                  --------

U.S. TREASURY OBLIGATIONS -- 43.1%
  Treasury LINCS
   6.000%, 08/15/09       2,500      2,362
  U.S. Treasury Bill
   5.447%, 12/11/97         100         99
  U.S. Treasury Bonds
   6.125%, 05/15/98         200        201
   5.625%, 02/15/06      12,500     12,051
   9.375%, 02/15/06       1,000      1,209
   7.125%, 02/15/23       2,500      2,694
  U.S. Treasury Notes
   5.125%, 04/30/98       1,800      1,796
   9.000%, 05/15/98       1,550      1,582
   5.125%, 06/30/98       2,650      2,643
   8.250%, 07/15/98         100        102
   9.250%, 08/15/98       2,500      2,575
   8.875%, 11/15/98          50         52
   5.625%, 11/30/98       3,000      2,997
   6.375%, 01/15/99       1,500      1,512
   8.000%, 08/15/99         100        104
   7.125%, 09/30/99       3,000      3,073
   6.000%, 10/15/99       1,500      1,507
   7.875%, 11/15/99       1,400      1,456
   6.375%, 01/15/00         150        152
   8.500%, 02/15/00       2,850      3,013
   5.500%, 04/15/00         650        645
   6.000%, 08/15/00       7,500      7,523
   8.750%, 08/15/00       2,775      2,981
   6.375%, 08/15/02       5,425      5,506
   6.250%, 02/15/03         150        151
   5.750%, 08/15/03       2,150      2,116
   5.875%, 02/15/04       1,500      1,484
   6.500%, 08/15/05       3,000      3,063
                                  --------
TOTAL U.S. TREASURY OBLIGATIONS
   (Cost $64,709)                   64,649
                                  --------

DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
CORPORATE OBLIGATIONS -- 1.9%
  Anheuser Busch
   8.750%, 12/01/99        $600   $    632
  General Foods
   6.000%, 06/15/01         500        492
  Lehman Brothers Holdings
   6.375%, 06/01/98         500        502
  New England Telephone &
   Telegraph
   6.250%, 12/15/97         700        702
  Pepsico
   7.625%, 12/18/98         500        509
                                  --------
TOTAL CORPORATE OBLIGATIONS
   (Cost $2,843)                     2,837
                                  --------
CASH EQUIVALENT -- 1.7%
  SEI Liquid Asset Trust
   Government Portfolio   2,568      2,568
                                  --------
TOTAL CASH EQUIVALENT
   (Cost $2,568)                     2,568
                                  --------

REPURCHASE AGREEMENT -- 3.5%
  UBS SECURITIES
   6.01%, dated 09/30/97, matures
   10/01/97, repurchase price
   $5,185,000 (collateralized by
   various FNMA obligations,
   par value $6,464,000,
   0.000%-6.500%, 02/01/04-
   10/01/25, market value:
   $5,288,000)            5,184      5,184
                                  --------
TOTAL REPURCHASE AGREEMENT
   (Cost $5,184)                     5,184
                                  --------
TOTAL INVESTMENTS -- 99.3%
   (Cost $148,869)                 148,998
                                  --------
OTHER ASSETS AND LIABILITIES,
   NET -- 0.7%                       1,086
                                  --------

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

32   SEPTEMBER 30, 1997

 GOVERNMENT SECURITIES FUND



DESCRIPTION                    VALUE (000)
-------------------------------------------
NET ASSETS:
FUND SHARES OF CLASS A
   (unlimited authorization -- no
   par value) based on 14,994,367
   outstanding shares of
   beneficial interest            $149,750
FUND SHARES OF CLASS B
   (unlimited authorization -- no
   par value) based on 106,315
   outstanding shares of
   beneficial interest               1,051
Accumulated net realized loss
   on investments                     (846)
Net unrealized appreciation
   on investments                      129
                                  --------
TOTAL NET ASSETS -- 100.0%        $150,084
                                  ========
NET ASSET VALUE, OFFERING AND
   REDEMPTION PRICE PER
   SHARE -- CLASS A                  $9.94
                                  ========
MAXIMUM OFFERING PRICE PER
   SHARE -- CLASS A ($9.94/96.50%)  $10.30
                                  ========
NET ASSET VALUE AND OFFERING PRICE
   PER SHARE -- CLASS B (1)          $9.99
                                  ========

------------------------------------------
CMO--COLLATERALIZED MORTGAGE OBLIGATION
FARMER MAC--FEDERAL AGRICULTURAL MORTGAGE CORPORATION
FFCB--FEDERAL FARM CREDIT BANK
FHLB--FEDERAL HOME LOAN BANK
FHLMC--FEDERAL HOME LOAN MORTGAGE CORPORATION
FICO--FINANCING CORPORATION
FNMA--FEDERAL NATIONAL MORTGAGE ASSOCIATION
GNMA--GOVERNMENT NATIONAL MORTGAGE ASSOCIATION
LINCS--SYNTHETIC-LINKED COUPON SECURITIES
REMIC--REAL ESTATE MORTGAGE INVESTMENT CONDUIT
SBA--SMALL BUSINESS ADMINISTRATION
SER--SERIES
STRIPS--SEPARATE TRADING OF REGISTERED INTEREST AND PRINCIPAL OF SECURITIES
TVA--TENNESSEE VALLEY AUTHORITY
(1) CLASS B HAS A CONTINGENT DEFERRED SALES CHARGE. FOR A DESCRIPTION OF A POSSIBLE SALES CHARGE, SEE NOTES TO THE FINANCIAL STATEMENTS.


 STRATEGIC INCOME BOND FUND



DESCRIPTION           PAR (000)  VALUE (000)
--------------------------------------------
CORPORATE OBLIGATIONS -- 62.2%
FINANCIAL SERVICES -- 34.2%
  Aetna Services
   7.625%, 08/15/26        $250    $   259
  American Express
   5.500%, 12/12/97         575        569
  Bankers Trust NY
   7.250%, 10/15/11         250        254
  Ford Motor Credit
   6.250%, 12/08/05         250        243
  General Electric Capital
   5.530%, 02/11/98         500        490
  Korea Development
   Bank, Ser B
   8.140%, 05/04/99         250        257
  Lehman Brothers
   8.500%, 08/01/15         295        328
  Loew's
   7.625%, 06/01/23         300        299
  Merrill Lynch
   5.580%, 05/12/98         600        579
  Nationsbank
   7.800%, 09/15/16         500        533
  Paine Webber
   5.650%, 11/13/97         550        546
  Sunamerica
   8.125%, 04/28/23         419        450
  Torchmark
   7.875%, 05/15/23         400        410
  US West Capital Funding
   7.300%, 01/15/07         250        258
                                  --------
                                     5,475
                                  --------
GENERAL UTILITIES -- 17.5%
  Canadian Pacific Limited
   9.450%, 08/01/21         280        341
  Commonwealth Edison
   8.375%, 09/15/22         300        315
  Florida Power
   8.000%, 12/01/22         500        530
  GTE
   7.900%, 02/01/27         400        420
  MCI Communications
   8.250%, 01/20/23         400        432
  Minnesota Power & Light
   7.500%, 08/01/07         200        206

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                         SEPTEMBER 30, 1997   33

 STATEMENT OF NET ASSETS


 STRATEGIC INCOME BOND FUND



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
  Pacificorp, Ser F
   7.240%, 08/16/23        $250   $    249
  United Telephone Florida
   8.375%, 01/15/25         270        309
                                  --------
                                     2,802
                                  --------
INDUSTRIAL -- 10.5%
  Brunswick
   7.375%, 09/01/23         400        403
  Eastman Chemical
   7.600%, 02/01/27         250        259
  IBM
   7.000%, 10/30/25         250        248
  Phillip Morris
   7.200%, 02/01/07         250        254
  Weyerhaeuser
   7.500%, 03/01/13         500        524
                                  --------
                                     1,688
                                  --------
TOTAL CORPORATE OBLIGATIONS
   (Cost $9,778)                     9,965
                                  --------

U.S. GOVERNMENT MORTGAGE-BACKED
  OBLIGATIONS -- 30.9%
  FHLMC
   7.500%, 02/01/27         966        984
   8.000%, 02/01/27         476        492
  FNMA
   8.000%, 09/01/26         471        487
   7.500%, 10/01/26         473        481
   7.500%, 02/01/27         483        492
  GNMA
   7.500%, 02/15/27         497        505
  7.750%, 02/15/27          492        504
   8.000%, 02/15/27         493        509
   8.000%, 03/20/27         491        505
                                  --------
TOTAL U.S. GOVERNMENT MORTGAGE-BACKED
   OBLIGATIONS
   (Cost $4,907)                     4,959
                                  --------



DESCRIPTION    SHARES/PAR (000)  VALUE (000)
--------------------------------------------
CASH EQUIVALENT -- 0.3%
  SEI Liquid Asset Trust
   Government Portfolio  $   50   $     50
                                  --------
TOTAL CASH EQUIVALENT
   (Cost $50)                           50
                                  --------

REPURCHASE AGREEMENT -- 6.3%
  UBS SECURITIES
   6.010%, dated 09/30/97,
   matures 10/01/97, repurchase
   price $1,006,000 (collateralized
   by U.S. Treasury Bond, par
   value $675,000, 11.25%,
   02/15/15, market value:
   $1,028,000) (1)        1,006      1,006
                                  --------
TOTAL REPURCHASE AGREEMENT
   (Cost $1,006)                     1,006
                                  --------
TOTAL INVESTMENTS -- 99.7%
   (Cost $15,741)                   15,980
                                  --------
OTHER ASSETS AND LIABILITIES,
   NET -- 0.3%                          52
                                  --------

NET ASSETS:
FUND SHARES OF CLASS A
   (unlimited authorization -- no
   par value) based on
   1,535,306 outstanding
   shares of beneficial interest    15,333
FUND SHARES OF CLASS B
   (unlimited authorization -- no
   par value) based on 46,309
   outstanding shares of
   beneficial interest                 460
Net unrealized appreciation
   on investments                      239
                                  --------
TOTAL NET ASSETS -- 100.0%         $16,032
                                  ========
NET ASSET VALUE, OFFERING AND
   REDEMPTION PRICE PER SHARE --
   CLASS A                          $10.14
                                  ========

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

34   SEPTEMBER 30, 1997

 STRATEGIC INCOME BOND FUND



DESCRIPTION                    VALUE (000)
-------------------------------------------
MAXIMUM OFFERING PRICE PER
   SHARE -- CLASS A
   ($10.14 / 96.50%)                $10.51
                                  ========
NET ASSET VALUE AND OFFERING PRICE
   PER SHARE -- CLASS B (2)         $10.14
                                  ========
GNMA--GOVERNMENT NATIONAL MORTGAGE ASSOCIATION
FHLMC--FEDERAL HOME LOAN MORTGAGE CORPORATION
FNMA--FEDERAL NATIONAL MORTGAGE ASSOCIATION
SER--SERIES
(1) TRI-PARTY REPURCHASE AGREEMENT
(2) CLASS B HAS A CONTINGENT SALES CHARGE. FOR A DESCRIPTION OF A
    POSSIBLE SALES CHARGE, SEE NOTES TO THE FINANCIAL STATEMENTS.


 LOUISIANA TAX-FREE INCOME FUND



DESCRIPTION           PAR (000) VALUE (000)
--------------------------------------------
MUNICIPAL BONDS -- 93.8%
LOUISIANA -- 93.8%
  Alexandria, Louisiana
   Utilities, RB (FGIC)
   5.250%, 05/01/11        $100       $101
  Alexandria, Louisiana
   Utilities, Ser B, RB
   4.650%, 05/01/04         150        151
  Ascension Parish, Louisiana
   Parish Wide School District,
   GO (AMBAC)
   4.900%, 03/01/09         150        151
  Baton Rouge, Louisiana
   Sales & Use Tax, RB (FSA)
   6.000%, 08/01/08         200        211
  Bossier City, Louisiana
   Utility, RB (FGIC)
   4.800%, 10/01/05         500        508
  Caddo Parish, GO (MBIA)
   5.000%, 02/01/05         350        359
  East Baton Rouge Parish,
   Louisiana Sales & Use
   Tax, RB (FGIC)
   4.800%, 02/01/06         650        658
   5.900%, 02/01/16         500        526
  East Baton Rouge Parish,
   Louisiana Sales & Use Tax,
   Ser A, RB (FGIC)
   4.800%, 02/01/09         340        337
  East Baton Rouge, Louisiana
   Mortgage Financing
   Authority, Ser B
   4.350%, 10/01/00          75         75
   5.300%, 10/01/14          85         83
  Ernest N. Morial Exhibition
   Hall Special Tax,
   RB (MBIA)
       4.700%, 07/15/05     115        116
   4.900%, 07/15/07         515        524
  Gretna, Louisiana
   Refunding - Sales Tax
   Revenue (AMBAC)
   5.200%, 06/01/06         225        230
  Iberville School District
   District (FSA)
   5.750%, 10/01/03         250        268

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                         SEPTEMBER 30, 1997   35

STATEMENT OF NET ASSETS


 LOUISIANA TAX-FREE INCOME FUND



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
  Jefferson Parish, Louisiana
   Ad Valorem Property Tax,
   Ser A, GO (FGIC)
   5.250%, 09/01/05        $250       $261
  Jefferson Parish, Louisiana
   Hospital Services (FGIC)
   5.100%, 01/01/05         300        309
   5.300%, 01/01/07         100        104
  Jefferson Parish, Louisiana
   Sales & Use Tax,
   RB (AMBAC)
   5.000%, 02/01/08         130        132
   5.000%, 02/01/13         700        690
  Jefferson Parish, Louisiana
   School District Sales &
   Use Tax, RB (MBIA)
   6.250%, 02/01/08         300        325
  Kenner, Louisiana Sales
   Tax, RB (FGIC)
   5.750%, 06/01/06         100        107
  Lafayette Parish, Louisiana
   School Board Sales Tax,
   RB (FSA)
   4.875%, 04/01/04         575        586
  Lafayette, Public Improvement
   Sales Tax Revenue (FGIC)
   5.500%, 03/01/07         200        210
  Lafayette, Public Improvement,
   Ser A, RB (FGIC)
   4.900%, 03/01/03         505        516
  Lafayette, Louisiana Public
   Improvement Sales Tax
   Revenue (FGIC)
   4.625%, 05/01/05         300        300
  Lafayette, Louisiana Public
   Power Authority,
   RB (AMBAC)
   5.000%, 11/01/06         250        256
   5.250%, 11/01/09         250        255
  Lafayette, Louisiana Utilities,
   RB (AMBAC)
   4.100%, 11/01/99         275        275
   4.700%, 11/01/04         125        126



DESCRIPTION           PAR (000) VALUE (000)
--------------------------------------------
  Lafayette, Public Power
   Electric Authority,
   RB (AMBAC)
   5.300%, 11/01/07     $   510    $   525
  Louisiana Housing Finance
   Agency Mortgage Single
   Family, Ser B, RB
   6.000%, 06/01/15         830        856
  Louisiana Public Facilities
   Authority, Department of
   Public Safety, RB (AMBAC)
   4.900%, 08/01/04         500        509
   5.000%, 08/01/05         400        409
  Louisiana Public Facility
   Authority, Ser A-1
   (AMBAC)
   5.000%, 12/01/15       1,500      1,534
  Louisiana State, Alton
   Ochsner Medical Foundation
   Ser PJ-B (MBIA)
   6.000%, 05/15/17         100        103
  Louisiana State Energy &
   Power Authority, RB (FGIC)
   6.000%, 01/01/13         500        513
  Louisiana State Miscellaneous
   Taxes Refunding Bond, Ser A
   5.700%, 08/01/08         500        542
  Louisiana State Mississippi
   River Bridge Authority, RB
   6.625%, 11/01/06       1,130      1,254
  Louisiana State Public
   Facilities Authority,
   Jefferson Parish Eastbank
   Project (FGIC)
   4.850%, 08/01/06         250        254
  Louisiana State Public
   Facilities Authority, Special
   Insurance Assessment
   4.400%, 10/01/00         120        121
  Louisiana State Public
   Facilities Authority, Alton
   Ochsner Medical Foundation
   Project, Ser A, RB (MBIA)
   6.000%, 05/15/01         100        106

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

 36   SEPTEMBER 30, 1997

 LOUISIANA TAX-FREE INCOME FUND



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
  Louisiana State Public
   Facilities Authority,
   Loyola University Project,
   RB (MBIA)
   4.900%, 10/01/05      $1,000     $1,021
  Louisiana State Public
   Facilities Authority,
   Our Lady of Lake
   Regional Center, RB (MBIA)
   5.900%, 12/01/06         390        414
  Louisiana State Public
   Facilities Authority,
   Ser A, RB (FSA)
   5.100%, 03/01/01         250        257
  Louisiana State Refunding
   Bonds, Ad Valorem Property
   Tax, GO (MBIA)
   6.250%, 08/01/99         250        259
  Louisiana State Refunding
   Bonds, GO (MBIA)
   5.375%, 08/01/05         400        421
  Louisiana State Refunding,
   Ser A, GO (MBIA)
   5.100%, 08/01/01         250        257
   5.300%, 08/01/04         250        262
  Louisiana State University
   Agricultural & Mechanical
   College (FGIC)
   5.400%, 07/01/05         150        158
   5.500%, 07/01/06         250        265
   5.750%, 07/01/14         500        519
  Louisiana State University
   Agricultural & Mechanical
   College (MBIA)
   6.000%, 07/01/07         580        639
  Louisiana State Unlimited
   Tax, GO (FGIC)
   5.125%, 04/15/08       1,000      1,027
  Louisiana State Unlimited
   Tax, GO (MBIA)
   5.600%, 08/01/07         250        268
   5.600%, 08/01/08         250        269
  Louisiana State Unlimited
   Tax, Ser A, GO (AMBAC)
   6.000%, 05/01/07       1,000      1,089



DESCRIPTION           PAR (000) VALUE (000)
--------------------------------------------
  Louisiana State Unlimited
   Tax, Ser A, GO (FGIC)
   5.500%, 04/15/02      $1,750     $1,834
  Louisiana State Unlimited
   Tax, Ser A, GO (MBIA)
   6.000%, 05/15/99         950        981
  Louisiana State, GO (FGIC)
   6.000%, 08/01/04       1,000      1,088
  Louisiana State, Greater
   New Orleans
   Expressway, RB
   4.800%, 11/01/97          25         25
  Louisiana State, Ser A,
   GO (MBIA)
   5.500%, 05/15/05         500        530
   5.600%, 05/15/07         750        803
  Louisiana State, Ser A,
   GO (MBIA)
   5.700%, 05/15/08         250        268
  Mandeville, Louisiana
   Water Utility Improvements,
   Ad Valorem Property Tax
   5.150%, 02/01/10         100        101
  Monroe, Louisiana Special
   School District, GO (FGIC)
   5.350%, 03/01/09         500        514
  Natchitoches Parish,
   Louisiana School
   District #7, GO (FSA)
   4.900%, 03/01/07         190        193
  New Orleans, Louisiana
   Home Mortgage Special
   Obligation
   6.250%, 01/15/11         500        551
  New Orleans, Louisiana
   Sewer Service, RB (FGIC)
   6.250%, 06/01/07       1,215      1,362
   5.250%, 06/01/11       1,000      1,014
  New Orleans, Louisiana
   Unlimited, GO (FGIC)
   5.850%, 11/01/09         350        373
  Orleans Parish School Board,
   Louisiana Public School
   Capital Refinancing,
   RB (MBIA)
   6.000%, 06/01/09         555        614

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                         SEPTEMBER 30, 1997   37

  STATEMENT OF NET ASSETS


 LOUISIANA TAX-FREE INCOME FUND



DESCRIPTION           PAR (000) VALUE (000)
--------------------------------------------
  Orleans Parish School
   Board, Louisiana Unlimited,
   GO (FGIC)
   5.300%, 09/01/10        $250       $255
  Orleans Parish, Louisiana
   School Board Public School
   Capital Refinancing (MBIA)
   5.000%, 12/01/05         250        257
  Saint Bernard Parish, Louisiana
   School Board Refunding,
   GO (MBIA) (A)
   4.550%, 05/01/06         200        199
   4.600%, 05/01/07         200        198
   4.700%, 05/01/08         200        198
   4.800%, 05/01/09         200        198
   4.900%, 05/01/10         200        198
  Saint Charles Parish, Louisiana
   Public Improvement Sales
   Tax, Ser St-96 (MBIA)
   5.000%, 12/01/06         500        514
  Saint James Parish, Louisiana
   General Obligation Unlimited
   Ad Valorem Property Tax
   4.800%, 03/01/05          85         86
   5.200%, 03/01/08          75         76
  Saint Tammany Parish Sales
   & Use Tax Revenue (FGIC)
   5.750%, 04/01/06         250        265
  Saint Tammany Parish,
   Louisiana School Board
   Sales & Use Tax (FGIC)
   5.750%, 04/01/03         250        266
  Saint Tammany Parish,
   Louisiana School
   District #12 (FGIC)
   6.500%, 03/01/05         200        212
  Shreveport, Louisiana
   Public Improvements
   Ad Valorem Property Tax
   4.750%, 12/01/09         200        195
  Shreveport, Louisiana
   Unlimited Tax,
   GO (AMBAC)
   5.150%, 02/01/09         265        269


DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
  Slidell, Louisiana Sales &
   Use Tax Revenue Public
   Improvement, Ser B, RB
   5.400%, 10/01/07        $200   $    209
  Slidell, Louisiana Unlimited,
   GO (AMBAC)
   4.900%, 03/01/09         200        200
   5.000%, 03/01/13         400        394
  Slidell, Louisiana, Sales &
   Use Tax Revenue Public
   Improvement, Ser B
   5.200%, 10/01/05         100        104
                                  --------
                                    37,145
                                  --------
TOTAL MUNICIPAL BONDS
   (Cost $36,115)                   37,145
                                  --------

CASH EQUIVALENTS -- 7.6%
  SEI Tax Exempt Trust Institutional
   Trust Tax Free
   Portfolio              1,516      1,516
  SEI Tax Exempt Trust Tax
   Free Portfolio         1,514      1,514
                                  --------
TOTAL CASH EQUIVALENTS
   (Cost $3,030)                     3,030
                                  --------
TOTAL INVESTMENTS -- 101.4%
   (Cost $39,145)                   40,175
                                  --------
OTHER ASSETS AND LIABILITIES,
   NET -- (1.4%)                      (567)
                                  --------

NET ASSETS:
FUND SHARES OF CLASS A
   (unlimited authorization -- no
   par value) based on
   3,804,658 outstanding shares
   of beneficial interest           37,501
FUND SHARES OF CLASS B
   (unlimited authorization -- no
   par value) based on
   112,465 outstanding
   shares of beneficial interest     1,131
Accumulated net realized loss
   on investments                      (54)

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

38   SEPTEMBER 30, 1997

 LOUISIANA TAX-FREE INCOME FUND



DESCRIPTION                    VALUE (000)
-------------------------------------------
Net unrealized appreciation
   on investments                  $ 1,030
                                   -------
TOTAL NET ASSETS -- 100.0%         $39,608
                                   =======
NET ASSET VALUE, OFFERING AND
   REDEMPTION PRICE PER SHARE --
   CLASS A                          $10.11
                                   =======
MAXIMUM OFFERING PRICE PER
   SHARE -- CLASS A
   ($10.11 / 96.50%)                $10.48
                                   =======
NET ASSET VALUE AND OFFERING PRICE
   PER SHARE -- CLASS B (1)         $10.11
                                   =======

------------------------------------------
(A) WHEN ISSUED SECURITIES.
GO--GENERAL OBLIGATION
RB--REVENUE BOND
SER--SERIES
THE FOLLOWING ORGANIZATIONS HAVE PROVIDED UNDERLYING CREDIT
SUPPORT FOR CERTAIN SECURITIES AS DEFINED IN THE STATEMENT OF NET ASSETS:
AMBAC--AMERICAN MUNICIPAL BOND ASSURANCE COMPANY
FGIC--FINANCIAL GUARANTY INSURANCE COMPANY
FSA--FINANCIAL SECURITY ASSURANCE
MBIA--MUNICIPAL BOND INSURANCE ASSOCIATION
(1) CLASS B HAS A CONTINGENT SALES CHARGE. FOR A DESCRIPTION OF
    A POSSIBLE SALES CHARGE, SEE NOTES TO FINANCIAL STATEMENTS.


 BALANCED FUND



DESCRIPTION              SHARES VALUE (000)
-------------------------------------------
COMMON STOCKS -- 54.7%
AEROSPACE & DEFENSE -- 1.9%
  Sci Systems*           32,400   $  1,606
  Thiokol                11,780      1,013
                                  --------
                                     2,619
                                  --------
AIR TRANSPORTATION -- 0.7%
  British Airways,
  PLC, ADR                9,200      1,005
                                  --------
APPAREL/TEXTILES -- 0.9%
  Tommy Hilfiger*        10,000        499
  VF                      7,900        732
                                  --------
                                     1,231
                                  --------
AUTOMOTIVE -- 2.1%
  Chrysler               26,500        976
  Ford Motor             26,350      1,192
  TRW                    13,600        746
                                  --------
                                     2,914
                                  --------
BANKS -- 2.8%
  Citicorp                6,400        857
  First Union            21,400      1,071
  J.P. Morgan             9,900      1,125
  PNC Bank               17,800        869
                                  --------
                                     3,922
                                  --------
BUILDING & CONSTRUCTION -- 0.8%
  Lennar                 25,600      1,088
                                  --------
CHEMICALS -- 2.8%
  Dow Chemical            7,000        635
  E.I. du Pont
   de Nemours            18,140      1,117
  Lubrizol               22,800        958
  Vulcan Materials       13,950      1,214
                                  --------
                                     3,924
                                  --------
COMPUTERS & SERVICES-- 3.7%
  Applied Materials*      8,500        810
  Compaq Computer*       17,500      1,308
  Computer Associates
   International         13,800        991
  Quantum*               27,360      1,048
  Tektronix              14,000        944
                                  --------
                                     5,101
                                  --------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                         SEPTEMBER 30, 1997   39

STATEMENT OF NET ASSETS

BALANCED FUND



DESCRIPTION              SHARES VALUE (000)
-------------------------------------------
CONSUMER PRODUCTS -- 0.7%
  International Game
   Technology            21,000   $    478
  Nine West Group*       11,000        432
                                  --------
                                       910
                                  --------
DRUGS -- 1.3%
  Merck                   9,830        982
  Schering Plough        16,400        845
                                  --------
                                     1,827
                                  --------
ELECTRICAL SERVICES -- 4.8%
  Baltimore Gas
    & Electric           18,000        500
  Consolidated Edison
   New York              29,100        989
  Duke Power             13,600        672
  GPU                    27,500        987
  New England Electric
   System                19,300        758
  Nipsco Industries      18,300        771
  OGE Energy             15,400        727
  Pacific Enterprises    19,600        664
  Southern               27,100        611
                                  --------
                                     6,679
                                  --------
FINANCIAL SERVICES -- 3.2%
  Bear Stearns           38,256      1,683
  Greenpoint Financial   17,400      1,103
  Slm Holding            10,600      1,638
                                  --------
                                     4,424
                                  --------
FOOD, BEVERAGE & TOBACCO -- 1.8%
  IBP                    28,400        671
  Philip Morris          20,100        835
  Quaker Oats            20,660      1,041
                                  --------
                                     2,547
                                  --------
HOUSEHOLD PRODUCTS -- 1.3%
  Armstrong World
   Industries            12,470        836
  Maytag                 30,000      1,024
                                  --------
                                     1,860
                                  --------



DESCRIPTION              SHARES VALUE (000)
-------------------------------------------
INSURANCE -- 3.3%
  AMBAC                  34,600   $  1,408
  Conseco                21,840      1,066
  Equitable              32,340      1,328
  Providian Financial*   18,400        730
                                  --------
                                     4,532
                                  --------
LEISURE -- 0.4%
  Callaway Golf          16,000        558
                                  --------
LUMBER & WOOD PRODUCTS -- 0.8%
  Plum Creek Timber      32,000      1,084
                                  --------
MACHINERY -- 3.5%
  Caterpillar            20,400      1,100
  Crane                  19,500        802
  Cummins Engine         14,000      1,093
  Deere                  13,800        742
  Parker Hannifin        25,275      1,137
                                  --------
                                     4,874
                                  --------
MEDICAL PRODUCTS & SERVICES -- 1.3%
  HBO                    25,010        944
  Lincare Holdings*      15,700        792
                                  --------
                                     1,736
                                  --------
MISCELLANEOUS MANUFACTURING -- 1.2%
  Harsco                 22,800      1,035
  Wolverine Tube*        20,800        653
                                  --------
                                     1,688
                                  --------
PETROLEUM & FUEL PRODUCTS -- 4.1%
  Ensco International    31,480      1,241
  Noble Drilling*        36,000      1,161
  Phillips Petroleum     18,200        940
  Union Texas Petroleum  50,000      1,175
  USX-Marathon Group     33,000      1,227
                                  --------
                                     5,744
                                  --------
PETROLEUM REFINING -- 1.4%
  British Petroleum  ADR 11,960      1,086
  Mobil                  12,000        888
                                  --------
                                     1,974
                                  --------

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

40   SEPTEMBER 30, 1997

BALANCED FUND



DESCRIPTION    SHARES/PAR (000) VALUE (000)
-------------------------------------------
PROFESSIONAL SERVICES -- 1.3%
  Moore                  41,590   $    790
  Tech Data*             23,000      1,058
                                  --------
                                     1,848
                                  --------
RAILROADS -- 0.7%
  Illinois Central       26,700        981
                                  --------
RETAIL -- 4.6%
  American Stores        34,600        843
  BJ Wholesale Club*     27,700        808
  Dayton Hudson          16,010        960
  Homebase *             27,700        249
  Limited                26,000        635
  Lone Star Steakhouse
   & Saloon*             20,000        418
  Ross Stores            34,260      1,169
  TJX                    40,400      1,235
                                  --------
                                     6,317
                                  --------
STEEL & STEEL WORKS -- 0.7%
  USX-U.S. Steel Group   28,530        991
                                  --------
TELEPHONES & TELECOMMUNICATION -- 1.9%
  Ameritech              12,700        845
  Century Telephone
   Enterprises           25,750      1,133
  SBC Communications     10,800        663
                                  --------
                                     2,641
                                  --------
TRUCKING -- 0.7%
  Werner Enterprises     41,550      1,008
                                  --------
TOTAL COMMON STOCKS
   (Cost $54,977)                   76,027
                                  --------

U.S. GOVERNMENT AGENCY
  OBLIGATIONS -- 3.5%
  FNMA
   5.875%, 02/02/06     $ 5,000      4,838
                                  --------
TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
   (Cost $4,886)                     4,838
                                  --------



DESCRIPTION             PAR (000) VALUE (000)
---------------------------------------------
U.S. GOVERNMENT MORTGAGE-BACKED
  OBLIGATIONS -- 15.5%
  FHLMC
   7.000%, 04/01/00    $      5    $     5
   9.000%, 05/01/06          82         87
   9.000%, 08/01/09         368        383
   6.500%, 11/15/22       1,486      1,451
  FHLMC  REMIC
   7.150%, 01/15/23       2,000      1,978
  FNMA
   7.000%, 09/01/07       1,188      1,200
  FNMA CMO
   7.000%, 01/25/03       1,863      1,854
  GNMA
   7.500%, 08/15/07         480        495
   6.500%, 07/15/08         571        571
   7.000%, 07/15/08         449        456
   6.500%, 03/15/09          55         55
   6.500%, 05/15/09       1,413      1,412
  13.500%, 05/15/11          16         19
  12.500%, 10/15/13           2          3
  12.000%, 03/15/14          18         21
  13.500%, 09/15/14          12         15
   9.000%, 12/15/16          78         83
   10.000%, 07/15/18        114        125
   10.000%, 03/15/19         82         90
   7.000%, 04/15/24       1,135      1,136
   7.500%, 06/15/25       1,760      1,791
   7.000%, 02/15/26       6,910      6,910
   7.500%, 05/15/26         703        716
   8.000%, 05/15/26         659        682
                                  --------
TOTAL U.S. GOVERNMENT MORTGAGE-BACKED OBLIGATIONS
   (Cost $21,536)                   21,538
                                  --------

U.S. TREASURY OBLIGATIONS -- 19.7%
  U.S. Treasury Bonds
   5.625%, 02/15/06       3,000      2,892
   6.500%, 08/15/05       1,500      1,531
   7.125%, 02/15/23       1,000      1,078

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                         SEPTEMBER 30, 1997   41

STATEMENT OF NET ASSETS

BALANCED FUND



DESCRIPTION           PAR (000) VALUE (000)
-------------------------------------------
  U.S. Treasury Notes
   9.000%, 05/15/98      $2,000  $   2,042
   9.250%, 08/15/98       2,000      2,060
   6.375%, 01/15/99       1,000      1,008
   7.000%, 04/15/99       3,000      3,053
   6.375%, 07/15/99       1,500      1,515
   8.000%, 08/15/99       2,000      2,076
   8.500%, 02/15/00         500        529
   6.250%, 10/31/01       2,000      2,017
   6.250%, 08/31/02       2,000      2,017
   6.250%, 02/15/03       4,000      4,039
   5.750%, 08/15/03       1,500      1,476
                                  --------
TOTAL U.S. TREASURY OBLIGATIONS
   (Cost $27,228)                   27,333
                                  --------

CASH EQUIVALENTS -- 4.2%
  SEI Liquid Asset Trust
   Government
   Portfolio              2,876      2,876
  SEI Liquid Asset Trust
   Treasury Portfolio     2,926      2,926
                                  --------
TOTAL CASH EQUIVALENTS
   (Cost $5,802)                     5,802
                                  --------

REPURCHASE AGREEMENT -- 3.4%
  UBS SECURITIES
   6.01%, dated 09/30/97, matures
   10/01/97, repurchase price
   $4,743,000 (collateralized by
   U.S. Treasury Note, par
   value $4,840,000, 5.75%,
   09/30/99, market value:
   $4,837,000)            4,742      4,742
                                  --------
TOTAL REPURCHASE AGREEMENT
   (Cost $4,742)                     4,742
                                  --------
TOTAL INVESTMENTS -- 101.0%
   (Cost $119,171)                 140,280
                                  --------
OTHER ASSETS AND LIABILITIES,
   NET -- (1.0%)                    (1,400)
                                  --------



DESCRIPTION                    VALUE (000)
------------------------------------------
NET ASSETS:
FUND SHARES OF CLASS A
   (unlimited authorization -- no
   par value) based on
   10,180,487 outstanding
   shares of beneficial
   interest                       $103,672
FUND SHARES OF CLASS B
   (unlimited authorization -- no
   par value) based on
   295,648 outstanding
   shares of beneficial
   interest                          3,299
Accumulated net realized gain
   on investments                   10,800
Net unrealized appreciation
   on investments                   21,109
                                  --------
TOTAL NET ASSETS -- 100.0%        $138,880
                                  ========
NET ASSET VALUE, OFFERING AND
   REDEMPTION PRICE PER
   SHARE -- CLASS A                 $13.25
                                  ========
MAXIMUM OFFERING PRICE PER
   SHARE -- CLASS A
   ($13.25 / 96.50%)                $13.73
                                  ========
NET ASSET VALUE AND OFFERING
   PRICE PER SHARE -- CLASS B (1)   $13.32
                                  ========

------------------------------------------
* NON-INCOME PRODUCING SECURITY
ADR--AMERICAN DEPOSITORY RECEIPT
CMO--COLLATERALIZED MORTGAGE OBLIGATION
GNMA--GOVERNMENT NATIONAL MORTGAGE ASSOCIATION
FHLMC--FEDERAL HOME LOAN MORTGAGE CORPORATION
FNMA--FEDERAL NATIONAL MORTGAGE ASSOCIATION
PLC--PUBLIC LIMITED COMPANY
REMIC--REAL ESTATE MORTGAGE INVESTMENT CONDUIT
(1) CLASS B HAS A CONTINGENT DEFERRED SALES CHARGE. FOR A
    DESCRIPTION OF A POSSIBLE SALES CHARGE, SEE NOTES TO THE
    FINANCIAL STATEMENTS.

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

42   SEPTEMBER 30, 1997

VALUE EQUITY FUND



DESCRIPTION              SHARES VALUE (000)
-------------------------------------------
COMMON STOCKS -- 99.1%
AEROSPACE & DEFENSE -- 3.4%
  Sci Systems*           61,600   $  3,053
  Thiokol                21,400      1,840
                                  --------
                                     4,893
                                  --------
AIR TRANSPORTATION -- 4.6%
  Airborne Freight       43,520      2,636
  Federal Express*       26,420      2,114
  Southwest Airlines     58,640      1,873
                                  --------
                                     6,623
                                  --------
APPAREL/TEXTILES -- 2.1%
  Russell                42,000      1,236
  VF                     20,000      1,853
                                  --------
                                     3,089
                                  --------
AUTOMOTIVE -- 2.3%
  Chrysler               39,800      1,465
  Ford Motor             41,000      1,855
                                  --------
                                     3,320
                                  --------
BANKS -- 6.8%
  Bank of New York       35,360      1,697
  BankAmerica            28,600      2,097
  Citicorp               14,500      1,942
  First Union            25,000      1,252
  J.P. Morgan            13,500      1,534
  Republic New York      10,800      1,227
                                  --------
                                     9,749
                                  --------
BUILDING & CONSTRUCTION -- 1.4%
  Centex                 35,060      2,047
                                  --------
CHEMICALS -- 5.0%
  Dexter                 48,800      1,955
  Dow Chemical           17,300      1,569
  Lubrizol               41,850      1,758
  Vulcan Materials       21,760      1,893
                                  --------
                                     7,175
                                  --------
COMPUTERS & SERVICES -- 6.9%
  Applied Materials*     26,900      2,562
  Compaq Computer*       46,000      3,440



DESCRIPTION              SHARES VALUE (000)
-------------------------------------------
  Computer Associates
   International         29,110   $  2,090
  Quantum*               49,720      1,905
                                  --------
                                     9,997
                                  --------
CONCRETE & MINERAL PRODUCTS -- 2.5%
  Lafarge                63,000      2,032
  Phelps Dodge           19,540      1,517
                                  --------
                                     3,549
                                  --------
DRUGS -- 2.5%
  Eli Lilly              12,500      1,505
  Perrigo*              132,320      2,084
                                  --------
                                     3,589
                                  --------
ELECTRICAL SERVICES -- 8.9%
  Baltimore Gas
   & Electric            51,500      1,429
  Consolidated Edison
   New York              41,000      1,394
  Duke Power             58,098      2,872
  Enova                  70,100      1,770
  GPU                    40,000      1,435
  New England Electric
   System                24,300        954
  PP&L Resources         57,000      1,247
  Southern               74,500      1,681
                                  --------
                                    12,782
                                  --------
ENTERTAINMENT -- 1.4%
  King World Productions 46,000      1,990
                                  --------
FINANCIAL SERVICES -- 5.6%
  AG Edwards             30,000      1,541
  Bear Stearns           48,582      2,138
  Painewebber Group      53,300      2,482
  Slm Holding            12,530      1,936
                                  --------
                                     8,097
                                  --------
FOOD, BEVERAGE & TOBACCO -- 4.5%
  Adolph Coors, Cl B     75,730      2,868
  Dean Foods             42,400      1,961
  Universal              43,600      1,581
                                  --------
                                     6,410
                                  --------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                       SEPTEMBER 30, 1997    43

STATEMENT OF NET ASSETS

VALUE EQUITY FUND

DESCRIPTION              SHARES VALUE (000)
-------------------------------------------
GAS/NATURAL GAS -- 1.8%
  National Fuel & Gas    37,000   $  1,628
  Peoples Energy         26,500        999
                                  --------
                                     2,627
                                  --------
INSURANCE -- 5.4%
  AMBAC                  41,000      1,668
  Conseco                36,300      1,772
  Equitable              49,800      2,045
  Travelers              33,000      2,252
                                  --------
                                     7,737
                                  --------
MACHINERY -- 7.4%
  Aeroquip-Vickers       34,890      1,710
  Caterpillar            38,200      2,060
  Cummins Engine         22,000      1,717
  Deere                  31,000      1,666
  Ingersoll Rand         36,000      1,550
  Parker Hannifin        42,330      1,905
                                  --------
                                    10,608
                                  --------
MEDICAL PRODUCTS & SERVICES -- 1.2%
  Tenet Healthcare*      61,650      1,796
                                  --------
MISCELLANEOUS MANUFACTURING -- 2.5%
  Arvin Industries       49,130      1,928
  Magna International,
    Cl A                 24,150      1,669
                                  --------
                                     3,597
                                  --------
MISCELLANEOUS TRANSPORTATION -- 0.8%
  Fleetwood Enterprises  36,000      1,208
                                  --------
PETROLEUM & FUEL PRODUCTS -- 4.4%
  Noble Drilling*        70,300      2,267
  Transocean Offshore    45,380      2,175
  USX-Marathon Group     50,000      1,859
                                  --------
                                     6,301
                                  --------
PETROLEUM REFINING -- 3.7%
  British Petroleum  ADR 21,740      1,974
  Chevron                22,000      1,830
  Mobil                  20,800      1,539
                                  --------
                                     5,343
                                  --------
PRINTING & PUBLISHING -- 1.2%
  Washington Post, Cl B   3,980      1,784
                                  --------



DESCRIPTION    SHARES/PAR (000) VALUE (000)
-------------------------------------------
PROFESSIONAL SERVICES -- 1.6%
  Tech Data*             49,680   $  2,285
                                  --------
RETAIL -- 8.0%
  American Stores        47,800      1,165
  Consolidated Stores*   51,250      2,146
  Mac Frugals
   Bargains Close*       59,110      1,803
  Premark International  59,660      1,909
  Ross Stores            72,000      2,457
  TJX                    66,040      2,018
                                  --------
                                    11,498
                                  --------
RUBBER & PLASTIC -- 0.9%
  Goodyear Tire & Rubber 19,000      1,306
                                  --------
STEEL & STEEL WORKS -- 1.1%
  USX-U.S. Steel Group   45,700      1,588
                                  --------
WHOLESALE -- 1.2%
  Super-Valu             44,400      1,743
                                  --------
TOTAL COMMON STOCKS
   (Cost $109,093)                 142,731
                                  --------

CASH EQUIVALENT -- 0.8%
  SEI Liquid Asset Trust
   Government Portfolio $ 1,216      1,216
                                  --------
TOTAL CASH EQUIVALENT
   (Cost $1,216)                     1,216
                                  --------
TOTAL INVESTMENTS -- 99.9%
   (Cost $110,309)                 143,947
                                  --------
OTHER ASSETS AND LIABILITIES,
   NET -- 0.1%                         115
                                  --------
        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

44   SEPTEMBER 30, 1997

VALUE EQUITY FUND

DESCRIPTION                    VALUE (000)
------------------------------------------
NET ASSETS:
FUND SHARES OF CLASS A
   (unlimited authorization -- no
   par value) based on 7,688,754
   outstanding shares of
   beneficial interest            $ 84,091
FUND SHARES OF CLASS B
   (unlimited authorization -- no
   par value) based on
   568,282 outstanding shares
   of beneficial interest            7,505
Accumulated net realized gain
   on investments                   18,698
Net unrealized appreciation
   on investments                   33,638
Undistributed net investment income    130
                                  --------
TOTAL NET ASSETS -- 100.0%        $144,062
                                  ========
NET ASSET VALUE, OFFERING AND
   REDEMPTION PRICE PER
   SHARE -- CLASS A                 $17.44
                                  ========
MAXIMUM OFFERING PRICE PER
   SHARE -- CLASS A
   ($17.44 / 96.50%)                $18.07
                                  ========
NET ASSET VALUE AND OFFERING
   PRICE PER SHARE -- CLASS B (1)   $17.50
                                  ========

-------------------------------------------
* NON-INCOME PRODUCING SECURITY
(1) CLASS B HAS A CONTINGENT DEFERRED SALES CHARGE. FOR A DESCRIPTION OF A POSSIBLE SALES CHARGE, SEE NOTES TO THE FINANCIAL STATEMENTS.
ADR--AMERICAN DEPOSITORY RECEIPT
CL--CLASS

GROWTH EQUITY FUND



DESCRIPTION             SHARES VALUE (000)
------------------------------------------
COMMON STOCKS -- 92.3%
AGRICULTURE -- 1.7%
  Dekalb Genetics, Cl B   6,790   $    301
  Pioneer Hi-Bred
   International          3,010        274
                                  --------
                                       575
                                  --------
AIRCRAFT -- 1.3%
  Sundstrand              3,365        194
  United Technologies     2,835        230
                                  --------
                                       424
                                  --------
APPAREL/TEXTILES -- 1.3%
  Jones Apparel Group*    8,000        432
                                  --------
AUTOMOTIVE -- 0.6%
  Federal Mogul           5,415        201
                                  --------
BANKS -- 1.5%
  Star Banc               4,360        200
  State Street            2,085        127
  Synovus Financial       7,905        180
                                  --------
                                       507
                                  --------
BEAUTY PRODUCTS -- 2.1%
  Avon Products           6,000        372
  Colgate-Palmolive       4,580        319
                                  --------
                                       691
                                  --------
BROADCASTING, NEWSPAPERS &
  ADVERTISING -- 0.8%
  Omnicom Group           3,700        269
                                  --------
CHEMICALS -- 2.6%
  Betzdearborn            3,240        222
  E.I. du Pont de Nemours 6,000        369
  Monsanto                3,380        132
  Praxair                 2,760        141
  Solutia*                  676         14
                                  --------
                                       878
                                  --------
COMMUNICATIONS EQUIPMENT -- 2.3%
  ADC Telecommunications* 6,615        215
  Northern Telecom        2,340        243
  Tellabs*                5,800        299
                                  --------
                                       757
                                  --------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                         SEPTEMBER 30, 1997   45

STATEMENT OF NET ASSETS

GROWTH EQUITY FUND



DESCRIPTION             SHARES VALUE (000)
------------------------------------------
COMPUTERS & SERVICES -- 5.3%
  Compaq Computer*        8,000   $    598
  Creative Technology
   Limited*               5,730        146
  Dell Computer*          3,040        295
  Diebold                 4,290        203
  Hewlett Packard         2,065        144
  IBM                     2,035        216
  Western Digital*        4,040        162
                                  --------
                                     1,764
                                  --------
CONTAINERS & PACKAGING -- 0.2%
  Newell                  1,990         80
                                  --------
DRUGS -- 6.9%
  Alza, Cl A*             2,830         82
  American Home Products  1,860        136
  Bristol-Myers Squibb    4,400        364
  Eli Lilly               3,750        452
  Merck                   3,300        330
  Pharmacia Upjohn ADR    3,800        139
  Schering Plough         8,200        422
  Warner Lambert          2,700        364
                                  --------
                                     2,289
                                  --------
ENTERTAINMENT -- 0.3%
  Walt Disney             1,435        116
                                  --------
FINANCIAL SERVICES -- 3.9%
  American Express        1,325        108
  Franklin Resources      6,750        629
  Price (T. Rowe)
    Associates            4,060        273
  Slm Holding             1,900        294
                                  --------
                                     1,304
                                  --------
FOOD, BEVERAGE & TOBACCO -- 6.4%
  Campbell Soup           6,400        314
  Coca Cola Company       5,500        335
  Coca Cola Enterprises   3,540         95
  Flowers Industries      5,100        104
  H.J. Heinz              5,875        271
  Hershey Foods           4,690        265
  Panamerican
   Beverage, Cl A         3,430        134
  PepsiCo                 4,140        168



DESCRIPTION             SHARES VALUE (000)
-------------------------------------------
  Philip Morris           7,800   $    324
  Ralston Purina Group    1,530        135
                                  --------
                                     2,145
                                  --------
GLASS PRODUCTS -- 0.5%
  Corning                 3,380        160
                                  --------
HOTELS & LODGING -- 1.5%
  Marriott International  5,000        355
  Promus Hotel*           3,400        152
                                  --------
                                       507
                                  --------
HOUSEHOLD PRODUCTS -- 3.0%
  Clorox                  2,000        148
  General Electric        6,200        422
  Hubbell, Cl B           4,520        209
  Illinois Tool Works     4,200        210
                                  --------
                                       989
                                  --------
INDUSTRIAL -- 0.4%
  Choicepoint*              680         25
  Viad                    5,195         99
                                  --------
                                       124
                                  --------
INSURANCE -- 1.5%
  American International
   Group                  2,257        233
  MGIC Investment         4,600        264
                                  --------
                                       497
                                  --------
LEASING & RENTING-- 0.9%
  Pitney Bowes            3,700        308
                                  --------
LEISURE -- 0.8%
  Callaway Golf           7,500        262
                                  --------
LUMBER & WOOD PRODUCTS -- 0.6%
  Plum Creek Timber       6,200        210
                                  --------
MACHINERY -- 3.7%
  Aeroquip-Vickers        4,415        216
  Crane                   4,375        180
  Dover                   2,125        144
  Dresser Industries      4,830        208
  Flowserve               7,800        233

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

46   SEPTEMBER 30, 1997

GROWTH EQUITY FUND



DESCRIPTION             SHARES VALUE (000)
-------------------------------------------
  SPX                     1,560   $     91
  Tyco International
     Limited              2,150        176
                                  --------
                                     1,248
                                  --------
MARINE TRANSPORTATION -- 0.7%
  Carnival, Cl A          5,000        231
                                  --------
MEASURING DEVICES -- 1.1%
  Perkin Elmer            3,090        226
  Thermo Instrument
   Systems*               3,280        138
                                  --------
                                       364
                                  --------
MEDICAL PRODUCTS & SERVICES -- 3.8%
  Becton Dickinson        1,525         73
  Dentsply International  4,200        235
  HBO                     6,000        227
  Health Management
   Associates, Cl A*      3,030         96
  Healthsouth
   Rehabilitation*        3,490         93
  Johnson & Johnson       5,000        288
  Oxford Health Plan*     1,155         87
  Sybron International*   3,630        156
                                  --------
                                     1,255
                                  --------
MISCELLANEOUS BUSINESS SERVICES -- 5.2%
  Adaptec*                5,305        248
  Altera*                 4,145        212
  BMC Software*           5,600        363
  Equifax                 6,800        214
  Microsoft*              2,140        283
  Netscape Communications*   39          1
  Newbridge Networks*     1,730        104
  Peoplesoft*             5,275        315
                                  --------
                                     1,740
                                  --------
MISCELLANEOUS CONSUMER SERVICES -- 0.8%
  Robert Half
   International*         6,375        264
                                  --------
MISCELLANEOUS MANUFACTURING -- 2.0%
  Belden                  9,000        339
  Cognex*                 6,545        215
  Kemet*                  4,350        132
                                  --------
                                       686
                                  --------



DESCRIPTION              SHARES VALUE (000)
-------------------------------------------
OFFICE FURNITURE & FIXTURES -- 2.0%
  Hon Industries          2,815   $    163
  Miller Herman           9,290        497
                                  --------
                                       660
                                  --------
PETROLEUM & FUEL PRODUCTS -- 8.8%
  BJ Services*            2,270        169
  Cooper Cameron*         4,465        321
  Ensco International     8,750        345
  Falcon Drilling*        5,330        188
  Halliburton             6,545        340
  Marine Drilling*        9,090        284
  Nabors Industries*      4,820        188
  Newfield Exploration*  11,175        314
  Schlumberger            4,000        337
  Smith International*    2,040        159
  Transocean Offshore     6,040        290
                                  --------
                                     2,935
                                  --------
PHOTOGRAPHIC EQUIPMENT & SUPPLIES -- 0.5%
  Xerox                   2,015        170
                                  --------
PRINTING & PUBLISHING-- 3.1%
  Gannett                 1,340        145
  McGraw Hill             3,420        232
  Meredith               10,100        335
  Time Warner             3,560        193
  Tribune                 2,500        133
                                  --------
                                     1,038
                                  --------
PROFESSIONAL SERVICES -- 0.9%
  Servicemaster Limited
   Partnership           10,125        289
                                  --------
RETAIL -- 6.8%
  Bed Bath and Beyond*    4,440        156
  Dayton Hudson           2,460        147
  Dollar General          4,343        148
  Dollar Tree Stores*     3,715        156
  General Nutrition*     10,485        305
  Home Depot              2,997        156
  Kohls*                  2,450        174
  Kroger*                 7,200        217
  Quality Food Centers*   3,650        149
  Ross Stores             4,710        161

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                         SEPTEMBER 30, 1997   47

STATEMENT OF NET ASSETS

GROWTH EQUITY FUND



DESCRIPTION   SHARES/PAR (000) VALUE (000)
------------------------------------------
  TJX                    10,000   $    306
  Walgreen                8,260        212
                                  --------
                                     2,287
                                  --------
RUBBER & PLASTIC -- 0.5%
  Sealed Air*             3,100        170
                                  --------
SEMI-CONDUCTORS/INSTRUMENTS -- 2.1%
  American Power
   Conversion*            5,125        144
  Amphenol*               4,013        173
  Intel                   2,756        254
  Vitesse Semiconductor*  2,992        148
                                  --------
                                       719
                                  --------
TELEPHONES & TELECOMMUNICATION -- 3.6%
  Ameritech               1,465         97
  Bell Atlantic           3,000        241
  BellSouth               5,300        245
  Cincinnati Bell         6,200        176
  Ericsson Telephone ADR  3,020        145
  Lucent Technologies     2,566        209
  U.S. West               2,625        101
                                  --------
                                     1,214
                                  --------
WHOLESALE -- 0.3%
  Cardinal Health         1,205         86
                                  --------
TOTAL COMMON STOCKS
   (Cost $22,765)                   30,845
                                  --------

CASH EQUIVALENT -- 3.0%
  SEI Liquid Asset Trust
   Government Portfolio $ 1,002      1,002
                                  --------
TOTAL CASH EQUIVALENT
   (Cost $1,002)                     1,002
                                  --------

REPURCHASE AGREEMENT -- 4.3%
  UBS SECURITIES
   6.010%, dated 9/30/97,
   matures 10/1/97, repurchase
   price $1,433,000
   (collateralized by U.S.
   Treasury Note, par
   value $1,465,000,
   5.750%, 9/30/99,
   market value:
   $1,464,000)            1,432      1,432
                                  --------



DESCRIPTION                    VALUE (000)
------------------------------------------
TOTAL REPURCHASE AGREEMENT
   (Cost $1,432)                  $  1,432
                                  --------
TOTAL INVESTMENTS -- 99.6%
   (Cost $25,199)                   33,279
                                  --------
OTHER ASSETS AND LIABILITIES,
   NET -- 0.4%                         129
                                  --------

NET ASSETS:
FUND SHARES OF CLASS A
   (unlimited authorization -- no
   par value) based on
   1,999,203 outstanding
   shares of
   beneficial interest              23,023
FUND SHARES OF CLASS B
   (unlimited authorization -- no
   par value) based on
   114,347 outstanding shares of
   beneficial interest               1,561
Accumulated net realized gain
   on investments                      745
Net unrealized appreciation
   on investments                    8,080
Distributions in excess of net
   investment income                    (1)
                                  --------
TOTAL NET ASSETS -- 100.0%         $33,408
                                  ========
NET ASSET VALUE, OFFERING AND
   REDEMPTION PRICE PER
   SHARE -- CLASS A                 $15.81
                                  ========
MAXIMUM OFFERING PRICE PER
   SHARE -- CLASS A
   ($15.81 / 96.50%)                $16.38
                                  ========
NET ASSET VALUE AND OFFERING PRICE
   PER SHARE -- CLASS B (1)         $15.74
                                  ========

-------------------------------------------
* NON-INCOME PRODUCING SECURITY
(1) CLASS B HAS A CONTINGENT DEFERRED SALES CHARGE. FOR A DESCRIPTION OF A POSSIBLE SALES CHARGE, SEE NOTES TO THE FINANCIAL STATEMENTS.
ADR--AMERICAN DEPOSITORY RECEIPT
CL--CLASS

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

48   SEPTEMBER 30, 1997

SMALL CAP EQUITY FUND



DESCRIPTION            SHARES  VALUE (000)
------------------------------------------
INVESTMENT COMPANY -- 98.1%
  SEI Institutional Managed
   Trust Small Cap
   Growth Portfolio     216,893     $4,190
                                    ------
TOTAL INVESTMENT COMPANY
   (Cost $3,361)                     4,190
                                    ------
TOTAL INVESTMENTS -- 98.1%
   (Cost $3,361)                     4,190
                                    ------
OTHER ASSETS AND LIABILITIES,
   NET -- 1.9%                          80
                                    ------

NET ASSETS:
FUND SHARES OF CLASS A
   (unlimited authorization -- no
   par value) based on
   296,227 outstanding shares of
   beneficial interest               2,904
FUND SHARES OF CLASS B
   (unlimited authorization -- no
   par value) based on 53,767
   outstanding shares of
   beneficial interest                 550
Accumulated net realized loss
   on investments                      (13)
Net unrealized appreciation
   on investments                      829
                                    ------
TOTAL NET ASSETS -- 100.0%          $4,270
                                    ======
NET ASSET VALUE, OFFERING AND
   REDEMPTION PRICE PER
   SHARE -- CLASS A                 $12.21
                                    ======
MAXIMUM OFFERING PRICE PER
   SHARE -- CLASS A
   ($12.21 / 96.50%)                $12.65
                                    ======
NET ASSET VALUE AND OFFERING
   PRICE PER SHARE -- CLASS B (1)   $12.16
                                    ======
-------------------------------------------
(1) CLASS B HAS A CONTINGENT DEFERRED SALES CHARGE. FOR A DESCRIPTION OF A POSSIBLE SALES CHARGE, SEE NOTES TO THE FINANCIAL STATEMENTS.

INTERNATIONAL EQUITY FUND



DESCRIPTION            SHARES  VALUE (000)
------------------------------------------
INVESTMENT COMPANY -- 98.2%
  SEI International Trust
   International Equity
   Portfolio            353,175     $3,723
                                    ------
TOTAL INVESTMENT COMPANY
   (Cost $3,630)                     3,723
                                    ------
TOTAL INVESTMENTS -- 98.2%
   (Cost $3,630)                     3,723
                                    ------
OTHER ASSETS AND LIABILITIES,
   NET -- 1.8%                          70
                                    ------

NET ASSETS:
FUND SHARES OF CLASS A
   (unlimited authorization -- no
   par value) based on
   312,678 outstanding shares of
   beneficial interest               3,349
FUND SHARES OF CLASS B
   (unlimited authorization -- no
   par value) based on 32,740
   outstanding shares of
   beneficial interest                 349
Accumulated net realized gain
   on investments                        2
Net unrealized appreciation
   on investments                       93
                                    ------
TOTAL NET ASSETS -- 100.0%          $3,793
                                    ======
NET ASSET VALUE, OFFERING AND
   REDEMPTION PRICE PER
   SHARE -- CLASS A                 $10.98
                                    ======
MAXIMUM OFFERING PRICE PER
   SHARE -- CLASS A
   ($10.98 / 96.50%)                $11.38
                                    ======
NET ASSET VALUE AND OFFERING
   PRICE PER SHARE -- CLASS B (1)   $10.94
                                    ======
-------------------------------------------
(1) CLASS B HAS A CONTINGENT DEFERRED SALES CHARGE. FOR A DESCRIPTION OF A POSSIBLE SALES CHARGE, SEE NOTES TO THE FINANCIAL STATEMENTS.

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                         SEPTEMBER 30, 1997   49

STATEMENT OF OPERATIONS (000)

                                                            TREASURY                                   STRATEGIC     LOUISIANA
                                          INSTITUTIONAL    SECURITIES     TAX EXEMPT     GOVERNMENT      INCOME       TAX-FREE
                                          MONEY MARKET    MONEY MARKET   MONEY MARKET    SECURITIES       BOND         INCOME
                                              FUND            FUND           FUND           FUND         FUND (2)       FUND
                                           ----------      ----------    ------------   ------------   ----------    ----------
                                             10/1/96         10/1/96       10/1/96         10/1/96       1/31/97       10/1/96
                                           TO 9/30/97      TO 9/30/97    TO 9/30/97      TO 9/30/97    TO 9/30/97    TO 9/30/97
                                           ----------      ----------    ------------   ------------   ----------    ----------
INVESTMENT INCOME:
   Interest income                           $3,139          $63,906        $2,869         $ 9,676        $644        $1,418
   Dividend income                               --               --            --              --          --            --
                                             ------          -------        ------         -------        ----        ------
     TOTAL INVESTMENT INCOME                  3,139           63,906         2,869           9,676         644         1,418
                                             ------          -------        ------         -------        ----        ------
EXPENSES:
   Administration fees                           58            1,764           115             232          14            43
   Less: waiver of administration fees           --              (36)          (20)            (41)         (9)           (7)
   Investment advisory fees                      87            3,529           362             852          67           100
   Less: waiver of investment
     advisory fees                              (65)            (12)          (22)             (58)        (39)           (3)
   Custodian fees                                 9              176            12              23           1             4
   Transfer agent fees                           14               69            12              36          16            31
   Distribution fees (1)                         --            1,608           192               5           1             6
   Less: waiver of distribution fees (1)         --             (364)         (192)             --          --            --
   Professional fees                              4              121            19              16           6             1
   Registration fees                             33              112             4               1          21             5
   Trustee fees                                   1               30             2               3          --            --
   Printing expense                               2               62             5               9           1             1
   Amortization of deferred
     organization costs                          --               35             1               6          --            --
   Insurance and other fees                       1               31            11               5           3             1
                                             ------          -------        ------         -------        ----        ------
     TOTAL EXPENSES                             144            7,125           501           1,089          82           182
                                             ------          -------        ------         -------        ----       -------
LESS:
   Reimbursement by Administrator                --               --            --              --          --            --
                                             ------          -------        ------         -------        ----        ------
NET INVESTMENT INCOME                         2,995           56,781         2,368           8,587         562         1,236
                                             ------          -------        ------         -------        ----        ------
NET REALIZED GAIN (LOSS) ON SECURITIES SOLD      --               34            --             (19)         --            --
CHANGE IN UNREALIZED APPRECIATION
   (DEPRECIATION) ON INVESTMENT SECURITIES       --               --            --           3,734         239         1,038
                                             ------          -------        ------         -------        ----        ------
NET REALIZED AND UNREALIZED GAIN
   ON INVESTMENTS                                --               34            --           3,715         239         1,038
                                             ------          -------        ------         -------        ----        ------
INCREASE IN NET ASSETS
   RESULTING FROM OPERATIONS                 $2,995          $56,785        $2,368         $12,302        $801        $2,274
                                             ======          =======        ======         =======        ====        ======

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
(1) ALL DISTRIBUTION FEES AND WAIVERS ARE INCURRED AT THE RETAIL CLASS LEVEL FOR
    TREASURY SECURITIES MONEY MARKET FUND AND THE CLASS B LEVEL FOR NON-DOLLAR
    FUNDS.
(2) THE STRATEGIC INCOME BOND FUND COMMENCED OPERATIONS ON JANUARY 31, 1997.
(3) THE SMALL CAP EQUITY AND INTERNATIONAL EQUITY FUNDS COMMENCED OPERATIONS ON
    JANUARY 31, 1997.


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

50   SEPTEMBER 30, 1997



                                                             VALUE       GROWTH     SMALL CAP   INTERNATIONAL
                                              BALANCED      EQUITY       EQUITY      EQUITY        EQUITY
                                                FUND         FUND         FUND      FUND (3)       FUND (3)
                                             ----------   ----------   ----------  -----------   -----------
                                               10/1/96      10/1/96      10/1/96     1/31/97       1/31/97
                                             TO 9/30/97   TO 9/30/97   TO 9/30/97   TO 9/30/97   TO 9/30/97
                                             ----------   ----------   ----------   ----------   ----------
INVESTMENT INCOME:
   Interest income                            $ 3,435       $  137      $  116        $  --       $  --
   Dividend income                              1,459        2,561         260           --          --
                                              -------      -------      ------         ----        ----
     TOTAL INVESTMENT INCOME                    4,894        2,698         376           --          --
                                              -------      -------      ------         ----        ----
EXPENSES:
   Administration fees                            186          173          39            2           2
   Less: waiver of administration fees            (33)          (5)         (7)          (2)         (2)
   Investment advisory fees                       918          872         191            6           4
   Less: waiver of investment
     advisory fees                                (41)          --          (5)          (3)         (2)
   Custodian fees                                  18           18           4           --          --
   Transfer agent fees                             41           38          25           14          14
   Distribution fees (1)                           21           46           6            1           1
   Less: waiver of distribution fees (1)           --           --          --           --          --
   Professional fees                                9           13           3           --          --
   Registration fees                                3           15           3            1           1
   Trustee fees                                     2            4          --           --          --
   Printing expense                                 6           15           3            4           4
   Amortization of deferred
     organization costs                             4            9           1           --          --
   Insurance and other fees                         3            2          --           --          --
                                              -------      -------      ------        -----        ----
     TOTAL EXPENSES                             1,137        1,200         263           23          22
                                              -------      -------      ------        -----        ----
LESS:
   Reimbursement by Administrator                  --           --          --          (19)        (18)
                                              -------      -------      ------        -----        ----
NET INVESTMENT INCOME                           3,757        1,498         113           (4)         (4)
                                              -------      -------      ------        -----        ----
NET REALIZED GAIN (LOSS) ON SECURITIES SO      12,142       18,764         818           (9)          6
CHANGE IN UNREALIZED APPRECIATION
   (DEPRECIATION) ON INVESTMENT SECURITIE      13,260       23,918       6,453          829          93
                                              -------      -------      ------        -----        ----
NET REALIZED AND UNREALIZED GAIN
   ON INVESTMENTS                              25,402       42,682       7,271          820          98
                                              -------      -------      ------        -----        ----
INCREASE IN NET ASSETS
   RESULTING FROM OPERATIONS                  $29,159      $44,180      $7,384        $ 816        $ 95
                                              =======      =======      ======        =====        ====

SEPTEMBER 30, 1997   51

STATEMENT OF CHANGES IN NET ASSETS (000)

                                        INSTITUTIONAL        TREASURY SECURITIES           TAX EXEMPT               GOVERNMENT
                                      MONEY MARKET FUND       MONEY MARKET FUND       MONEY MARKET FUND (6)       SECURITIES FUND
                                   ---------------------- -----------------------     ---------------------   ----------------------
                                   10/1/96     10/1/95      10/1/96     10/1/95        10/1/96     6/7/96      10/1/96      10/1/95
                                  TO 9/30/97  TO 9/30/96  TO 9/30/97   TO 9/30/96     TO 9/30/97 TO 9/30/96   TO 9/30/97  TO 9/30/96
                                  ----------  ----------  ----------   ----------     ---------- ----------   ----------  ----------
   INVESTMENT ACTIVITIES:
   Net investment income          $   2,995   $  1,510   $    56,781   $   46,0002    $   2,368   $    469    $  8,587     $  8,530
   Net realized gain (loss) on
     securities sold                     --       --               4             8           --         --         (19)         169
   Net unrealized appreciation
     (depreciation) of investment
     securities                          --       --              --            --           --         --       3,734       (3,474)
                                  ---------   --------    ----------   -----------    ---------   --------    --------     --------
     NET INCREASE IN NET ASSETS
       RESULTING FROM OPERATIONS      2,995      1,510        56,785        46,010        2,368        469      12,302        5,225
                                  ---------   --------    ----------   -----------    ---------   --------    --------     --------

   DISTRIBUTIONS TO SHAREHOLDERS:
   Income distribution Class A(1)    (2,995)    (1,510)      (30,423)      (29,276)      (2,368)      (469)     (8,550)      (8,516)
   Income distribution Class B(2)        --         --       (24,421)      (16,726)          --         --         (37)         (18)
   Income distribution Class C(3)        --         --        (1,937)           --           --         --          --           --
   Capital gain distribution
     Class A(1)                          --         --            --            --           --         --          --           --
   Capital gain distribution
     Class B(2)                          --         --            --            --           --         --          --           --
                                  ---------   --------    ----------   -----------    ---------   --------    --------     --------
     TOTAL DISTRIBUTIONS             (2,995)    (1,510)      (56,781)       46,002       (2,368)      (469)     (8,587)      (8,534)
                                  ---------   --------    ----------   -----------    ---------   --------    --------     --------
   SHARE TRANSACTIONS:
   Class A (1):
     Shares issued                  340,575    102,959     1,432,933     1,168,501           --         --      38,560       94,996
     Shares issued in lieu of
       cash distribution                 --         --           334           184           --         --       4,088        4,408
     Shares redeemed               (310,063)  (106,269)   (1,514,130)   (1,052,141)          --         --     (57,641)     (60,190)
                                  ---------   --------    ----------   -----------    ---------   --------   ----------    --------
       TOTAL CLASS A SHARE
       TRANSACTIONS                  30,512     (3,310)      (80,863)      116,544           --         --     (14,993)      39,214
                                  ---------   --------    ----------   -----------    ---------   --------    --------     --------
   Class B (2):
     Shares issued                       --         --     1,126,969       877,916      154,486    106,346         595          310
     Shares issued in lieu of
        cash distribution                --         --        12,486         9,617        1,280        222          34           17
     Shares redeemed                     --         --      (945,607)     (759,215)    (145,236)   (40,354)       (107)         (40)
                                  ---------   --------    ----------   -----------    ---------   --------    --------     --------
     TOTAL CLASS B SHARE
       TRANSACTIONS                      --         --       193,848       128,318       10,530     66,214         522          287
                                  ---------   --------    ----------   -----------    ---------   --------    --------     --------
   Class C (3):
     Shares issued                       --         --       312,106            --           --         --          --           --
     Shares issued in lieu of
       cash distribution                 --         --            --            --           --         --          --           --
     Shares redeemed                     --         --      (109,894)           --           --         --          --           --
                                  ---------   --------    ----------   -----------    ---------   --------    --------     --------
     TOTAL CLASS C SHARE
       TRANSACTIONS                      --         --       202,212            --           --         --          --           --
                                  ---------   --------    ----------   -----------    ---------   --------    --------     --------
INCREASE (DECREASE) IN NET ASSETS
   FROM SHAREHOLDER TRANSACTIONS     30,512     (3,310)      315,197       244,862       10,530     66,214     (14,471)      39,501
                                  ---------   --------    ----------   -----------    ---------   --------   ----------    --------
     TOTAL INCREASE (DECREASE) IN
       NET ASSETS                    30,512     (3,310)      315,201       244,870       10,530     66,214     (10,756)      36,192
                                  ---------   --------    ----------   -----------    ---------   --------    --------     --------


                                     STRATEGIC INCOME      LOUISIANA TAX-FREE                                         VALUE
                                       BOND FUND (4)           INCOME FUND              BALANCED FUND              EQUITY FUND
                                     ----------------   -----------------------  -------------------------   -----------------------
                                          1/31/97         10/1/96     10/1/95      10/1/96        10/1/95     10/1/96      10/1/95
                                        TO 9/30/97      TO 9/30/97   TO 9/30/96   TO 9/30/97    TO 9/30/96   TO 9/30/97   TO 9/30/97
                                        ----------      ----------   ----------  -----------    ----------   ----------   ----------
   INVESTMENT ACTIVITIES:
   Net investment income                 $   562         $  1,236     $   777    $    3,757    $    3,754    $    1,498   $   1,636
   Net realized gain (loss) on
     securities sold                          --               --         (20)       12,142         4,170        18,764       6,632
   Net unrealized appreciation
     (depreciation) of investment
     securities                              239            1,038         (37)       13,260         1,350        23,918       1,141
                                         -------         --------     -------    ----------    ----------    ----------   ---------
     NET INCREASE IN NET ASSETS
       RESULTING FROM OPERATIONS             801            2,274         720        29,159         9,274        44,180       9,409
                                         -------         --------     -------    ----------    ----------    ----------   ---------

   DISTRIBUTIONS TO SHAREHOLDERS:
   Income distribution Class A(1)           (554)          (1,206)       (752)       (3,676)       (3,722)       (1,459)     (1,595)
   Income distribution Class B(2)             (8)             (30)        (25)          (68)          (45)          (39)        (40)
   Income distribution Class C(3)             --               --          --            --            --            --          --
   Capital gain distribution
     Class A(1)                               --               --          --        (4,877)       (1,259)       (5,916)       (987)
   Capital gain distribution
     Class B(2)                               --               --          --           (98)          (17)         (269)        (26)
                                         -------         --------     -------    ----------    ----------    ----------   ---------
     TOTAL DISTRIBUTIONS                    (562)          (1,236)       (777)       (8,719)       (5,043)       (7,683)     (2,648)
                                         -------         --------    --------    ----------    ----------    ----------   ---------
   SHARE TRANSACTIONS:
   Class A (1):
     Shares issued                        17,068           21,750      15,116        15,119        55,812        32,366      42,018
     Shares issued in lieu of
       cash distribution                     261              546         295         7,838         4,680         3,882       1,256
     Shares redeemed                      (1,996)          (5,774)     (6,126)      (22,355)      (37,358)      (30,068)    (15,165)
                                         -------         --------    --------    ----------    ----------    ----------   ---------
       TOTAL CLASS A SHARE
       TRANSACTIONS                       15,333           16,522       9,285           602        23,134         6,180      28,109
                                         -------         --------     -------    ----------    ----------    ----------   ---------
   Class B (2):
     Shares issued                           454              429         183         1,543           926         4,063       2,725
     Shares issued in lieu of
        cash distribution                      6               22          18           146            58           280          60
     Shares redeemed                          --              (67)        (37)         (231)         (182)         (456)       (299)
                                         -------         --------     -------    ----------    ----------    ----------   ---------
     TOTAL CLASS B SHARE
       TRANSACTIONS                          460              384         164         1,458           802         3,887       2,486
                                         -------         --------     -------    ----------    ----------    ----------   ---------
   Class C (3):
     Shares issued                            --               --          --            --            --            --          --
     Shares issued in lieu of
       cash distribution                      --               --          --            --            --            --          --
     Shares redeemed                          --               --          --            --            --            --          --
                                         -------         --------     -------    ----------    ----------    ----------   ---------
     TOTAL CLASS C SHARE
       TRANSACTIONS                           --               --          --            --            --            --          --
                                         -------         --------     -------    ----------    ----------    ----------   ---------
INCREASE (DECREASE) IN NET ASSETS
   FROM SHAREHOLDER TRANSACTIONS          15,793           16,906       9,449         2,060        23,936        10,067      30,595
                                         -------         --------     -------    ----------    ----------    ----------   ---------
     TOTAL INCREASE (DECREASE) IN
       NET ASSETS                         16,032           17,944       9,392        22,500        28,167        46,564      37,356
                                         -------         --------     -------    ----------    ----------    ----------   ---------


                                        GROWTH EQUITY             SMALL CAP      INTERNATIONAL
                                           FUND (7)            EQUITY FUND (5)   EQUITY FUND (5)
                                   ------------------------    --------------    ---------------
                                   10/1/96         3/1/96          1/31/97            1/31/97
                                  TO 9/30/97     TO 9/30/96      TO 9/30/97         TO 9/30/97
                                  ------------   ----------      ----------         ----------
   INVESTMENT ACTIVITIES:
   Net investment income           $      113     $       71    $       (4)          $    (4)
   Net realized gain (loss) on
     securities sold                      818            (73)           (9)                6
   Net unrealized appreciation
     (depreciation) of investment
     securities                         6,453          1,627           829                93
                                   ----------     ----------    ----------           -------
     NET INCREASE IN NET ASSETS
       RESULTING FROM OPERATIONS        7,384          1,625           816                95
                                   ----------     ----------    ----------           -------

   DISTRIBUTIONS TO SHAREHOLDERS:
   Income distribution Class A(1)        (114)           (71)           --                --
   Income distribution Class B(2)          --             --            --                --
   Income distribution Class C(3)          --             --            --                --
   Capital gain distribution
     Class A(1)                            --             --            --                --
   Capital gain distribution
     Class B(2)                            --             --            --                --
                                   ----------     ----------    ----------          --------
     TOTAL DISTRIBUTIONS                 (114)           (71)           --                --
                                   ----------     ----------    ----------          --------
   SHARE TRANSACTIONS:
   Class A (1):
     Shares issued                     15,927         29,369         3,707             3,447
     Shares issued in lieu of
       cash distribution                   79             62            --                --
     Shares redeemed                   (9,836)       (12,578)         (803)              (96)
                                   ----------     ----------    ----------          --------
       TOTAL CLASS A SHARE
       TRANSACTIONS                     6,170         16,853         2,904             3,349
                                   ----------     ----------    ----------          --------
   Class B (2):
     Shares issued                      1,472            145           565               356
     Shares issued in lieu of
        cash distribution                  --             --            --                --
     Shares redeemed                      (56)            --           (15)               (7)
                                   ----------     ----------    ----------          --------
     TOTAL CLASS B SHARE
       TRANSACTIONS                     1,416            145           550               349
                                   ----------     ----------    ----------          --------
   Class C (3):
     Shares issued                         --             --            --                --
     Shares issued in lieu of
       cash distribution                   --             --            --                --
     Shares redeemed                       --             --            --                --
                                   ----------     ----------    ----------          --------
     TOTAL CLASS C SHARE
       TRANSACTIONS                        --             --            --                --
                                   ----------     ----------    ----------          --------
INCREASE (DECREASE) IN NET ASSETS
   FROM SHAREHOLDER TRANSACTIONS        7,586         16,998         3,454             3,698
                                   ----------     ----------    ----------          --------
     TOTAL INCREASE (DECREASE) IN
       NET ASSETS                      14,856         18,552         4,270             3,793
                                   ----------     ----------    ----------          --------

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
(1) TRUST CLASS FOR TREASURY SECURITIES MONEY MARKET FUND.
(2) RETAIL CLASS FOR TREASURY SECURITIES MONEY MARKET FUND AND TAX EXEMPT MONEY
    MARKET FUND.
(3) CASH SWEEP CLASS FOR TREASURY SECURITIES MONEY MARKET FUND.
(4) THE STRATEGIC INCOME BOND FUND COMMENCED OPERATIONS ON JANUARY 31, 1997.
(5) THE SMALL CAP EQUITY AND INTERNATIONAL EQUITY FUNDS COMMENCED OPERATIONS ON
    JANUARY 31, 1997.
(6) THE TAX EXEMPT MONEY MARKET FUND COMMENCED OPERATIONS ON JUNE 7, 1996.
(7) THE GROWTH EQUITY FUND COMMENCED OPERATIONS ON MARCH 1, 1996.


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

52 & 53    SEPTEMBER 30, 1997

STATEMENT OF CHANGES IN NET ASSETS (000)

                              INSTITUTIONAL      TREASURY SECURITIES      TAX EXEMPT            GOVERNMENT        STRATEGIC INCOME
                            MONEY MARKET FUND     MONEY MARKET FUND   MONEY MARKET FUND (6)   SECURITIES FUND       BOND FUND (4)
                          --------------------- --------------------- --------------------- --------------------- ----------------
                            10/1/96    10/1/95    10/1/96    10/1/95    10/1/96   6/7/96      10/1/96    10/1/95       1/31/97
                          TO 9/30/97 TO 9/30/96 TO 9/30/97 TO 9/30/96 TO 9/30/97 TO 9/30/96 TO 9/30/97 TO 9/30/96     TO 9/30/97
                          ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------     ----------
   NET ASSETS:
   Beginning of period      $28,004   $ 31,314  $1,048,887  $  804,017  $ 66,214   $    --   $160,840   $124,648       $    --
                            -------   --------  ----------  ----------  --------   -------   --------   --------       -------
   End of period            $58,516   $ 28,004  $1,364,088  $1,048,887  $ 76,744   $66,214   $150,084   $160,840       $16,032
                            -------   --------  ----------  ----------  --------   -------   --------   --------       -------
   SHARES ISSUED AND
   REDEEMED:
   Class A (1):
     Issued                 340,575    102,959   1,432,933   1,168,501        --        --      3,925      9,606         1,710
     Issued in lieu of cash
       distribution              --         --         334         184        --        --        416        451            26
     Redeemed              (310,063)  (106,269) (1,514,130) (1,052,141)       --        --     (5,864)    (6,148)         (201)
                            -------   --------  ----------  ----------  --------   -------   --------   --------       -------
     TOTAL CLASS A SHARE
       TRANSACTIONS          30,512     (3,310)    (80,863)    116,544        --        --     (1,523)     3,909         1,535
                            -------   --------  ----------  ----------  --------   -------   --------   --------       -------
   Class B (2):
     Issued                      --         --   1,126,969     877,916   154,486   106,346         61         31            46
     Issued in lieu of cash
       distribution              --         --      12,486       9,617     1,280       222          3          2             1
     Redeemed                    --         --    (945,607)   (759,215) (145,236)  (40,354)       (11)        (4)           --
                            -------   --------  ----------  ----------  --------   -------   --------   --------       -------
     TOTAL CLASS B SHARE
       TRANSACTIONS              --         --     193,848     128,318    10,530    66,214         53         29            47
                            -------   --------  ----------  ----------  --------   -------   --------   --------       -------
   Class C (3):
     Issued                      --         --     312,106          --        --        --         --         --            --
     Issued in lieu of cash
       distribution              --         --          --          --        --        --         --         --            --
     Redeemed                    --         --    (109,894)         --        --        --         --         --            --
                            -------   --------  ----------  ----------  --------   -------   --------   --------       -------
     TOTAL CLASS C SHARE
       TRANSACTIONS              --         --     202,212          --        --        --         --         --            --
                            -------   --------  ----------  ----------  --------   -------   --------   --------       -------
NET INCREASE (DECREASE) IN
   SHARE TRANSACTIONS        30,512     (3,310)    315,198     244,862    10,530    66,214     (1,470)     3,938         1,582
                            -------   --------  ----------  ----------  --------   -------   --------   --------       -------


                            LOUISIANA TAX-FREE                                VALUE             GROWTH EQUITY      SMALL CAP
                               INCOME FUND          BALANCED FUND          EQUITY FUND             FUND (7)       EQUITY FUND (5)
                          --------------------- --------------------- --------------------- --------------------- ---------------
                            10/1/96    10/1/95    10/1/96    10/1/95   10/1/96    10/1/95    10/1/96     3/1/96        1/31/97
                          TO 9/30/97 TO 9/30/96 TO 9/30/97 TO 9/30/96 TO 9/30/97 TO 9/30/96 TO 9/30/97 TO 9/30/96    TO 9/30/97
                          ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------    ----------
   NET ASSETS:
   Beginning of period     $21,664     $12,272   $116,380   $ 88,213   $  97,498  $ 60,142   $ 18,552    $     --     $     --
                           -------     -------   --------   --------   ---------  --------   --------    --------     --------
   End of period           $39,608     $21,664   $138,880   $116,380   $ 144,062  $ 97,498   $ 33,408    $ 18,552     $  4,270
                           -------     -------   --------   --------   ---------  --------   --------    --------     --------
   SHARES ISSUED AND
   REDEEMED:
   Class A (1):
     Issued                  2,204       1,540      1,283      5,030       2,231     3,370      1,198       2,638          380
     Issued in lieu of cash
       distribution             55          30        676        420         294       101          6           5           --
     Redeemed                 (593)       (627)    (1,891)    (3,351)     (2,070)   (1,219)      (726)     (1,122)         (83)
                           -------   ----------  --------   --------   ---------  --------   --------    --------     --------
     TOTAL CLASS A SHARE
       TRANSACTIONS          1,666         943         68      2,099         455     2,252        478       1,521          297
                           -------   ----------  --------   --------   ---------  --------   --------    --------     --------
   Class B (2):
     Issued                     43          18        127         83         271       218        106          13           55
     Issued in lieu of cash
       distribution              2           2         13          5          21         5         --          --           --
     Redeemed                   (7)         (4)       (19)       (16)        (32)      (24)        (4)         --           (1)
                           -------   ----------  --------   --------   ---------  --------   --------    --------     --------
     TOTAL CLASS B SHARE
       TRANSACTIONS             38          16        121         72         260       199        102          13           54
                           -------   ----------  --------   --------   ---------  --------   --------    --------     --------
   Class C (3):
     Issued                     --          --         --         --          --        --         --          --           --
     Issued in lieu of cash
       distribution             --          --         --         --          --        --         --          --           --
     Redeemed                   --          --         --         --          --        --         --          --           --
                           -------   ----------  --------   --------   ---------  --------   --------    --------     --------
     TOTAL CLASS C SHARE
       TRANSACTIONS             --          --         --         --          --        --         --          --           --
                           -------   ----------  --------   --------   ---------  --------   --------    --------     --------
NET INCREASE (DECREASE) IN
   SHARE TRANSACTIONS        1,704         959        189      2,171         715     2,451        580       1,534          351
                           -------   ----------  --------   --------   ---------  --------   --------    --------     --------


                             INTERNATIONAL
                           EQUITY FUND (5)
                           ----------------
                                1/31/97
                              TO 9/30/97
                              ----------
   NET ASSETS:
   Beginning of period           $   --
                                 ------
   End of period                 $3,793
                                 ------
   SHARES ISSUED AND
   REDEEMED:
   Class A (1):
     Issued                         322
     Issued in lieu of cash
       distribution                  --
     Redeemed                        (9)
                                 ------
     TOTAL CLASS A SHARE
       TRANSACTIONS                 313
                                 ------
   Class B (2):
     Issued                          33
     Issued in lieu of cash
       distribution                  --
     Redeemed                        (1)
                                 ------
     TOTAL CLASS B SHARE
       TRANSACTIONS                  32
                                 ------
   Class C (3):
     Issued                          --
     Issued in lieu of cash
       distribution                  --
     Redeemed                        --
                                 ------
     TOTAL CLASS C SHARE
       TRANSACTIONS                  --
                                 ------
NET INCREASE (DECREASE) IN
   SHARE TRANSACTIONS               345
                                 ------

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
(1) TRUST CLASS FOR TREASURY SECURITIES MONEY MARKET FUND.
(2) RETAIL CLASS FOR TREASURY SECURITIES MONEY MARKET FUND AND TAX-EXEMPT MONEY
    MARKET FUND.
(3) CASH SWEEP CLASS FOR TREASURY SECURITIES MONEY MARKET FUND.
(4) THE STRATEGIC INCOME BOND FUND COMMENCED OPERATIONS ON JANUARY 31, 1997.
(5) THE SMALL CAP EQUITY AND INTERNATIONAL EQUITY FUNDS COMMENCED OPERATIONS ON
    JANUARY 31, 1997.
(6) THE TAX EXEMPT MONEY MARKET FUND COMMENCED OPERATIONS ON JUNE 7, 1996.
(7) THE GROWTH EQUITY FUND COMMENCED OPERATIONS ON MARCH 1, 1996.


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

54 & 55    SEPTEMBER 30, 1997

FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD ENDED SEPTEMBER 30,

                          NET ASSET                  REALIZED     DISTRIBUTIONS                                           RATIO OF
                            VALUE        NET      AND UNREALIZED    FROM NET     NET ASSET                  NET ASSETS   EXPENSES TO
                          BEGINNING  INVESTMENT  GAINS OR (LOSSES) INVESTMENT      VALUE          TOTAL      END OF        AVERAGE
                          OF PERIOD    INCOME     ON INVESTMENTS     INCOME    END OF PERIOD     RETURN+  PERIOD (000)   NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL MONEY MARKET FUND
------------------------------------------------------------------------------------------------------------------------------------
   1997                   $  1.00       $0.05             --       $(0.05)        $1.00          5.29%    $  58,516       0.25%
   1996                      1.00        0.05             --        (0.05)         1.00          5.33        28,004       0.25
   1995(4)                   1.00        0.01             --        (0.01)         1.00          5.55*       31,314       0.25*
------------------------------------------------------------------------------------------------------------------------------------
TREASURY SECURITIES MONEY MARKET FUND
------------------------------------------------------------------------------------------------------------------------------------
   TRUST CLASS
   1997                   $  1.00       $0.05             --       $(0.05)        $1.00          5.04%     $556,957       0.50%
   1996                      1.00        0.05             --        (0.05)         1.00          5.06       637,819       0.50
   1995                      1.00        0.05             --        (0.05)         1.00          5.33       521,270       0.50
   1994                      1.00        0.03             --        (0.03)         1.00          3.22       403,778       0.50
   RETAIL CLASS
   1997                   $  1.00       $0.05             --       $(0.05)        $1.00          4.83%     $604,919       0.70%
   1996                      1.00        0.05             --        (0.05)         1.00          4.86       411,068       0.70
   1995                      1.00        0.05             --        (0.05)         1.00          5.16       282,747       0.68
   1994(1)                   1.00        0.03             --        (0.03)         1.00          3.15*       86,848       0.59*
   SWEEP CLASS
   1997(10)               $  1.00       $0.03             --       $(0.03)        $1.00          4.46%*    $202,212       1.00%*
------------------------------------------------------------------------------------------------------------------------------------
TAX EXEMPT MONEY MARKET FUND
------------------------------------------------------------------------------------------------------------------------------------
   RETAIL CLASS
   1997                   $  1.00       $0.03             --       $(0.03)        $1.00          3.12%     $ 76,744       0.65%
   1996(5)                   1.00        0.01             --        (0.01)         1.00          2.83*       66,214       0.65*
------------------------------------------------------------------------------------------------------------------------------------
GOVERNMENT SECURITIES FUND
------------------------------------------------------------------------------------------------------------------------------------
   CLASS A
   1997                   $  9.71       $0.55         $ 0.23       $(0.55)        $9.94          8.22%     $149,022       0.70%
   1996                      9.87        0.55          (0.16)       (0.55)         9.71          4.10       160,317       0.70
   1995                      9.41        0.54           0.46        (0.54)         9.87         10.84       124,404       0.70
   1994                     10.00        0.43          (0.59)       (0.43)         9.41         (1.66)       97,562       0.70
   CLASS B
   1997                   $  9.76       $0.47         $ 0.24       $(0.48)        $9.99          7.40%     $  1,062       1.45%
   1996                      9.92        0.46          (0.15)       (0.47)         9.76          3.23           523       1.45
   1995                      9.46        0.46           0.47        (0.47)         9.92         10.10           244       1.45
   1994(2)                  10.04        0.31          (0.58)       (0.31)         9.46         (2.84)*         147       1.45*
------------------------------------------------------------------------------------------------------------------------------------


                                            RATIO OF      RATIO OF NET
                            RATIO OF NET  EXPENSES TO     INVESTMENT
                             INVESTMENT   AVERAGE NET       INCOME TO
                             INCOME TO       ASSETS         AVERAGE        PORTFOLIO
                               AVERAGE     (EXCLUDING      NET ASSETS      TURNOVER
                             NET ASSETS     WAIVERS)   (EXCLUDING WAIVERS)   RATE
------------------------------------------------------------------------------------
INSTITUTIONAL MONEY MARKET FUND
------------------------------------------------------------------------------------
   1997                       5.19%         0.36%            5.08%            --
   1996                       5.19          0.34             5.10             --
   1995(4)                    5.56*         0.60*            5.21*            --
------------------------------------------------------------------------------------
TREASURY SECURITIES MONEY MARKET FUND
------------------------------------------------------------------------------------
   TRUST CLASS
   1997                       4.92%         0.50%            4.92%
   1996                       4.92          0.53             4.89             --
   1995                       5.23          0.57             5.16             --
   1994                       3.15          0.60             3.05             --
   RETAIL CLASS
   1997                       4.73%         0.75%            4.68%
   1996                       4.72          0.78             4.64             --
   1995                       5.12          0.82             4.98             --
   1994(1)                    3.27*         0.83*            3.03*            --
   SWEEP CLASS
   1997(10)                   4.57%*        1.25%*           4.32%*           --
------------------------------------------------------------------------------------
TAX EXEMPT MONEY MARKET FUND
------------------------------------------------------------------------------------
   RETAIL CLASS
   1997                       3.07%         0.95%            2.77%            --
   1996(5)                    2.92*         1.12*            2.45*            --
------------------------------------------------------------------------------------
GOVERNMENT SECURITIES FUND
------------------------------------------------------------------------------------
   CLASS A
   1997                       5.54%         0.76%            5.48%         11.88%
   1996                       5.53          0.79             5.44          22.80
   1995                       5.63          0.84             5.49          18.33
   1994                       4.43          0.90             4.23          37.80
   CLASS B
   1997                       4.81%         1.51%            4.75%         11.88%
   1996                       4.81          1.54             4.72          22.80
   1995                       4.86          1.59             4.72          18.33
   1994(2)                    3.88*         1.69*            3.64*         37.80
------------------------------------------------------------------------------------

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
 + TOTAL RETURN DOES NOT REFLECT SALES LOADS ON CLASS A AND CLASS B SHARES.
 * ANNUALIZED.
** AVERAGE COMMISSION RATE PAID PER SHARE FOR SECURITY PURCHASES AND SALES
   DURING THE PERIOD. PRESENTATION OF THE RATE IS ONLY REQUIRED FOR FISCAL YEARS
   BEGINNING AFTER SEPTEMBER 1, 1995.
 (1) COMMENCED OPERATIONS ON OCTOBER 19, 1993.
 (2) COMMENCED OPERATIONS ON OCTOBER 22, 1993.
 (3) COMMENCED OPERATIONS ON NOVEMBER 22, 1993.
 (4) COMMENCED OPERATIONS ON AUGUST 10, 1995.
 (5) COMMENCED OPERATIONS ON JUNE 7, 1996.
 (6) COMMENCED OPERATIONS ON MARCH 1, 1996.
 (7) COMMENCED OPERATIONS ON APRIL 19, 1996.
 (8) COMMENCED OPERATIONS ON JANUARY 31, 1997.
 (9) COMMENCED OPERATIONS ON JANUARY 31, 1997.
(10) COMMENCED OPERATIONS ON FEBRUARY 26, 1997.


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

56 & 57    SEPTEMBER 30, 1997

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD ENDED SEPTEMBER 30,

                          NET ASSET                REALIZED    DISTRIBUTIONS DISTRIBUTIONS
                            VALUE       NET     AND UNREALIZED    FROM NET       FROM       NET ASSET                NET ASSETS
                          BEGINNING INVESTMENT GAINS OR (LOSSES) INVESTMENT     CAPITAL       VALUE          TOTAL    END OF
                          OF PERIOD   INCOME    ON INVESTMENTS    INCOME         GAINS     END OF PERIOD    RETURN+ PERIOD (000)
---------------------------------------------------------------------------------------------------------------------------------
STRATEGIC INCOME BOND FUND
---------------------------------------------------------------------------------------------------------------------------------
   CLASS A
   1997 (8)                 $10.00    $0.39        $ 0.14          $(0.39)         --         $10.14          8.26%*   $ 15,562
   CLASS B
   1997(8)                  $10.00    $0.33        $ 0.16          $(0.35)         --         $10.14          7.57%*   $    470
---------------------------------------------------------------------------------------------------------------------------------
LOUISIANA TAX-FREE INCOME FUND
---------------------------------------------------------------------------------------------------------------------------------
   CLASS A
   1997                      $9.79    $0.43        $ 0.32          $(0.43)         --         $10.11          7.77%    $ 38,471
   1996                       9.79     0.42           .--           (0.42)         --           9.79          4.48       20,937
   1995                       9.38     0.42          0.41           (0.42)         --           9.79          9.01       11,705
   1994                      10.00     0.36         (0.62)          (0.36)         --           9.38         (2.68)       6,971
   CLASS B
   1997                      $9.79    $0.34        $ 0.33          $(0.35)         --         $10.11          6.99%    $  1,137
   1996                       9.79     0.35           .--           (0.35)         --           9.79          3.60          727
   1995                       9.39     0.35          0.40           (0.35)         --           9.79          8.21          567
   1994 (3)                   9.87     0.27         (0.48)          (0.27)         --           9.39         (2.58)*        601
---------------------------------------------------------------------------------------------------------------------------------
BALANCED FUND
---------------------------------------------------------------------------------------------------------------------------------
   CLASS A
   1997                     $11.31    $0.36        $ 2.44          $(0.36)     $(0.50)        $13.25         26.10%    $134,941
   1996                      10.87     0.38          0.59           (0.38)      (0.15)         11.31          9.11      114,384
   1995                       9.59     0.37          1.28           (0.37)         --          10.87         17.58       87,076
   1994                      10.00     0.31         (0.41)          (0.31)         --           9.59         (1.02)      71,379
   CLASS B
   1997                     $11.37    $0.26        $ 2.47          $(0.28)     $(0.50)        $13.32         25.19%    $  3,939
   1996                      10.93     0.30          0.59           (0.30)      (0.15)         11.37          8.30        1,996
   1995                       9.64     0.30          1.29           (0.30)         --          10.93         16.75        1,137
   1994 (2)                  10.03     0.18         (0.39)          (0.18)         --           9.64         (2.24)*        868
---------------------------------------------------------------------------------------------------------------------------------



                                                     RATIO OF    RATIO OF NET
                                      RATIO OF NET  EXPENSES TO   INVESTMENT
                            RATIO OF   INVESTMENT   AVERAGE NET    INCOME TO
                           EXPENSES TO INCOME TO       ASSETS       AVERAGE       PORTFOLIO  AVERAGE
                            AVERAGE     AVERAGE     (EXCLUDING    NET ASSETS      TURNOVER  COMMISSION
                           NET ASSETS  NET ASSETS     WAIVERS) (EXCLUDING WAIVERS)  RATE      RATE**
------------------------------------------------------------------------------------------------------
STRATEGIC INCOME BOND FUND
------------------------------------------------------------------------------------------------------
   CLASS A
   1997 (8)                   0.90%*      6.22%*      1.43%*        5.69%*           1.34%       n/a
   CLASS B
   1997(8)                    1.65%*      5.49%*      2.13%*        5.01%*           1.34%       n/a
------------------------------------------------------------------------------------------------------
LOUISIANA TAX-FREE INCOME
------------------------------------------------------------------------------------------------------
   CLASS A
   1997                       0.61%       4.35%       0.65%         4.31%            0.77%       n/a
   1996                       0.65        4.38        0.75          4.28             8.26        n/a
   1995                       0.65        4.51        0.95          4.21             2.31        n/a
   1994                       0.65        4.10        1.72          3.03            30.31        n/a
   CLASS B
   1997                       1.36%       3.61%       1.40%         3.57%            0.77%       n/a
   1996                       1.40        3.62        1.50          3.52             8.26        n/a
   1995                       1.40        3.77        1.70          3.47             2.31        n/a
   1994 (3)                   1.40*       3.35*       2.47*         2.28*           30.31        n/a
------------------------------------------------------------------------------------------------------
BALANCED FUND
------------------------------------------------------------------------------------------------------
   CLASS A
   1997                       0.90%       3.05%       0.96%         2.99%           40.97%     .0796
   1996                       0.89        3.53        1.01          3.41            57.22      .0794
   1995                       0.85        3.70        1.04          3.51            55.06        n/a
   1994                       0.85        3.18        1.14          2.89            64.09        n/a
   CLASS B
   1997                       1.65%       2.28%       1.71%         2.22%           40.97%     .0796
   1996                       1.64        2.80        1.76          2.68            57.22      .0794
   1995                       1.60        2.95        1.79          2.76            55.06        n/a
   1994 (2)                   1.60*       2.55*       1.94*         2.21*           64.09        n/a
----------------------------------------------------------------------------------------------------

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
 + TOTAL RETURN DOES NOT REFLECT SALES LOADS ON CLASS A AND CLASS B SHARES.
 * ANNUALIZED.
** AVERAGE COMMISSION RATE PAID PER SHARE FOR SECURITY PURCHASES AND SALES
   DURING THE PERIOD. PRESENTATION OF THE RATE IS ONLY REQUIRED FOR FISCAL YEARS
   BEGINNING AFTER SEPTEMBER 1, 1995.
 (1) COMMENCED OPERATIONS ON OCTOBER 19, 1993.
 (2) COMMENCED OPERATIONS ON OCTOBER 22, 1993.
 (3) COMMENCED OPERATIONS ON NOVEMBER 22, 1993.
 (4) COMMENCED OPERATIONS ON AUGUST 10, 1995.
 (5) COMMENCED OPERATIONS ON JUNE 7, 1996.
 (6) COMMENCED OPERATIONS ON MARCH 1, 1996.
 (7) COMMENCED OPERATIONS ON APRIL 19, 1996.
 (8) COMMENCED OPERATIONS ON JANUARY 31, 1997.
 (9) COMMENCED OPERATIONS ON JANUARY 31, 1997.
(10) COMMENCED OPERATIONS ON FEBRUARY 26, 1997.



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

58 & 59    SEPTEMBER 30, 1997

FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD ENDED SEPTEMBER 30,

                          NET ASSET                REALIZED    DISTRIBUTIONS DISTRIBUTIONS
                            VALUE       NET     AND UNREALIZED    FROM NET       FROM       NET ASSET                NET ASSETS
                          BEGINNING INVESTMENT GAINS OR (LOSSES) INVESTMENT     CAPITAL       VALUE          TOTAL    END OF
                          OF PERIOD   INCOME    ON INVESTMENTS    INCOME         GAINS     END OF PERIOD    RETURN+ PERIOD (000)
---------------------------------------------------------------------------------------------------------------------------------
VALUE EQUITY FUND
---------------------------------------------------------------------------------------------------------------------------------
   CLASS A
   1997                     $12.93   $ 0.19         $5.32        $(0.19)       $(0.81)       $17.44           45.27%    $134,117
   1996                      11.81     0.25          1.30         (0.25)        (0.18)        12.93           13.38       93,508
   1995                       9.65     0.24          2.16         (0.24)           --         11.81           25.13       58,854
   1994                      10.00     0.18         (0.35)        (0.18)           --          9.65           (1.64)      41,922
   CLASS B
   1997                     $12.97   $ 0.09         $5.34        $(0.09)       $(0.81)       $17.50           44.31%    $  9,944
   1996                      11.86     0.17          1.29         (0.17)        (0.18)        12.97           12.49        3,990
   1995                       9.70     0.15          2.17         (0.16)           --         11.86           24.17        1,288
   1994 (2)                   9.95     0.08         (0.25)        (0.08)           --          9.70           (1.82)*        389
---------------------------------------------------------------------------------------------------------------------------------
GROWTH EQUITY FUND
---------------------------------------------------------------------------------------------------------------------------------
   CLASS A
   1997                     $12.10   $ 0.06         $3.71        $(0.06)           --        $15.81           31.25%    $ 31,608
   1996 (6)                  11.00     0.05          1.10         (0.05)           --         12.10           10.46       18,400
   CLASS B
   1997                     $12.07   $(0.03)        $3.64            --            --        $15.74           30.41%    $  1,800
   1996 (7)                  11.14     0.01          0.93        $(0.01)           --         12.07            8.48          152
---------------------------------------------------------------------------------------------------------------------------------
SMALL CAP EQUITY FUND
---------------------------------------------------------------------------------------------------------------------------------
   CLASS A
   1997 (9)                 $10.00   $(0.01)        $2.22            --            --        $12.21           33.61%*   $  3,616
   CLASS B
   1997 (9)                 $10.00   $(0.02)        $2.18            --            --        $12.16           32.85%*   $    654
---------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY FUND
---------------------------------------------------------------------------------------------------------------------------------
   CLASS A
   1997 (9)                 $10.00   $(0.01)        $0.99            --            --        $10.98           14.90%*   $  3,435
   CLASS B
   1997 (9)                 $10.00   $(0.03)        $0.97            --            --        $10.94           14.30%*   $    358
---------------------------------------------------------------------------------------------------------------------------------


                                                     RATIO OF    RATIO OF NET
                                      RATIO OF NET  EXPENSES TO   INVESTMENT
                            RATIO OF   INVESTMENT   AVERAGE NET    INCOME TO
                           EXPENSES TO INCOME TO       ASSETS       AVERAGE       PORTFOLIO  AVERAGE
                            AVERAGE     AVERAGE     (EXCLUDING    NET ASSETS      TURNOVER  COMMISSION
                           NET ASSETS  NET ASSETS     WAIVERS) (EXCLUDING WAIVERS)  RATE      RATE**
------------------------------------------------------------------------------------------------------
VALUE EQUITY FUND
------------------------------------------------------------------------------------------------------
   CLASS A
   1997                        1.00%       1.33%       1.00%         1.33%       97.91%     $.0798
   1996                        0.97        2.12        1.02          2.07        95.93       .0795
   1995                        0.90        2.40        1.07          2.23        97.88         n/a
   1994                        0.90        1.95        1.17          1.68       161.42         n/a
   CLASS B
   1997                        1.75%       0.55%       1.75%         0.55%       97.91%     $.0798
   1996                        1.73        1.37        1.77          1.33        95.93       .0795
   1995                        1.65        1.62        1.82          1.45        97.88         n/a
   1994 (2)                    1.65*       1.30*       1.93*         1.02*      161.42         n/a
------------------------------------------------------------------------------------------------------
GROWTH EQUITY FUND
------------------------------------------------------------------------------------------------------
   CLASS A
   1997                        1.00%       0.46%       1.04%         0.42%       65.12%     $.0799
   1996 (6)                    1.00*       0.73*       1.12*         0.61*       91.09       .0797
   CLASS B
   1997                        1.75%      (0.30)%      1.79%        (0.34)%      65.12%     $.0799
   1996 (7)                    1.75*      (0.02)*      1.87*        (0.14)*      91.09       .0797
------------------------------------------------------------------------------------------------------
SMALL CAP EQUITY FUND
------------------------------------------------------------------------------------------------------
   CLASS A
   1997 (9)                    0.20%*     (0.20)%*     1.79%*       (1.79)%*     29.56%        n/a
   CLASS B
   1997 (9)                    0.95%*     (0.95)%*     2.61%*       (2.61)%*     29.56%        n/a
------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY FUND
------------------------------------------------------------------------------------------------------
   CLASS A
   1997 (9)                    0.27%*     (0.27)%*     2.21%*       (2.21)%*      4.69%        n/a
   CLASS B
   1997 (9)                    1.02%*     (1.02)%*     2.86%*       (2.86)%*      4.69%        n/a
------------------------------------------------------------------------------------------------------

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
 + TOTAL RETURN DOES NOT REFLECT SALES LOADS ON CLASS A AND CLASS B SHARES.
 * ANNUALIZED.
** AVERAGE COMMISSION RATE PAID PER SHARE FOR SECURITY PURCHASES AND SALES
   DURING THE PERIOD. PRESENTATION OF THE RATE IS ONLY REQUIRED FOR FISCAL YEARS
   BEGINNING AFTER SEPTEMBER 1, 1995.
 (1) COMMENCED OPERATIONS ON OCTOBER 19, 1993.
 (2) COMMENCED OPERATIONS ON OCTOBER 22, 1993.
 (3) COMMENCED OPERATIONS ON NOVEMBER 22, 1993.
 (4) COMMENCED OPERATIONS ON AUGUST 10, 1995.
 (5) COMMENCED OPERATIONS ON JUNE 7, 1996.
 (6) COMMENCED OPERATIONS ON MARCH 1, 1996.
 (7) COMMENCED OPERATIONS ON APRIL 19, 1996.
 (8) COMMENCED OPERATIONS ON JANUARY 31, 1997.
 (9) COMMENCED OPERATIONS ON JANUARY 31, 1997.
(10) COMMENCED OPERATIONS ON FEBRUARY 26, 1997.


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

60 & 61    SEPTEMBER 30, 1997

NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION

The Marquis Funds (the "Trust") was organized as a Massachusetts business trust under a Declaration of Trust dated June 29, 1993. The Trust is registered under the Investment Company Act of 1940, as amended, as an open-end management company with eleven series funds: Institutional Money Market Fund, Treasury Securities Money Market Fund, Tax Exempt Money Market Fund (the "Money Market Funds"), Government Securities Fund, Strategic Income Bond Fund, Louisiana Tax-Free Income Fund, Balanced Fund (formerly the "Growth and Income Fund"), Value Equity Fund, Growth Equity Fund, Small Cap Equity Fund, and International Equity Fund (the "Non-Dollar Funds"). Each Fund's prospectus provides a description of the Fund's investment objectives, policies and strategies. The assets of each Fund are segregated, and a shareholder's interest is limited to the Fund in which shares are held. The Trust is registered to offer the following classes of shares: Trust, Retail, and the Cash Sweep Class in the Treasury Securities Money Market Fund, Retail and the Cash Sweep in the Tax-Exempt Money Market and Class A and Class B in the Non-Dollar Funds.

The Small Cap Equity Fund and the International Equity Fund are currently "feeder" funds in separate Corporate Master-Feeder(TM) structures. That is, the Small Cap Equity Fund and International Equity Fund each currently invest in another open-end management investment company with the same investment objectives and hold as their only investment securities, shares of a single "master" fund, in this case, the SEI Institutional Managed Trust Small Cap Growth Portfolio and the SEI International Trust International Equity Portfolio, respectively. However, in certain instances the Funds are permitted to invest in securities other than a single open-end management investment company.


2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies followed by the Funds.

SECURITIES VALUATION -- Investments in equity securities that are traded on a national securities exchange (or reported on the NASDAQ national market system) are stated at the last quoted sales price if readily available for such equity securities on each business day; other equity securities traded in the over-the-counter market and listed equity securities for which no sale was reported on that date are stated at the last quoted bid price. Debt obligations exceeding sixty days to maturity for which market quotations are readily available are valued at the most recently quoted bid price. Debt obligations with sixty days or less remaining until maturity may be valued at their amor-

62   SEPTEMBER 30, 1997
tized cost. Under this valuation method, purchase discounts and premiums are accreted and amortized ratably to maturity and are included in interest income. Restricted and illiquid securities for which quotations are not readily available are valued at fair value using methods determined in good faith as approved by the Board of Trustees.

The investments of the Small Cap Equity and International Equity Funds (the "Feeder" funds) in the SEI Institutional Managed Trust Small Cap Growth Portfolio and the SEI International Trust International Equity Portfolio (the "Master Funds"), respectively, are valued at the net asset value per share of each Master Fund determined as of the close of the New York Stock Exchange.

FEDERAL INCOME TAXES -- It is each Fund's intention to continue to qualify as a regulated investment company for federal income tax purposes by complying with the appropriate provisions of the Internal Revenue Code of 1986, as amended, and to distribute all of its taxable income and net capital gains. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements.

SECURITY TRANSACTIONS AND RELATED INCOME -- Security transactions are accounted for on the date the security is purchased or sold (trade date). Dividend income is recognized on the ex-dividend date, and interest income is recognized on the accrual basis. Costs used in determining realized gains and losses on the sales of investment securities are those of the specific securities sold adjusted for the accretion and amortization of purchase discounts and premiums during the respective holding period. Purchase discounts and premiums on securities held by the Non-Dollar Funds are accreted and amortized to maturity using the scientific interest method, which approximates the effective interest method.

REPURCHASE AGREEMENTS -- Securities pledged as collateral for repurchase agreements are held by the custodian bank until the respective agreements mature. Provisions of the repurchase agreements ensure that the market value of the collateral, including accrued interest thereon, is sufficient in the event of default of the counterparty. The Funds also invest in tri-party repurchase agreements. Securities held as collateral for tri-party repurchase agreements are maintained in a segregated account by the broker's custodian bank until maturity of the repurchase agreement. If the counterparty defaults and the value of the collateral declines, or if the counter-party enters an insolvency proceeding, realization of the collateral by the Funds may be delayed or limited.

NET ASSET VALUE PER SHARE -- The net asset value per share of each Fund is calculated each business day. In general, it is computed by dividing the assets of each Fund, less its liabilities, by the number of outstanding shares of the Fund.

                                                        SEPTEMBER 30, 1997   63

NOTES TO FINANCIAL STATEMENTS

EXPENSES -- Expenses that are directly related to one of the Funds are charged directly to that Fund. Other operating expenses are prorated to the Funds on the basis of relative net assets. Class specific expenses are borne by that class. Income, expenses, and realized and unrealized gains/losses are allocated to the respective classes on the basis of relative daily net assets.

DISTRIBUTIONS -- Distributions from net investment income are declared and paid quarterly for the Balanced Fund, Value Equity Fund, Growth Equity Fund and Small Cap Equity Fund. Distributions from net investment income are declared daily and paid monthly for the Institutional Money Market Fund, Treasury Securities Money Market Fund, and Tax Exempt Money Market Fund.
Distributions from net investment income are declared and paid monthly for the Government Securities Fund, Strategic Income Bond Fund and Louisiana Tax-Free Income Fund. Any net realized capital gains are declared and distributed to shareholders at least annually.

Distributions from net investment income and net realized capital gains are determined in accordance with U.S. Federal income tax regulations, which may differ from those amounts determined under generally accepted accounting principles. These book/tax differences are either temporary or permanent in nature. To the extent these differences are permanent, they are charged or credited to paid in capital in the period that the differences arises.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS -- The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. INVESTMENT ADVISORY, ADMINISTRATIVE, AND DISTRIBUTION AGREEMENTS

First National Bank of Commerce in New Orleans (the "Adviser") serves as investment adviser to each Fund pursuant to an investment advisory agreement (the "Advisory Agreement") with the Trust. For its services, the Adviser is entitled to a fee, that is calculated daily and paid monthly, at an annual rate based on the average daily net assets of each Fund as follows: Institutional Money Market Fund -- .15%, Treasury Securities Money Market Fund -- .30%, Tax Exempt Money Market Fund -- .45%, Government Securities Fund -- .55%, Strategic Income Bond Fund -- .74%, Louisiana Tax-Free Income Fund -- .35%, Balanced
Fund -- .74%, Value Equity Fund -- .74%, Growth Equity Fund -- .74%, Small Cap Equity Fund -- .40%, and International Equity Fund -- .40%. The Adviser has voluntarily agreed to waive a portion of its fee so that expenses of each Fund will not exceed certain annual expense limitations. The Adviser reserves the

64   SEPTEMBER 30, 1997
right to terminate its waiver at any time in its sole discretion.

Weiss, Peck & Greer, L.L.C. serves as the investment sub-adviser for the Tax Exempt Money Market Fund pursuant to a sub-advisory agreement with the Adviser. The sub-advisory fees are paid by the Adviser.

The Trust and SEI Fund Resources (the "Administrator") have entered into an Administration Agreement. SEI Investments Management Corporation, a wholly-owned subsidiary of SEI Investments, is the owner of all beneficial interest in the Administrator. Under terms of the Administration Agreement, the Administrator is entitled to a fee calculated daily and paid monthly at an annual rate of .10% of the average daily net assets of the Institutional Money Market Fund and .15% of the average daily net assets of the Treasury Securities Money Market Fund, Tax Exempt Money Market Fund, Government Securities Fund, Strategic Income Bond Fund, Louisiana Tax-Free Income Fund, Balanced Fund, Value Equity Fund, Growth Equity Fund, Small Cap Equity Fund, and International Equity Fund. The Administrator has voluntarily agreed to waive a portion of its fee so that expenses of each Fund will not exceed certain annual expense limitations. The Administrator reserves the right to terminate its waiver at any time in its sole discretion.

The Trust and SEI Investments Distribution Co. (the "Distributor") have entered into a Distribution Agreement. As provided in certain Distribution Plans adopted under the Distribution Agreement, the Trust will pay a fee at an annual rate of .25% of the average daily net assets of the Retail Class of the Treasury Securities Money Market Fund and Tax Exempt Money Market Fund, and
 .75% of the Class B shares of the Non-Dollar Funds and the Cash Sweep Class of the Treasury Securities Money Market Fund to the Distributor as compensation for its services. The Distributor has agreed to waive a portion of its fee from the Treasury Securities Money Market Fund and the Tax Exempt Money Market Fund in order to maintain a competitive expense ratio. The Distributor reserves the right to terminate its waiver at any time in its sole discretion.

In addition to the fees paid at the feeder level for the Small Cap Equity and International Equity Funds, each Feeder Fund's shareholders will bear indirectly their prorata portion of the advisory, administrative, distribution and other expenses of the respective Master Funds in which they invest.

The Class A shares of the Non-Dollar Funds are subject to a maximum sales load of 3.50%.

There is a contingent deferred sales charge on the Class B shares of the Non-Dollar Funds which varies depending on the number of years from time of payment for the purchase of shares until the time of redemption of such shares (the "holding period"). Solely for the purpose of determining the number of years from the time of any payment for the purchase of shares, all payments during the month are aggregated and deemed to have been made on the first day of the month.

                                                        SEPTEMBER 30, 1997   65

NOTES TO FINANCIAL STATEMENTS

                              CONTINGENT DEFERRED SALES
                                CHARGE AS A PERCENTAGE
     YEAR SINCE                    OF DOLLAR AMOUNT
      PURCHASE                    SUBJECT TO CHARGE
    ------------              --------------------------
       First                             3.50%
       Second                            2.75%
       Third                             2.00%
       Fourth                            1.25%
       Fifth                             0.50%
       Sixth                             None


4. ORGANIZATIONAL COSTS AND TRANSACTIONS WITH AFFILIATES

Organizational costs have been capitalized by the Funds and are being amortized over sixty months commencing with operations. In the event any of the initial shares of the Funds are redeemed by any holder thereof during the period that the Funds are amortizing their organizational costs, the redemption proceeds payable to the holder thereof will be reduced by the unamortized organizational costs in the same ratio as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption. These costs include legal fees of approximately $54,278 for organizational work performed by a law firm of which an officer and a trustee of the Trust are partners. Certain officers and trustees of the Trust who are officers of the Administrator and the Distributor received no compensation from the Trust.


5. INVESTMENT TRANSACTIONS

The cost of security purchases and the proceeds from the sale of securities, other than short-term investments, for the period ended September 30, 1997 were as follows:

                           STRATEGIC     LOUISIANA
             GOVERNMENT      INCOME       TAX-FREE
             SECURITIES       BOND         INCOME    BALANCED
                FUND          FUND          FUND       FUND
                (000)        (000)         (000)      (000)
             ----------    ----------   ----------  ----------
PURCHASES:
 U.S.
   Government  $17,068       $5,054      $    --      $ 7,924
 Other              --        7,597       15,100       41,013
SALES:
 U.S.
   Government  $24,853       $  142      $    --      $ 7,614
 Other           6,570           --          205       50,821

                                                       INTER-
                VALUE       GROWTH       SMALL CAP    NATIONAL
               EQUITY       EQUITY        EQUITY      EQUITY
                FUND         FUND          FUND        FUND
               (000)         (000)        (000)       (000)
             ----------   ----------    ----------   --------
PURCHASES:
 U.S.
   Government $     --      $    --       $   --      $   --
 Other         118,175       21,006        4,021       3,706
SALES:
 U.S.
   Government $     --      $    --       $   --      $   --
 Other         111,360       15,240          651          82

On September 30, 1997, the total cost of securities and the net realized gains or losses on securities sold for federal income tax purposes were not materially different from amounts reported for financial reporting purposes. The aggregate gross unrealized appreciation and depreciation on securities at September 30, 1997, for each Non-Dollar Fund are as follows:

66  SEPTEMBER 30, 1997

                                STRATEGIC    LOUISIANA
                 GOVERNMENT      INCOME      TAX-FREE
                 SECURITIES       BOND        INCOME     BALANCED
                    FUND          FUND         FUND        FUND
                   (000)         (000)        (000)       (000)
                 ----------    ----------   ----------  ----------


AGGREGATE GROSS
  UNREALIZED
  APPRECIATION    $ 1,308          $239        $1,046     $21,987
Aggregate Gross
  Unrealized
  Depreciation     (1,179)           --           (16)       (878)
                  -------          ----        ------     -------
Net Unrealized
  Appreciation/
  (Depreciation)  $   129          $239        $1,030     $21,109
                  =======          ====        ======     =======

                                                          INTER-
                    VALUE       GROWTH       SMALL CAP   NATIONAL
                   EQUITY       EQUITY        EQUITY     EQUITY
                    FUND         FUND          FUND       FUND
                   (000)        (000)         (000)      (000)
                 ----------   ----------    ----------   --------


AGGREGATE GROSS
  UNREALIZED
  APPRECIATION    $34,218      $8,194          $829        $116
Aggregate Gross
  Unrealized
  Depreciation       (580)       (114)           --        (23)
                  -------      ------          ----        ----
Net Unrealized
  Appreciation/
  (Depreciation)  $33,638      $8,080          $829        $ 93
                  =======      ======          ====        ====


6. CONCENTRATION OF CREDIT RISK

The Institutional Money Market Fund and the Treasury Securities Money Market Fund invest primarily in a portfolio of money market instruments maturing in one year or less whose ratings are within the highest ratings category assigned by a nationally recognized statistical rating agency or, if not rated, are believed to be of comparable quality.

The Tax Exempt Money Market Fund invests in debt instruments of municipal issuers. The issuers' ability to meet their obligations may be affected by economic developments in a specific state or region. The Tax Exempt Money Market Fund invests in securities that include revenue bonds, tax and revenue anticipation notes, and general obligation bonds. At September 30, 1997, the percentages of portfolio investments by each revenue source were as follows:

                                      TAX EXEMPT
                                  MONEY MARKET FUND
                                  -----------------
   Revenue Bonds                         73%
   Anticipation Notes                    18%
   General Obligations                    6%
   Tax-Exempt
      Commercial Paper                    3%
                                  -----------------
      Total                             100%
                                  =================
The Government Securities, Strategic Income Bond and Balanced Funds invest in debt instruments.

The Louisiana Tax-Free Income Fund is more susceptible to factors adversely affecting issuers of Louisiana municipal securities than a comparable municipal bond fund that does not concentrate its investments in Louisiana municipal securities.

The following table presents a summary of holdings in the Government Securities, Strategic Income Bond and Louisiana Tax-Free Income Funds as of September 30, 1997.
                                                       SEPTEMBER 30, 1997    67

NOTES TO FINANCIAL STATEMENTS

                                       STRATEGIC      LOUISIANA
                      GOVERNMENT         INCOME        TAX-FREE
                      SECURITIES          BOND          INCOME
RATING                   FUND             FUND           FUND
------------        --------------     ----------     ----------
AAA                      86.3%            31.0%          79.1%
AA                        0.5%             6.8%            --
A                         1.4%            44.5%           3.6%
BBB                        --             11.2%            --
Not Rated                11.8%             6.5%          17.3%
                      ----------       ----------      ----------
                          100%             100%           100%
                      ==========       ==========      ==========

These percentages are stated as a percentage of total investments. U.S. Government Securities represent obligations issued or guaranteed by the U.S. Government and its agencies or instrumentalities. Repurchase agreements are collateralized by U.S. Government Securities and are included in Not Rated above.


7. CAPITAL LOSS CARRYFORWARDS

The Funds had capital loss carryforwards and post-October deferred losses at September 30, 1997, to the extent provided in the regulations for federal income tax as follows:
                                                   POST
                       CAPITAL LOSS             OCTOBER 31,
                  CARRYFORWARDS EXPIRING           1996
              ------------------------------     DEFERRED
FUNDS               2003    2004      2005       LOSSES
-----         ------------------------------   ------------
Government
   Securities
   Fund          $679,660 $124,634  $    --      $19,540
Louisiana
   Tax-Free
   Income
   Fund            32,125    2,083   19,720           --
Small Cap
   Equity Fund         --       --       --        9,414

For tax purposes, capital losses can be carried forward for a maximum of eight years to offset any future net realized capital gains. Post-October deferred losses have been deferred to fiscal year 1998 for tax purposes.


8. SUBSEQUENT EVENT

On October 20, 1997, First Commerce Corporation and Banc One Corporation jointly announced that they had signed a definitive agreement for the merger of First Commerce Corporation with Banc One Corporation. As of September 30, 1997, the Adviser is a wholly-owned subsidiary of First Commerce Corporation. Subject to certain conditions being met, it is currently anticipated that the trans-action will close at the end of February 1998. Thereafter, the Adviser would be an indirect subsidiary of Banc One.

68   SEPTEMBER 30, 1997

NOTICE TO SHAREHOLDERS (UNAUDITED)

FOR TAXPAYERS FILING ON A CALENDAR-YEAR BASIS. THIS NOTICE IS FOR INFORMATIONAL PURPOSES ONLY.

Dear Marquis Funds' Shareholders:

For the fiscal year ended September 30, 1997, each Fund is designating qualifying dividends and exempt income with regard to distributions paid during the year as follows:

                                 (A)                  (B)                   (C)                 (D)                 (E)
                              LONG TERM            ORDINARY
                            CAPITAL GAINS           INCOME                                     TOTAL
                            DISTRIBUTION        DISTRIBUTIONS           QUALIFYING         DISTRIBUTIONS        TAX-EXEMPT
FUNDS                        (TAX BASIS)*        (TAX BASIS)*           DIVIDENDS(1)        (TAX BASIS)**        INTEREST**
--------                   --------------       --------------        --------------       --------------       ------------
Institutional Money
  Market Fund                     0%                 100%                  0%                  100%                 0%
Treasury Securities
  Money Market Fund               0%                 100%                  0%                  100%                 0%
Tax Exempt Money
  Market Fund                     0%                 100%                  0%                  100%               100%
Government
  Securities Fund                 0%                 100%                  0%                  100%                 0%
Strategic Income
  Bond Fund                       0%                 100%                  0%                  100%                 0%
Louisiana Tax-Free
  Income Fund                     0%                 100%                  0%                  100%                99%
Balanced Fund                    45%                  55%                 27%                  100%                 0%
Value Equity Fund                64%                  36%                 88%                  100%                 0%
Growth Equity Fund                0%                 100%                100%                  100%                 0%
Small Cap
  Equity Fund                     0%                   0%                  0%                    0%                 0%
Inernational
  Equity Fund                     0%                   0%                  0%                    0%                 0%


(1) Qualifying dividends represent dividends which qualify for the corporate dividends received deduction.
  * Items (A) and (B) are based on a percentage of the Fund's total distributions.
 ** Items (D) and (E) are based on a percentage of ordinary income distributions of the Fund.


Please consult your tax adviser for proper treatment of this information.


                                                       SEPTEMBER 30, 1997    69

NOTES
70   SEPTEMBER 30, 1997

NOTES
                                                       SEPTEMBER 30, 1997    71

NOTES
72   SEPTEMBER 30, 1997

                             [MARQUIS LOGO OMITTED]
                 High Quality. High Standards. Highly Personal.

                                Investment Adviser
                  First National Bank of Commerce in New Orleans
                              201 St. Charles Avenue
                               New Orleans, LA 70170
                                    Administrator
                                SEI Fund Resources
                                  Oaks, PA 19456
                                  Transfer Agent
                                DST Systems, Inc.
                              210 West 10th Street
                              Kansas City, MO 64105
                                   Legal Counsel
                            Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                             Philadelphia, PA 19103
                        Independent Public Accountants
                                Arthur Andersen LLP
                              1601 Market Street
                              Philadelphia, PA 19103

                            THE MARQUIS FUNDS:
          NOT FDIC INSUREDBULLETNO BANK GUARANTEEBULLETMAY LOSE VALUE


The First NBC Trust Group is a department of First National Bank of Commerce ("First NBC"), a wholly owned subsidiary of First Commerce Corporation ("FCC"). First NBC serves as investment adviser and custodian for the Marquis Funds; remuneration may be earned for such services. The Marquis Funds are distributed by SEI Investments Distribution Co., which is not affiliated with FCC, First NBC, Marquis Investments, LLC, or any affiliates thereof.
   This material must be preceded or accompanied by a current prospectus.
(C) 1997                                                         MRQ-F-007-04